Exhibit 10.1
AMENDMENT NO. 1 TO LOAN AND SERVICING AGREEMENT (this “Amendment”), dated as of October 28, 2022 (the “Amendment Date”), among Twin Brook Capital Funding XXXIII MSPV, LLC, a Delaware limited liability company, as borrower (the “Borrower”), AGTB Fund Manager, LLC, a Delaware limited liability company, as the servicer (the “Servicer”), each Lender party to the Loan and Servicing Agreement (as defined below), Morgan Stanley Asset Funding, Inc., as the administrative agent (the “Administrative Agent”), and The Bank of New York Mellon Trust Company, National Association, as collateral agent (the “Collateral Agent”), account bank (the “Account Bank”) and collateral custodian (the “Collateral Custodian”).
WHEREAS, the Borrower, the Servicer, the Administrative Agent and the Lenders are party to that certain Loan and Servicing Agreement, dated as of June 17, 2022 (as the same may be amended, modified or supplemented prior to the Amendment Date in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among the Borrower, Twin Brook Capital Funding XXXIII, LLC, a Delaware limited liability company, as the transferor, the Servicer, each of the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, the Collateral Agent, the Account Bank and the Collateral Custodian, providing, among other things, for the making and the administration of the Advances by the Lenders to the Borrower; and
WHEREAS, the Borrower, the Servicer, the Administrative Agent, the Collateral Agent, the Account Bank, the Collateral Custodian and the Lenders desire to amend certain provisions of the Loan and Servicing Agreement, in accordance with Section 12.01 thereof and subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

Definitions
SECTION 1.1 Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.
ARTICLE II

Amendments to Loan and Servicing Agreement
SECTION 2.1. As of the Amendment Date, the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Appendix A hereto.

ARTICLE III
Representations and Warranties
SECTION 3.1. The Borrower and the Servicer hereby represent and warrant to the Administrative Agent, the Collateral Agent, the Account Bank, the Collateral Custodian and the Lenders that, as of the Amendment Date, (i) no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of such day.
ARTICLE IV

Conditions Precedent
SECTION 4.1. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of the following:
(a) executed counterparts (or other evidence of execution, including electronic signatures, satisfactory to the Administrative Agent) of this Amendment;
(b) a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request;
(c) a good standing certificate, dated as of a recent date, for the Borrower issued by the applicable office body of its jurisdiction of organization; and
(d) payment by the Borrower in immediately available funds of any fees (including all reasonable and documented fees, disbursements and other charges of outside counsel to the Administrative Agent) to be received on the Amendment Date pursuant to that certain fee letter, of event date herewith, among the Borrower, the Servicer, and the Administrative Agent (the “Amendment No. 1 Fee Letter”).
ARTICLE V

Miscellaneous
SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AND SERVICING AGREEMENT.
SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Loan and Servicing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Servicing Agreement for all purposes. This Amendment and the amendments and modifications effectuated pursuant hereto shall not constitute a novation of the of the Loan and Servicing Agreement or any of the Transaction Documents referred to therein.
SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
SECTION 5.6. Direction to Collateral Agent, Account Bank and Collateral Custodian. Each of the Borrower, the Servicer, the Administrative Agent and the Lenders hereby consents to and directs the Collateral Agent, the Account Bank and the Collateral Custodian to execute this Amendment and acknowledges and agrees that the Collateral Agent the Account Bank and the Collateral Custodian shall be protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent, the Account Bank and the Collateral Custodian and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, including but not limited to any claim that this Amendment is not authorized or permitted by the Loan and Servicing Agreement or the Transaction Documents or any claim that some or all of the conditions precedent to the execution of this Amendment have not been complied with.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.
BORROWER:
TWIN BROOK CAPITAL FUNDING XXXIII MSPV, LLC
By:    /s/ Gregory Shalette
Name: Gregory Shalette
Title: Authorized Signatory

SERVICER:
AGTB FUND MANAGER, LLC
By:    /s/ Gregory Shalette
Name: Gregory Shalette
Title: Authorized Signatory
[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

ADMINISTRATIVE AGENT:
MORGAN STANLEY ASSET FUNDING, INC.
By:    /s/ David Wasserman
Name: David Wasserman
Title: Authorized Signatory

LENDER:
MORGAN STANLEY BANK, N.A.
By:    /s/ Nii Dodoo
Name: Nii Dodoo
Title: Authorized Signatory
[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

LENDER:
MUFG BANK, LTD.
By:    /s/ Michael Gordon
Name: Michael Gordon
Title: Managing Director

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

COLLATERAL AGENT:
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
By:    /s/ Anna Kuo
Name: Anna Kuo
Title: Vice President
ACCOUNT BANK:
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
By:    /s/ Anna Kuo
Name: Anna Kuo
Title: Vice President
COLLATERAL CUSTODIAN:
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
By:    /s/ Anna Kuo
Name: Anna Kuo
Title: Vice President

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement]

Appendix A

Conformed Loan and Servicing Agreement

[see attached]

~~Execution Version~~Conformed through:
Amendment No. 1, dated as of October 28, 2022

Up to U.S. $~~300,000,000~~500,000,000
LOAN AND SERVICING AGREEMENT
Dated as of June 17, 2022
among
TWIN BROOK CAPITAL FUNDING XXXIII MSPV, LLC,
as the Borrower
TWIN BROOK CAPITAL FUNDING XXXIII, LLC,
as the Transferor
AGTB FUND MANAGER, LLC,
as the Servicer
MORGAN STANLEY ASSET FUNDING, INC.,
as the Administrative Agent
EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
as the Collateral Agent, Account Bank and Collateral Custodian

TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS	2
Section 1.01 Certain Defined Terms.	2
Section 1.02 Other Terms.	58
Section 1.03 Computation of Time Periods.	59
Section 1.04 Interpretation.	59
ARTICLE II THE FACILITY	~~60~~61
Section 2.01 Advances; I/O Notional Loan.	~~60~~61
Section 2.02 Procedure for Advances.	~~61~~62
Section 2.03 Determination of Yield.	63
Section 2.04 Remittance Procedures.	63
Section 2.05 Instructions to the Collateral Agent and the Account Bank.	67
Section 2.06 Borrowing Base Deficiency Payments.	67
Section 2.07 Sale of Loan Assets; Affiliate Transactions.	~~68~~69
Section 2.08 Payments and Computations, Etc.	72
Section 2.09 Unused Fee.	73
Section 2.10 Increased Costs; Capital Adequacy.	73
Section 2.11 Taxes.	75
Section 2.12 Grant of a Security Interest; Collateral Assignment of Agreements.	~~78~~79
Section 2.13 Evidence of Debt.	80
Section 2.14 Release of Loan Assets.	80
Section 2.15 Treatment of Amounts Received by the Borrower.	~~80~~81
Section 2.16 Prepayment; Termination; Reduction.	~~80~~81
Section 2.17 Collections and Allocations.	~~81~~82
Section 2.18 Reinvestment of Principal Collections.	83
Section 2.19 Defaulting Lenders.	~~83~~84
Section 2.20 Capital Contributions.	~~85~~86
ARTICLE III CONDITIONS PRECEDENT	86
Section 3.01 Conditions Precedent to Effectiveness.	86
Section 3.02 Conditions Precedent to All Advances.	87
Section 3.03 Advances Do Not Constitute a Waiver.	~~89~~90
Section 3.04 Conditions to Acquisition of Loan Assets.	~~89~~90
ARTICLE IV REPRESENTATIONS AND WARRANTIES	91
Section 4.01 Representations and Warranties of the Borrower.	91
Section 4.02 Representations and Warranties of the Borrower Relating to this Agreement and the Collateral.	~~99~~100
Section 4.03 Representations and Warranties of the Servicer.	100
Section 4.04 Representations and Warranties of the Collateral Agent.	104
Section 4.05 Representations and Warranties of the Collateral Custodian.	105
ARTICLE V GENERAL COVENANTS	106
-i-

-ii-

-iii-

LIST OF SCHEDULES, EXHIBITS AND ANNEXES
SCHEDULES
SCHEDULE I    -    Conditions Precedent Documents
SCHEDULE II    -    Eligibility Criteria
SCHEDULE III    -    Agreed-Upon Procedures for Independent Public Accountants
SCHEDULE IV    -    Loan Asset Schedule
SCHEDULE V    -    Diversity Score Calculation
SCHEDULE VI    -    Industry Classification
ANNEXES
ANNEX A    -    Commitments
EXHIBITS
EXHIBIT A     -    Form of Approval Notice
EXHIBIT B     -    Form of Borrowing Base Certificate
EXHIBIT C    -    Form of Disbursement Request
EXHIBIT D     -    Form of Notice of Borrowing
EXHIBIT E     -    Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT F     -    Form of Notice of Termination/Permanent Reduction
EXHIBIT G     -    Form of Certificate of Closing Attorneys
EXHIBIT H     -    Form of Servicing Report
EXHIBIT I     -    Form of Servicer's Certificate (Servicing Report)
EXHIBIT J     -    Form of Release of Required Loan Documents
EXHIBIT K     -    Form of Assignment and Acceptance
EXHIBIT L    -    Form of Power of Attorney for Servicer
EXHIBIT M    -    Form of Power of Attorney for Borrower
EXHIBIT N     -    Forms of U.S. Tax Compliance Certificates
EXHIBIT O    -    Form of Joinder Supplement
EXHIBIT P    -    Form of Equity Cure Notice

This LOAN AND SERVICING AGREEMENT is made as of June 17, 2022, among:
(1)    TWIN BROOK CAPITAL FUNDING XXXIII MSPV, LLC, a Delaware limited liability company, as the Borrower (as defined below);
(2)    TWIN BROOK CAPITAL FUNDING XXXIII, LLC, a Delaware limited liability company, as the Transferor (as defined below);
(3)    AGTB FUND MANAGER, LLC, a Delaware limited liability company, as the Servicer (as defined below);
(4)    EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as a Lender (as defined below);
(5)    MORGAN STANLEY ASSET FUNDING, INC., as the Administrative Agent (as defined below); and
(6)    THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as the Collateral Agent (as defined below), the Account Bank (as defined below) and the Collateral Custodian (as defined below).
RECITALS
WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving loan facility in the maximum principal amount of up to the Facility Amount (as defined below), the proceeds of which shall be used by the Borrower to fund the purchase of certain Eligible Loan Assets (as defined below);
WHEREAS, the Borrower is willing to grant to the Collateral Agent, for the benefit of the Secured Parties (as defined below), a lien on and security interest in the Collateral (as defined below) to secure the payment in full of the Obligations (as defined below);
WHEREAS, the Lenders are willing to extend financing to the Borrower on the terms and conditions set forth herein;
WHEREAS, the Borrower also desires to retain the Servicer to perform certain servicing functions related to the Collateral on the terms and conditions set forth herein; and
WHEREAS, the Servicer desires to perform certain servicing functions related to the Collateral on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

DEFINITIONS
Certain Defined Terms.
a. Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

b. As used in this Agreement and the exhibits and schedules hereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
"1940 Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
"Account Bank" means The Bank of New York Mellon Trust Company, National Association, in its capacity as the "Account Bank" pursuant to the Control Agreement.
"Action" has the meaning assigned to that term in Section 8.04.
"Additional Amount" has the meaning assigned to that term in Section 2.11(a).
"Adjusted Borrowing Value" means, on any date of determination, for any Eligible Loan Asset, an amount equal to the lower of (a) the Outstanding Balance of such Eligible Loan Asset at such time and (b) the Assigned Value of such Eligible Loan Asset at such time, multiplied by the Outstanding Balance of such Eligible Loan Asset at such time. Notwithstanding the foregoing, the Adjusted Borrowing Value of any Loan Asset that is no longer an Eligible Loan Asset at such time shall be zero.
"Administrative Agent" means Morgan Stanley Asset Funding, Inc., in its capacity as administrative agent for the Lenders, together with its successors and assigns, including any successor appointed pursuant to Article IX.
"Administrative Expense Cap" means, for any Payment Date, a per annum amount equal to $40,000.00.
"Administrative Expenses" means the following fees and expenses due or accrued with respect to any Payment Date, payable on a pro rata basis to: (a) the Collateral Agent, for payment of accrued Collateral Agent Fees and Collateral Agent Expenses, (b) the Collateral Custodian, for payment of accrued Collateral Custodian Fees and Collateral Custodian Expenses and (c) the Account Bank, for any fees or other amounts owing to it under the Transaction Documents.
"Advance" means each loan advanced by the Lenders to the Borrower on an Advance Date pursuant to Article II.
"Advance Date" means, with respect to any Advance, the date on which funds are made available to the Borrower in accordance with Section 2.02.
"Advance Rate" means, (i) with respect to an Eligible Loan Asset that is not a Specified Loan Asset, the percentage determined by the Administrative Agent in its sole discretion, subject to a maximum advance rate as set forth in the Advance Rate Matrix based on the applicable loan type of such Eligible Loan Asset, as set forth in the Approval Notice for an Eligible Loan Asset and (ii) with respect to any Specified Loan Asset, the corresponding percentage for the type of Loan Asset (such type to be determined as of the Cut-Off Date for such Loan Asset) set forth below:

Loan Type	Applicable Advance Rate
Senior Leverage Ratio of less than 4.75:1.00, for Loan Assets issued by an Obligor that has a most recently reported EBITDA as of the Cut-Off Date of greater than $10,000,000	67.5%
Senior Leverage Ratio of greater than or equal to 4.75:1.00 and less than 6.00:1.00, for Loan Assets issued by an Obligor that has a most recently reported EBITDA as of the Cut-Off Date of greater than $10,000,000	62.5%
Senior Leverage Ratio of less than 4.75:1.00, for Loan Assets issued by an Obligor that has a most recently reported EBITDA as of the Cut-Off Date of greater than or equal to $7,500,000 and less than or equal to $10,000,000	57.5%
"Advance Rate Matrix" means the following matrix:

Loan Type	Maximum Advance Rate
First Lien Loans	67.5%
Unitranche Loans	62.5%
"Advances Outstanding" means, on any date of determination, the sum of the aggregate principal amount of all Advances outstanding on such date, after giving effect to all repayments of Advances and the making of new Advances on such date; provided that the principal amounts of Advances Outstanding shall not be reduced by any Available Collections or other amounts if at any time such Available Collections or other amounts are rescinded or must be returned for any reason.
"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.
"Affected Party" has the meaning assigned to that term in Section 2.10(a).
"Affiliate" means, when used with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to vote more than 50% of the voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
"Aggregate Adjusted Borrowing Value" means, as of any date of determination, (a) an amount equal to the sum of the Adjusted Borrowing Values of all Eligible Loan Assets included as part of the Collateral on such date, after giving effect to all Eligible Loan Assets added to and removed from the Collateral on such date minus (b) an amount equal to the sum of the Excess Concentration Amounts of all Eligible Loan Assets included as part of the Collateral on such date.
"Aggregate Unfunded Exposure Amount" means, as of any date of determination, the sum of the Unfunded Exposure Amounts of all Delayed Draw Loan Assets or Revolving Loans, as applicable, included in the Collateral on such date.
"Agreement" means this Loan and Servicing Agreement, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms hereof.
"Amendment No. 1" means that certain Amendment No. 1 to Loan and Servicing Amendment, dated as of October 28, 2022, entered into by and among the Borrower, the Servicer, the Lenders party thereto, the Administrative Agent, the Collateral Agent, and the Collateral Custodian.
"Amendment No. 1 Effective Date" has the meaning assigned to the term "Amendment Effective Date" in the Amendment No. 1.
"Amendment No. 1 Fee Letter” has the meaning assigned to that term in Amendment No. 1.
"Amortization Period" means the period commencing on the Commitment Termination Date and ending on the Collection Date.
"Anti-Corruption Laws" means, collectively, (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption.
"Anti-Money Laundering Laws" means laws, regulations and sanctions, state and federal, criminal and civil that: (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) require identification and documentation of the parties with whom a financial institution conducts business; or (c) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by the Patriot Act, and the Money Laundering Control Act of 1986, including the laws relating to prevention and detection of money laundering under 18 USC Section 1956 and 1957.
"Applicable Banking Law" has the meaning assigned to that term in Section 10.06(m).
"Applicable Law" means for any Person, all existing and future laws, rules, regulations, to the extent then applicable to such Person or its property or assets, all statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and publicly available interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.
"Applicable Margin" means (a) during the Revolving Period, ~~2.35~~2.50% per annum, and, (b) during the Amortization Period, ~~2.85~~3.00% per annum; provided that, at any time during the existence of an Event of Default or after the automatic occurrence or declaration of the Facility Maturity Date, the Applicable Margin shall be increased by an additional 2.00% per annum, which shall be reflected in the notice provided pursuant to Section 2.03.
"Approval Notice" means, with respect to any Eligible Loan Asset (other than a Specified Loan Asset), the written notice provided by the Administrative Agent, which may be distributed via email, in substantially the form attached hereto as Exhibit A, evidencing, among other things the approval by the Administrative Agent, in its sole and absolute discretion, of the acquisition or origination, as applicable, of such Eligible Loan Asset by the Borrower, the Industry Classification and the Advance Rate in respect of such Eligible Loan Asset determined by the Administrative Agent in its sole and absolute discretion.
"Approved Broker/Dealer" means any of Bank of America/Merrill Lynch; Barclays Bank plc; Citibank, N.A.; Credit Suisse; Deutsche Bank AG; Goldman Sachs & Co.; JPMorgan Chase Bank, N.A.; Morgan Stanley & Co. LLC; Royal Bank of Canada; UBS AG; and Wells Fargo Bank, National Association.
"Approved Valuation Firm" means each of (a) Lincoln Partners Advisors LLC, (b) Valuation Research Corporation, (c) Duff & Phelps, (d) Houlihan Lokey Financial Advisors, Inc. and (e) any other nationally recognized accounting firm or valuation firm approved by the Borrower and the Administrative Agent.
"Asset Based Loan" means any Loan Asset where (i) the underwriting of such Loan Asset was based primarily on the appraised value of the assets securing such Loan Asset and (ii) advances in respect of such Loan Asset are governed by a borrowing base relating to the assets securing such Loan Asset.
"Assigned Documents" has the meaning assigned to that term in Section 2.12(b).
"Assigned Value" means, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Eligible Loan Asset, (a) with respect to each Eligible Loan Asset originated within 100 days of its sale or contribution to the Borrower, (i) if the origination price was greater than or equal to 97% of par, the par amount thereof and (ii) otherwise, the origination price, (b) with respect to each Eligible Loan Asset originated before the 100 day period prior to its sale or contribution to the Borrower, if the origination price was discounted from par solely as a result of unamortized original issue discount and (i) was greater than or equal to 97% of par, the par amount thereof so long as the Purchase Price of such Eligible Loan Asset is greater than or equal to the origination price, and (ii) otherwise, the Purchase Price, (c) for any other Eligible Loan Asset, the Assigned Value shall be the lowest of (i) the Purchase Price of such Eligible Loan Asset, (ii) the fair market value assigned on the Borrower's books and records or (iii) the par amount of such Eligible Loan Asset, in each case, as of the Cut-Off Date and (d) following a Value Adjustment Event in respect of such Eligible Loan Asset, the value resulting from the application of the following terms:
(i)If a Value Adjustment Event of the type described in clause (b), clause (c), clause (d), clause (f) (solely with respect to a Material Modification described in clause (a), clause (c), clause (d) or clause (e) of the definition thereof) or clause (g) of the definition thereof with respect to such Loan Asset occurs, the Assigned Value of such Loan Asset will be amended to be the value determined by the Administrative Agent in its sole discretion, which may be zero (at any time and from time to time, subject to the provisions hereof) and, until the Administrative Agent has made such determination and provided notice thereof to the Borrower, will be 40%;
(ii)Upon the occurrence of a Value Adjustment Event of the type described in clause (a)(iii) of the definition thereof, (a) if the Total Leverage Ratio with respect to such Eligible Loan Asset as of the most recent date reported under the Underlying Instrument is less than 6.50:1.00 (or, with respect to any Eligible Loan Asset that is issued by an Obligor that has an EBITDA as of the related Cut-Off Date of less than $10,000,000, 6.00:1.00) or (b) if the Total Leverage Ratio with respect to such Eligible Loan Asset on any date reported under the Underlying Instrument is less than 200% from the Total Leverage Ratio as calculated on the applicable Cut-Off Date, the Assigned Value will be automatically reduced to a number that is the equivalent (under clause (i) of the definition of Borrowing Base) of a reduction in the Advance Rate applicable to such Eligible Loan Asset equal to the quotient of (x) the sum of (1) the product of the current Advance Rate assigned to such Eligible Loan Asset multiplied by the Total Leverage Ratio, as of the Cut-Off Date, of such Eligible Loan Asset plus (2) the product of 30% multiplied by the lesser of (A) the next two turns of leverage of such Eligible Loan Asset and (B) the difference between the Total Leverage Ratio, as of the most recent date reported under the Underlying Instrument, and the Total Leverage Ratio, as of the Cut-Off Date, of such Eligible Loan Asset divided by (y) the Total Leverage Ratio, as of the most recent date reported under the Underlying Instrument, of such Eligible Loan Asset.
(iii)Upon the occurrence of a Value Adjustment Event of the type described in clause (a)(iii) of the definition thereof, (a) if the Total Leverage Ratio with respect to such Eligible Loan Asset as of the most recent date reported under the Underlying Instrument is greater than or equal to 6.50:1.00 (or, with respect to any Eligible Loan Asset that is issued by an Obligor that has an EBITDA as of the related Cut-Off Date of less than $10,000,000, 6.00:1.00) or (b) if the Total Leverage Ratio with respect to such Eligible Loan Asset on any date reported under the Underlying Instrument is greater than or equal to 200% from the same Total Leverage Ratio calculated on the applicable Cut-Off Date (a "Leverage VAE"), the Administrative Agent may amend the Assigned Value of the related Eligible Loan Asset in its sole discretion (at any time and from time to time, subject to the provisions hereof).
(iv)Upon the occurrence of any Value Adjustment Event of the type described in clause (a)(i), clause (a)(ii), clause (e) or clause (f) (solely with respect to a Material Modification described in clause (b) or clause (f) of the definition thereof) of the definition thereof, the Administrative Agent may amend the Assigned Value of the related Eligible Loan Asset in its sole discretion following the occurrence of such Value Adjustment Event (subject to further amendment in accordance with the provisions hereof).
(v)Following any amendment to the Assigned Value of an Eligible Loan Asset upon the occurrence of a Value Adjustment Event of the type described in clause (a)(i), clause (a)(iii) (solely with respect to a Leverage VAE), clause (e) or clause (f) (solely with respect to a Material Modification described in clause (b) or clause (f) of the definition thereof) of the definition thereof, the Administrative Agent may further amend the Assigned Value of such Eligible

Loan Asset at any time and from time to time if the Administrative Agent determines in its reasonable discretion that (A) the Obligor has experienced an adverse change in financial condition, management or business operations or (B) there has been a change in the creditworthiness of the related Obligor (including continued deterioration); provided that such adverse change in financial condition, management or business operations or such change in the creditworthiness of the related Obligor is evidenced through receipt of information not previously known by the Administrative Agent directly from the Borrower, the Servicer, news sources, media or other reputable source of factual information related to such Obligor that is available to the Administrative Agent and was obtained since the occurrence of the last change in the Assigned Value by the Administrative Agent.
(vi)The Borrower may dispute an Assigned Value adjusted by the Administrative Agent pursuant to clauses (iii), (iv) and (v) above pursuant to the following mechanisms:
(A)The Borrower may either (I) either (1) no later than three (3) Business Days after the Administrative Agent adjusts the Assigned Value, obtain two or more actionable bids from any Approved Broker/Dealers for the full principal amount of the Eligible Loan Asset (each, a "Third Party Bid") or (2) no later than one (1) Business Day after the Administrative Agent adjusts the Assigned Value, obtain same day bid side pricing from Loan Pricing Corp. or IHS Markit Ltd. (or such other pricing service approved by the Administrative Agent in its sole discretion) with a minimum quote depth of three (3), in each case at its own expense or (II) obtain, at its own expense, a valuation from an Approved Valuation Firm. If the Borrower obtains two or more Third Party Bids pursuant to sub-clause (I)(1) above, then the average of such Third Party Bids shall be treated as the amended Assigned Value, if the Borrower obtains pricing pursuant to sub-clause (I)(2) above, then such pricing shall be treated as the amended Assigned Value, and if the Borrower obtains a valuation pursuant to sub-clause (II) above, then such valuation shall be treated as the amended Assigned Value.
(B)If the Borrower is unable to obtain bids or pricing that satisfy the requirements set forth in sub-clauses (A)(I)(1) or (A)(I)(2) above, or a valuation that satisfies the requirements set forth in sub-clause (A)(II) above, the Assigned Value adjusted by the Administrative Agent shall remain the Assigned Value.
(C)If the Assigned Value is disputed pursuant to sub-clause (A)(II) above, then the Administrative Agent may at its own expense obtain a valuation from an alternative Approved Valuation Firm and such valuation shall constitute the amended Assigned Value upon delivery of a copy of such valuation to the Borrower and the Servicer.
(D)If the Borrower elects to dispute the adjusted Assigned Value pursuant to sub-clause (A) above, the Assigned Value adjusted by the Administrative Agent upon the occurrence of the related Value Adjustment Event shall remain the Assigned Value, until the Assigned Value is adjusted pursuant to sub-clause (A) above or, if applicable, until the Assigned Value is further adjusted pursuant to sub-clause (C) above.

(vii) The Borrower may request that the Assigned Value be re-evaluated by the Administrative Agent for any Eligible Loan Asset whose Assigned Value was decreased due to the occurrence of a Value Adjustment Event and the Administrative Agent shall promptly evaluate such request in good faith; provided that such Assigned Value may not increase above the lesser of (I) 100% and (II) the Assigned Value of such Eligible Loan Asset prior to the occurrence of such Value Adjustment Event.
(viii) If the Assigned Value of a Loan Asset is amended solely as a result of a Value Adjustment Event of the type described in clause (e) of the definition thereof, the Assigned Value in effect immediately prior to such amendment shall be automatically reinstated if the circumstances giving rise to such Value Adjustment Event cease to exist and no other Value Adjustment Event exists.
(ix) If the Assigned Value of a Loan Asset is amended solely as a result of a Value Adjustment Event of the type described in clause (a) of the definition thereof, then no further amendment shall be permitted as a result of such Value Adjustment Event once the Cash Interest Coverage Ratio or Total Leverage Ratio, as applicable, that gave rise to the decrease in the Assigned Value has improved to a level that would not trigger a Value Adjustment Event.
(x) The Assigned Value of any Loan Asset that no longer satisfies the Eligibility Criteria (after giving effect to the first proviso set forth in the lead in paragraph to Schedule II) shall be zero.
The Administrative Agent shall notify the Servicer of any change effected by the Administrative Agent of the Assigned Value of any Loan Asset and, prior to such notification, the Assigned Value of such Loan Asset shall remain unchanged (other than (x) any Loan Asset that no longer satisfies the Eligibility Criteria and has an Assigned Value of zero as a result therefrom and (y) any Loan Asset that has an Assigned Value of 40% pursuant to the operation of clause (d)(i) of this definition prior to the Administrative Agent's determination).
"Assignment and Acceptance" has the meaning assigned to that term in Section 12.04(a).
"Authorized Officers" has the meaning assigned to that term in Section 12.02.
"Availability" means, as of any date of determination, an amount equal to the excess, if any, of (a) the Borrowing Base over (b) the Advances Outstanding on such day; provided that at all times on and after the earlier to occur of the Commitment Termination Date or the Facility Maturity Date, the Availability shall be zero.
"Available Collections" means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral; provided that, for the avoidance of doubt, "Available Collections" shall not include amounts on deposit in the Unfunded Exposure Account that do not represent proceeds of Permitted Investments.
"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Remittance Period pursuant to this Agreement as of such date.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
"Bail-In Legislation" means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
"Bank" means The Bank of New York Mellon Trust Company, National Association (in each of its capacities hereunder).
"Bankruptcy Code" means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.
"Bankruptcy Event" means an event that shall be deemed to have occurred with respect to a Person if either:
(i)a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
(ii)such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.
"Bankruptcy Laws" means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
"Bankruptcy Proceeding" means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

"Basel III" means, with respect to any Affected Party, any rule, regulation or guideline applicable to such Affected Party and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any Governmental Authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, "Basel III" shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the "CRR") and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.
"BDC Asset Coverage" means the "asset coverage" ratio for the Parent, as determined in accordance with Section 18 (as modified by Section 61) of the 1940 Act.
"Benchmark" means, initially, Term SOFR; provided that, if a Benchmark Transition Event and the Benchmark Replacement Date has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 12.01(d); provided, further, that, in the event that the rate resulting from the sum of any Benchmark plus, if applicable, the Benchmark Replacement Adjustment shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
"Benchmark Replacement" means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent on the applicable Benchmark Replacement Date:
(1)    the sum of: (a) Daily Simple SOFR and (b) the applicable Benchmark Replacement Adjustment;
(2)    the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or
(3)    the sum of: (a) the alternate rate of interest that has been selected by the Administrative Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time, and (b) the Benchmark Replacement Adjustment.
If at any time the Benchmark Replacement as determined pursuant to this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

"Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be determined by the Administrative Agent as of the Benchmark Replacement Date:
(1)the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time.
"Benchmark Replacement Conforming Changes" means, with respect to either the use or administration of Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of "Business Day," the definition of "Remittance Period," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).
"Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein .
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
"Beneficial Ownership Certification" means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
"Beneficial Ownership Regulation" means 31 C.F.R. §1010.230.
"Benefit Plan Investor" means a "benefit plan investor" as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and includes an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code, and an entity the underlying assets of which are deemed to include plan assets.
"Borrower" means Twin Brook Capital Funding XXXIII MSPV, LLC, a Delaware limited liability company, together with its permitted successors and assigns in such capacity.
"Borrower Certificate of Formation" means the Certificate of Formation of the Borrower, as amended, modified, supplemented, restated or replaced from time to time.

"Borrower Consent" means any action by written consent of the designated manager of the Borrower entered into in connection with the execution of this Agreement, in each case, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.
"Borrower LLC Agreement" means the limited liability company agreement of the Borrower, dated on or about the Closing Date, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.
"Borrowing Base" means, as of any date of determination, an amount equal to the lowest of:
(i)the sum of (a) the product of (x) the lower of (1) the Weighted Average Advance Rate for all Eligible Loan Assets as of such date and (2) the Maximum Portfolio Advance Rate as of such date, multiplied by (y) the Aggregate Adjusted Borrowing Value as of such date, plus (b) the amount on deposit in the Principal Collection Account as of such date, plus (c) the amount on deposit in the Unfunded Exposure Account as of such date minus (d) the Unfunded Exposure Equity Amount as of such date;
(ii)the sum of (a) the Aggregate Adjusted Borrowing Value as of such date, minus (b) the Minimum Equity Amount, plus (c) the amount on deposit in the Principal Collection Account as of such date, plus (d) the amount on deposit in the Unfunded Exposure Account as of such date minus (e) the Unfunded Exposure Equity Amount as of such date; or
(iii)the sum of (a) the Facility Amount, plus (b) the amount on deposit in the Unfunded Exposure Account as of such date minus (c) the Aggregate Unfunded Exposure Amount as of such date.
"Borrowing Base Certificate" means a certificate prepared by the Servicer setting forth the calculation of the Borrowing Base as of the applicable date of determination, substantially in the form of Exhibit B hereto.
"Borrowing Base Deficiency" means, as of any date of determination, an amount equal to the positive difference, if any, of (a) the Advances Outstanding on such date over (b) the lesser of (i) the Facility Amount and (ii) the Borrowing Base.
"Breakage Fee" means, for Advances Outstanding which are repaid (in whole or in part) on any date other than a Payment Date, the breakage costs, if any, related to such repayment, based upon the assumption that the applicable Lender funded its loan commitment in the applicable interbank offered rate market and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical, it hereby being understood that the amount of any loss, costs or expense payable by the Borrower to any Lender as Breakage Fee shall be determined in the respective Lender's reasonable discretion and shall be conclusive absent manifest error.
"Bridge Loan" means any loan that (a) is unsecured and incurred in connection with a merger, acquisition, consolidation or sale of all or substantially all of the assets of a Person or similar transaction and (b) by its terms, is required to be repaid within one (1) year of the incurrence thereof with proceeds from additional borrowings or other refinancings.
"Business Day" means a day of the year other than (a) Saturday or a Sunday or (b) any other day on which commercial banks in New York, New York or, with respect to any act required to be taken by the Collateral Agent, in the city in which the corporate trust office of the Collateral Agent is located are authorized or required by applicable law, regulation or executive order to close.
"Capital Lease Obligations" means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
"Cash Interest Coverage Ratio" means, with respect to any Loan Asset for any period, the meaning of "Interest Coverage Ratio" or any comparable definition in the Underlying Instruments for such Loan Asset, and in the case that "Interest Coverage Ratio" or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) EBITDA for the applicable test period, to (b) cash interest for the applicable test period, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.
"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or (d) any change in any generally accepted accounting principles or regulatory accounting principles and affecting the application of any law, rule, regulation or treaty referred to in clause (a) or (b) above; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives promulgated thereunder or issued in connection therewith and (y) all law, requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law," regardless of the date enacted, adopted or issued.
"Change of Control" means an event that shall be deemed to have occurred if any of the following occur:
(a)with respect to the Borrower and the Transferor, the Transferor at any time for any reason ceases to own, directly or indirectly, 100% of the issued and outstanding membership interests of the Borrower (as the same may be adjusted for any combination, recapitalization or reclassification into a greater or smaller number of shares or units), free and clear of all Liens, rights, options, warrants or other similar agreements or understandings; and
(b)with respect to the Servicer, Angelo, Gordon & Co., L.P. or an Affiliate thereof (i) shall cease to own, directly or indirectly, 100% of the limited liability company interests in the Servicer and/or (ii) shall fail to control the Servicer;
(c)with respect to the Parent, Angelo, Gordon & Co., L.P. or an Affiliate thereof shall cease to directly or indirectly advise the Parent;

(d)with respect to the Transferor, the Parent shall cease to own, directly or indirectly, 100% of the outstanding equity interests of the Transferor; and
(e)the dissolution, termination or liquidation, in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Borrower, the Transferor or the Servicer, as applicable.
"Closing Date" means June 17, 2022.
"Code" means the United States Internal Revenue Code of 1986, as amended.
"Collateral" means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in, to and under all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property of the Borrower, including, all right, title and interest of the Borrower in the following (in each case excluding the Retained Interest and the Excluded Amounts):
(i)the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections;
(ii)the Related Asset with respect to the Loan Assets referred to in clause (i) above;
(iii)the Controlled Accounts and all Permitted Investments purchased with funds on deposit in the Controlled Accounts;
(iv)the Assigned Documents;
(v)the Purchase and Sale Agreement; and
(vi)all income and Proceeds of the foregoing (other than amounts released to the Borrower or the Transferor in accordance with this Agreement).
For the avoidance of doubt, the term "Collateral" shall, for all purposes of this Agreement, be deemed to include any Loan Asset acquired directly by the Borrower from a third party in a transaction underwritten by the Transferor or any transaction in which the Borrower is the designee of the Transferor under the instruments of conveyance relating to the applicable Loan Asset.
"Collateral Agent" means The Bank of New York Mellon Trust Company, National Association, not in its individual capacity, but solely as collateral agent pursuant to the terms of this Agreement, together with its successor and assigns in such capacity.
"Collateral Agent and Collateral Custodian Fee Letter" means the Collateral Agent and Collateral Custodian Fee Letter, dated as of April 26, 2022, between the Bank and the Borrower, as such letter may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

"Collateral Agent Expenses" means the expenses set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid expenses (including attorneys' fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Agent under the Transaction Documents.
"Collateral Agent Fees" means the fees due to the Collateral Agent pursuant to the Collateral Agent and Collateral Custodian Fee Letter.
"Collateral Agent Termination Notice" has the meaning assigned to that term in Section 10.05.
"Collateral Custodian" means The Bank of New York Mellon Trust Company, National Association, not in its individual capacity, but solely as collateral custodian pursuant to the terms of this Agreement, together with its successors and assigns in such capacity.
"Collateral Custodian Expenses" means the expenses set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid expenses (including attorneys' fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Custodian under the Transaction Documents.
"Collateral Custodian Fees" means the fees due to the Collateral Custodian pursuant to the Collateral Agent and Collateral Custodian Fee Letter.
"Collateral Custodian Termination Notice" has the meaning assigned to that term in Section 11.05.
"Collateral Database" has the meaning assigned to that term in Section 10.02(b).
"Collateral Quality Tests" means (a) the Weighted Average Spread Test, (b) the Weighted Average Life Test and (c) the Diversity Test.
"Collection Account" means, collectively, the Interest Collection Account and the Principal Collection Account; provided that the funds deposited in any such account (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Collection Account.
"Collection Date" means the date on which the aggregate outstanding principal amount of the Advances Outstanding have been repaid in full and all Yield and Fees and all other Obligations (other than unmatured contingent obligations for which no claim has been made) have been paid in full, and the Borrower shall have no further right to request any additional Advances.
"Commitment" means with respect to each Lender, (i) during the Revolving Period, the amount set forth as such opposite such Lender's name on Annex A hereto (as such amount may be revised from time to time) or the amount set forth as such Lender's "Commitment" on the Assignment and Acceptance relating to such Lender, as applicable, and (ii) during the Amortization Period, such Lender's Pro Rata Share of the aggregate Advances Outstanding, in each case, as such amount may be reduced pursuant to Section 2.16.
"Commitment Termination Date" means the earliest to occur of (a) the date that is three (3) years following the Closing Date, (b) an Event of Default (and for any Event of Default of which the Borrower does not have knowledge, the Administrative Agent agrees to notify the Borrower thereof, but the failure to give such notice shall not affect the termination of the

Commitment Termination Date) and (c) the Business Day designated by the Borrower to the Lender pursuant to Section 2.16(b) to terminate this Agreement.
"Concentration Denominator" means, as of any date of determination, (a) during the Ramp-Up Period only, the greater of (i) the Target Portfolio Amount and (ii) the sum of the Outstanding Balances of all Eligible Loan Assets included as part of the Collateral on such date, plus amounts on deposit in the Principal Collection Account, plus amounts on deposit in the Unfunded Exposure Account, and (b) thereafter, the sum of the Outstanding Balances of all Eligible Loan Assets included as part of the Collateral on such date, plus amounts on deposit in the Principal Collection Account, plus amounts on deposit in the Unfunded Exposure Account.
"Concentration Limitations" means, for the purposes of determining the Excess Concentration Amount:
(a) not more than 4.0% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by a single Obligor and its Affiliates, except that:
(i)up to 6.5% of the Concentration Denominator may consist of Eligible Loan Assets issued by up to three (3) Obligors and their respective Affiliates; and
(ii)in addition to the Obligors included in clause (i) above, up to 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by up to five (5) Obligors and their respective Affiliates;
(b) not more than 12.0% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by Obligors that belong to any single Industry Classification, except that:
(i)up to 20.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the largest Industry Classification; provided that up to 35.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the largest Industry Classification if the largest Industry Classification is Healthcare;
(ii)up to 17.5% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the second largest Industry Classification;
(iii)up to 15.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the third largest Industry Classification;
(iv)up to 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors in "Multiline Retail" and "Specialty Retail" Industry Classifications in the aggregate;
(v)up to 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors in the "Oil, Gas & Consumable Fuels" Industry Classification in the aggregate;
(vi)up to 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors within the "Publishing" sub-industry of the "Media" Industry Classifications in the aggregate;

(vii)up to 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors in the "Hotels, Restaurants, and Leisure" Industry Classification in the aggregate;
(viii)up to 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors in the "Energy Equipment & Services" Industry Classification in the aggregate;
(ix)up to 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors in the "Airlines" Industry Classification in the aggregate; and
(x)up to 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors in the "Marine" Industry Classification in the aggregate;
provided that not more than 25.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the Industry Classifications set forth in clauses (iv) through (x) in the aggregate;
(c) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Delayed Draw Loan Assets and Revolving Loans in the aggregate;
(d) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are fixed rate Loan Assets;
(e) not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets with a Total Leverage Ratio of greater than 6.50:1.00 as of the applicable Cut-Off Date;
(f) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are PIK Loan Assets;
(g) not more than 30.0% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by an Obligor that has an EBITDA as of the related Cut-Off Date of less than $10,000,000;
(h) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Cov-Lite Loan Assets; and
(i) not more than 20.0% of the Concentration Denominator may consist of Eligible Loan Assets that are fully funded Asset Based Loans with a ratio of the Outstanding Balance and unfunded commitments of such working capital facility to the EBITDA of the Obligor that is greater than or equal to 1.50:1.00.
"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
"Constituent Documents" means in respect of any Person, the certificate or articles of formation, incorporation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents), articles of association and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof. For the avoidance of doubt, the "Constituent Documents" of the Borrower include the Borrower Consent, the Borrower Certificate of Formation and the Borrower LLC Agreement.
"Control Agreement" means that certain Account Agreement, dated as of the Closing Date, among the Borrower, the Servicer, the Account Bank, the Administrative Agent and the Collateral Agent, which agreement relates to the Controlled Accounts, as such agreement may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.
"Controlled Accounts" means the Collection Account and the Unfunded Exposure Account.
"Corresponding Tenor" with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
"Cov-Lite Loan Asset" means a Loan Asset that is not subject to any Maintenance Covenants; provided that a Loan Asset shall not constitute a Cov-Lite Loan Asset if the Underlying Instruments contain a cross-default provision to, or such Loan Asset is pari passu with another loan of the Obligor forming part of the same loan facility that requires the Obligor to comply with one or more Maintenance Covenants.
"Credit Risk Loan" means a Loan Asset that is not a Defaulted Loan but which has, in the Borrower's or the Servicer's reasonable judgment (exercised in accordance with the Servicing Standard), a significant risk of declining in credit quality and, with lapse of time, becoming a Defaulted Loan.
"Cut-Off Date" means, with respect to each Loan Asset (or any portion thereof), the date such Loan Asset (or any portion thereof) is committed to be acquired by the Borrower and, in the case of any Delayed Draw Loan Asset or Revolving Loan, irrespective of the dates or numbers of draws thereunder subsequent to the date such Loan Asset is committed to be acquired by the Borrower.
"Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for syndicated business loans at such times; provided that, if the Administrative Agent decides that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in its reasonable discretion.
"Defaulted Loan" means any Loan Asset as to which any one of the following events has occurred:
(a)(i) an Obligor payment default occurs under such Loan Asset that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related Underlying Instruments, or (ii) a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Loan Asset have accelerated the repayment of the Loan Asset (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instruments;
(b)a Bankruptcy Event with respect to the related Obligor;
(c)any payment default occurs under any other senior or pari passu obligation for borrowed money of the related Obligor that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related agreement (including in respect of the acceleration of the debt under the applicable agreement), if such payment default would result in an event of default under the Underlying Instrument assuming such payment default is not waived;
(d)such Loan Asset has (x) a rating by S&P of "CC" or below or "SD" or (y) a Moody's probability of default rating (as published by Moody's) of "D" or "LD" or, in each case, had such ratings before they were withdrawn by S&P or Moody's, as applicable;
(e)a Responsible Officer of the Servicer or the Borrower has actual knowledge that such Loan Asset is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has (i) a rating by S&P of "CC" or below or "SD" or (ii) a Moody's probability of default rating (as published by Moody's) of "D" or "LD," and in each case such other debt obligation remains outstanding (provided that both the Loan Asset and such other debt obligation are full recourse obligations of the applicable Obligor);
(f)a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that a default (other than with respect to a breach of any financial covenants unless such financial covenants are required to meet the Eligibility Criteria) has occurred under the Underlying Instruments and any applicable grace period has expired (but only until such default is cured or waived) in the manner provided in the Underlying Instruments and for which the Borrower (or the agent or required lenders pursuant to such Underlying Instruments, as applicable) has elected to exercise any of its rights and remedies thereunder (including acceleration);
(g)the Servicer determines that all or a material portion of such Loan Asset is uncollectible or otherwise places it on non-accrual status in accordance with the policies and procedures of the Servicer and the Servicing Standard; or
(h)a Value Adjustment Event of the type described in clause (f) (solely with respect to a Material Modification described in clause (a), clause (b), clause (c), clause (d) or clause (e) of the definition thereof) has occurred with respect to such Loan Asset, but only if such Defaulted Loan has an Assigned Value of zero as a result therefrom.
"Defaulting Lender" means any Lender that: (i) has failed to fund any of its obligations to make Advances within two (2) Business Days following the applicable Advance Date, (ii) has notified the Administrative Agent or the Borrower that it does not intend to comply with such funding obligations or has made a public statement to that effect with respect to such funding obligations hereunder or under other agreements in which it commits to extend credit, (iii) has, for two (2) or more Business Days, failed, in good faith, to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, (iv) has, or has a direct or indirect parent company that has, become subject to a Bankruptcy Event or (v) has become the subject of a Bail-

In Action. Any determination that a Lender is a Defaulting Lender under clauses (i) through (iv) above will be made by the Administrative Agent in its reasonable discretion.
"Delayed Draw Loan Asset" means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates, but which does not permit the re-borrowing of any amounts previously repaid by the Obligor; provided that any such Loan Asset will be a Delayed Draw Loan Asset only to the extent of undrawn commitments of the Borrower and solely until all commitments by the Borrower to make advances on such Loan Asset to the Obligor under the related Underlying Instrument expire or are terminated or are reduced to zero.
"Determination Date" means, with respect to each Payment Date, the tenth (10th) Business Day preceding such Payment Date, and with respect to any other Reporting Date, the twelfth (12th) Business Day preceding such Reporting Date.
"DIP Loan" means any Loan Asset (a) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (b) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (c) the terms of which have been approved by a court of competent jurisdiction.
"Disbursement Request" means a disbursement request from the Borrower to the Administrative Agent and the Collateral Agent in the form attached hereto as Exhibit C in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(d) or a disbursement request from the Principal Collection Account in accordance with Section 2.18, as applicable.
"Discretionary Sale" has the meaning assigned to that term in Section 2.07(a).
"Disqualified Institution" means any financial institution, fund or Person that, in each case is primarily engaged in the business of originating middle market loans.
"Diversity Score" means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule V hereto, as such Schedule V may be updated at the option of the Administrative Agent in its sole discretion to reflect any revisions to criteria published by the Global Industry Classification Standard.
"Diversity Test" means a test that will be satisfied on any date of determination after the Ramp-Up Period if the Diversity Score is greater than or equal to 15.
"Dollars" means, and the conventional "$" signifies, the lawful currency of the United States of America.
"EBITDA" means, with respect to any period and any Loan Asset, the meaning of "EBITDA," "Adjusted EBITDA" or any comparable definition in the Underlying Instruments for such Loan Asset (together with all add-backs and exclusions as designated in such Underlying Instruments), and in any case that "EBITDA," "Adjusted EBITDA" or such comparable definition is not defined in such Underlying Instruments, an amount, for the principal Obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated pursuant to the Underlying Instruments for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to net income from continuing operations for such period plus (a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above, other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, and (f) any other item the Borrower and the Administrative Agent mutually deem to be appropriate.
"EBITDA Adjustments" means, with respect to any Loan Asset, as identified in the related Underlying Instrument and calculated as of the date on which such Underlying Instrument was executed or, if the meaning of "runrate," "cost savings," "synergies," "expected revenue" or any comparable definitions in the Underlying Instrument for such Loan Asset were amended or modified, calculated as of the date on which such underlying amendment was executed, the sum of:
(a)unrealized "runrate" earnings or cost savings (excluding adjustments to owner's or management compensation); and
(b)expected revenue or unrealized cost synergies (excluding adjustments to owner's or management compensation); and
(c)any COVID-related add back that is not reflected in the calculation of net income as represented in the Obligor's covenant compliance certificates and/or financial statements.
"EBITDA Adjustments Percentage" means, a fraction, expressed as a percentage, equal to (x) EBITDA Adjustments, divided by (y) closing date adjusted EBITDA (as defined in or calculated pursuant to the related Underlying Instrument). For uncapped EBITDA Adjustments, the EBITDA Adjustments Percentage shall be deemed to be greater than 30%.
"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
"Effective Spread" means, as of any date of determination, with respect to any (i) floating rate Eligible Loan Asset, the current per annum rate at which it pays interest (which for the avoidance of doubt shall include any credit spread adjustment and only the current cash payment of such interest) minus the Benchmark applicable during the Remittance Period in which such date of determination occurs and (ii) fixed rate Eligible Loan Asset, the interest rate for such Eligible Loan Asset minus the Benchmark applicable during the Remittance Period in which such date of determination occurs; provided, that, in each case, (a) with respect to any unfunded commitment of any Delayed Draw Loan Asset or Revolving Loan, as applicable, the Effective Spread means the commitment fee payable with respect to such unfunded commitment and (b) with respect to the funded portion of any commitment under any Delayed Draw Loan Asset or Revolving Loan, as applicable, the Effective Spread means the current per annum rate at which it pays interest (which for the avoidance of doubt shall include any credit spread adjustment and only the current cash payment of such interest) minus the Benchmark applicable during the Remittance Period in which such date of determination occurs.

"Eligibility Criteria" means the criteria set forth in Schedule II hereto.
"Eligible Loan Asset" means, as of any date of determination, a Loan Asset in respect of which each of the representations and warranties contained in Section 4.02 and Schedule II hereto is true and correct (after giving effect to the first proviso set forth in the lead in paragraph to Schedule II) as of such date.
"Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally binding requirements (including, without limitation, principles of common law) of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, the preservation or protection of the environment, natural resources or human health (including employee health and safety), or the generation, manufacture, use, labeling, treatment, storage, handling, transportation or release of, or exposure to, Materials of Environmental Concern, as has been, is now, or may at any time hereafter be, in effect.
"Equity Cure Notice" has the meaning assigned to such term in Section 2.06(c).
"Equity Cushion" means, with respect to any Obligor and as calculated by the Servicer, the pro forma ratio of (a) the equity of such Obligor to (b) the total capitalization of such Obligor, determined as of (i) if the related Underlying Instrument was executed within the twelve (12) months prior to the date of determination, the date on which the related Underlying Instrument was executed and (ii) if such Underlying Instrument was executed prior to the twelve (12) months prior to the date of determination, the date of the most recent financial statements of such Obligor received by the Borrower.
"Equity Interests" means, with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including common stock, options, warrants, preferred stock, phantom stock, membership units (common or preferred), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.
"Equity Security" means (a) any equity security or any other security that is not eligible for purchase by the Borrower as an Eligible Loan Asset, (b) any security purchased as part of a "unit" with an Eligible Loan Asset and that itself is not eligible for purchase by the Borrower as an Eligible Loan Asset, and (c) any obligation that, at the time of commitment to acquire such obligation, was eligible for purchase by the Borrower as an Eligible Loan Asset but that, as of any subsequent date of determination, no longer is eligible for purchase by the Borrower as an Eligible Loan Asset, for so long as such obligation fails to satisfy such requirements.
"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.
"ERISA Affiliate" means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the relevant Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with that Person, or (c) solely for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as, or that otherwise is aggregated under Section 414(o) of the Code with, that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above.
"ERISA Event" means (a) with respect to a Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived; (b) a withdrawal by the Borrower or any of its ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to a Pension Plan; (d) the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to a complete or partial withdrawal by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan, written notification of the Borrower or any of its ERISA Affiliates concerning the imposition of any withdrawal liability, as such term is defined in Part I of Subtitle E of Title IV of ERISA, as a result of a complete or partial withdrawal from a Multiemployer Plan or written notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA or in "endangered" or "critical" status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, or the receipt by the Borrower or any of its ERISA Affiliates from the PBGC of any notice relating to the intention to terminate a Pension Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any of its ERISA Affiliates; or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could result in liability to the Borrower or any of its ERISA Affiliates.
"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
"Event of Default" has the meaning assigned to that term in Section 7.01.
"Excepted Persons" has the meaning assigned to that term in Section 12.12(a).
"Excess Concentration Amount" means, as of any date of determination, with respect to any Eligible Loan Asset included in the Collateral, the amount by which the Outstanding Balance of such Eligible Loan Asset exceeds any applicable Concentration Limitations, to be calculated by the Servicer without duplication, after giving effect to any sales, purchases or substitutions of Loan Assets as of such date; provided that with respect to any Eligible Loan Asset or portion thereof, if more than one Concentration Limitation would be exceeded, the Concentration Limitation that would result in the highest Excess Concentration Amount shall be used to determine the Excess Concentration Amount.
"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Excluded Amounts" means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Related Collateral and (b) any amount received in the Collection Account or other Controlled Account representing (i) a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under the Underlying Instruments, (iii) amounts received in the Collection Account with respect to any Loan Asset retransferred or substituted for upon the occurrence of a Warranty Breach Event or that is otherwise replaced by a Substitute Eligible Loan Asset, or that is otherwise sold or transferred by the Borrower pursuant to Section 2.07, to the extent such amount is attributable to a time after the effective date of such replacement or sale, (iv) any interest accruing on a Loan Asset prior to the related Cut-Off Date that was not purchased by the Borrower and is for the account of the Person from whom the Borrower purchased such Loan Asset, and (v) amounts deposited into the Collection Account in error.
"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by the Recipient's net income (however denominated), franchise Taxes imposed on the Recipient, and branch profits Taxes imposed on the Recipient, in each case, (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.11(g), and (d) any withholding Taxes imposed under FATCA.
"Facility Amount" means the aggregate Commitments as then in effect, which on the ~~Closing~~ Amendment No. 1 Effective Date shall be $~~300,000,000~~500,000,000, as such amount may be reduced pursuant to Section 2.16(b); provided that at all times (a) following the occurrence of an Event of Default and (b) during the Amortization Period, the Facility Amount shall mean the aggregate Advances Outstanding at such time.
"Facility Maturity Date" means the earliest of (a) the Business Day designated by the Borrower to the Lender pursuant to Section 2.16(b) to terminate this Agreement, (b) the Stated Maturity or (c) the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01.
"FATCA" means Sections 1471 through 1474 of the Code (or any amended or successor versions of Sections 1471 through 1474 of the Code that are substantively comparable and not materially more onerous to comply with), as of the date of this Agreement, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above), and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
"Fees" means (a) the Unused Fee and (b) the fees payable to each Lender pursuant to the terms of any Lender Fee Letter.

"Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
"Financial Asset" has the meaning specified in Section 8-102(a)(9) of the UCC.
"Financial Covenant Test" means a test that will be satisfied as of the last day of any fiscal quarter of the Parent if:
(a) the Parent maintains (i) Unrestricted Cash plus (ii) undrawn or recallable equity commitments and undrawn commitments which are available to be drawn and are not legally or contractually restricted for any particular purpose or use under any credit facility with respect to which no event of default thereunder has occurred and is continuing, in either case, pursuant to the related facility documents, in an aggregate amount with respect to the Parent or its Subsidiaries of at least $15,000,000, in each case, as of the last day of such fiscal quarter;
(b) the Parent maintains, as of the last day of such fiscal quarter, Net Asset Value of at least 30% of the Net Asset Value as of the last day of the prior fiscal quarter; and
(c) the BDC Asset Coverage is greater than 1.50:1.00 or (y) if clause (x) fails to be satisfied, the Parent remains registered as a "business development company" notwithstanding such failure.
"First Lien Loan" means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor's assets constituting Related Collateral, subject to any Permitted Working Capital Liens and any expressly permitted Liens under the Underlying Instrument for such Loan Asset or such comparable definition if "permitted liens" is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, and is not (and cannot by its terms become) subordinate in right of payment to all other Indebtedness of such Obligor (excluding Indebtedness secured by Permitted Working Capital Liens), (c) for which Liens on the Related Collateral securing any other outstanding Indebtedness of the Obligor (excluding Permitted Working Capital Liens and expressly permitted Liens described in clause (a) above but including Liens securing Second Lien Loans) is expressly subject to and contractually or structurally subordinate to the priority Liens securing such First Lien Loan, (d) that the Servicer determines in accordance with the Servicing Standard that the value (or the enterprise value) of the Related Collateral securing the Loan Asset on or about the time of origination equals or exceeds the Outstanding Balance of the Loan Asset plus the aggregate outstanding balances of all other Indebtedness of equal seniority secured by the same Related Collateral, (e) for which the Senior Leverage Ratio as of the Cut-Off Date is less than 4.50:1.00 (other than with respect to any Specified Loan Asset), and (f) that is not a Second Lien Loan, Unitranche Loan or FLLO Loan.
"FLLO Loan" means any Loan Asset that satisfies all of the requirements set forth in clauses (a) through (e) of the definition of "First Lien Loan" except that, at any time prior to and/or after an event of default under the Underlying Instrument, such Loan Asset will be paid after one or more tranches of First Lien Loans issued by the Obligor have been paid in full in accordance with a specified waterfall or other priority of payments as specified in the Underlying Instrument, an agreement among lenders or other applicable agreement.
"Floor" means, for any transaction under this Agreement, the benchmark rate floor (which shall not be less than zero), if any, provided for in this Agreement with respect to any Benchmark as determined for such transaction.

"Foreign Plan" means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, the Borrower with respect to employees outside the United States.
"GAAP" means generally accepted accounting principles as in effect from time to time in the United States.
"Governmental Authority" means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.
"Governmental Plan" has the meaning assigned to that term in Section 4.01(x).
"Grant" or "Granted" means to grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Collateral, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Collateral, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.
"Hague Convention" has the meaning assigned to that term in Section 6.04(e).
"Healthcare" means any of the following Industry Classifications: "Health Care Equipment & Supplies, " "Health Care Providers & Services" and "Health Care Technology."
"Increased Costs" means any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.10.
"Indebtedness" means:
(a)with respect to any Obligor under any Loan Asset, without duplication, (i) all obligations of such entity for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such entity evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such entity under conditional sale or other title retention agreements relating to property acquired by such entity, (iv) all obligations of such entity in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such entity, whether or not the indebtedness secured thereby has been assumed, (vi) all guarantees by such entity of indebtedness of others, (vii) all Capital Lease Obligations of such entity, (viii) all obligations, contingent or otherwise, of such entity as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such entity in respect of bankers' acceptances; and
(b)for all other purposes, with respect to any Person at any date, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (v) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (vi) all guarantees by such Person of indebtedness of others, (vii) all Capital Lease Obligations of such Person, (viii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (ix) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, but expressly excluding any obligation of such Person to fund any Loan Asset constituting a Delayed Draw Loan Asset or a Revolving Loan, as applicable.
"Indemnified Amounts" has the meaning assigned to that term in Section 8.01.
"Indemnified Party" has the meaning assigned to that term in Section 8.01.
"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
"Indemnifying Party" has the meaning assigned to that term in Section 8.04.
"Independent Manager" means a natural person who, (a) for the five (5)-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or any of its respective Affiliates (other than his or her service as an Independent Manager of the Borrower or other Affiliates of the Borrower that are structured to be "bankruptcy remote"); (ii) a customer or supplier of the Borrower or any of its Affiliates (other than his or her service as an Independent Manager of the Borrower or other Affiliates of the Borrower that are structured to be "bankruptcy remote"); or (iii) any member of the immediate family of a person described in (i) or (ii), and (b) has (i) prior experience as an independent manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, independent director, management or placement services to issuers of secured or securitized structured finance instruments, agreements or securities.
"Indorsement" has the meaning specified in Section 8-102(a)(11) of the UCC, and "Indorsed" has a corresponding meaning.
"Industry Classification" means any of the industry categories set forth in Schedule VI hereto, including any modifications that may be made thereto or additional categories that may be subsequently established by reference to the Global Industry Classification Standard codes; provided that the Administrative Agent has provided its prior written consent to any such modification or additional category.
"Instrument" has the meaning specified in Section 9-102(a)(47) of the UCC.

"Insurance Policy" means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Related Collateral.
"Interest Collection Account" means the account (account number 1217068400 at the Account Bank) entitled "Interest Collection Account," in the name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties into which Interest Collections shall be segregated.
"Interest Collections" means, with respect to any date of determination, without duplication, the sum of:
(a)all payments of interest and delayed compensation (representing compensation for delayed settlement) received in cash by the Borrower during the related Remittance Period on the Loan Assets, including the accrued interest received in connection with a sale thereof during the related Remittance Period;
(b)all principal and interest payments received by the Borrower during the related Remittance Period on Permitted Investments purchased with Interest Collections;
(c)all upfront fees, anniversary fees, redemption fees, collateral monitoring fees, success fees, termination fees, amendment and waiver fees, late payment fees, ticking fees and all other fees received by the Borrower during the related Remittance Period, except for those fees in connection with the reduction of the Outstanding Balance of the related Loan Asset, as determined by the Servicer with notice to the Administrative Agent and the Collateral Agent; and
(d)commitment fees and other similar fees received by the Borrower during such Remittance Period in respect of Delayed Draw Loan Assets and Revolving Loans;
provided that any amounts received in respect of any Defaulted Loan will constitute Principal Collections (and not Interest Collections) until the aggregate of all collections in respect of such Defaulted Loan since it became a Defaulted Loan equals the Outstanding Balance of such Loan Asset at the time it became a Defaulted Loan.
"Investment Criteria" means, with respect to each Loan Asset acquired by the Borrower, compliance with each of the requirements set forth below:
(a)no Event of Default or Unmatured Event of Default is continuing (other than, with respect to any Grant of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency in accordance with Section 2.06, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency);
(b)such Loan Asset is an Eligible Loan Asset;
(c)there is no Borrowing Base Deficiency; and
(d)the Collateral Quality Tests are satisfied or, if not satisfied, would be maintained or improved.
"I/O Loan" means the interest-only loan made available under this Agreement as described in Section 2.01(a), which is comprised of a notional amount equal to the I/O Notional Loan Amount. For the avoidance of doubt, no holder of any of the I/O Loan shall be deemed to be a "Lender" for the purposes of any voting rights as specified herein.

"I/O Notional Loan" has the meaning set forth in Section 2.01(c).
"I/O Notional Loan Amount" means with respect to each Lender, the amount set forth as such opposite such Lender's name on Annex A hereto, as such amount may be reduced pursuant to Section 2.16.
"I/O Notional Loan Lender Percentage" means, with respect to any Lender, the amount of any percentage that may be assigned to it pursuant to Section 12.04, in each case as set forth more specifically on a schedule that shall be maintained by the Administrative Agent, updated by the Administrative Agent from time to time, and available upon Borrower's request.
"I/O Rate" has the meaning set forth in the ~~Lender~~Amendment No. 1 Fee Letter.
"Joinder Supplement" means an agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit O (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.
"Lender" means (a) Morgan Stanley and (b) any Lender, and/or any other Person to whom a Lender assigns any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 12.04.
"Lender Fee Letter" means each fee letter agreement that shall be entered into by and among the Borrower, the applicable Lender and/or the Administrative Agent in connection with the transactions contemplated by this Agreement, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.
"Leverage VAE" has the meaning assigned to that term in clause (d)(iii) of the definition of "Assigned Value."
"Lien" means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) or the filing of or agreement to give any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.
"Loan Asset" means any commercial loan acquired by the Borrower, but excluding, as applicable, the Retained Interest and Excluded Amounts; provided, however, that to the extent the Borrower acquires more than one position of a commercial loan on separate dates, each such position shall be treated as a separate Loan Asset for all purposes hereunder and under each other Transaction Document, unless the Administrative Agent, in its sole discretion, elects to treat such positions as a single Loan Asset; provided, further, that to the extent the Borrower's undrawn commitments under any Delayed Draw Loan Asset or Revolving Loan, as applicable, has been increased after the acquisition of such Delayed Draw Loan Asset or Revolving Loan, as applicable, by the Borrower (whether through an assignment or an amendment of the Underlying Instrument), such increased commitment shall be treated as a separate Delayed Draw Loan Asset or Revolving Loan, as applicable, for all purposes hereunder and under each other Transaction Document, unless the Administrative Agent, in its sole discretion, elects to treat such increased commitment as part of the original Delayed Draw Loan Asset or Revolving Loan, as applicable.

"Loan Asset Checklist" means an electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Collateral Custodian, for each Loan Asset, of all applicable Required Loan Documents to be included within the respective Loan File.
"Loan Asset Schedule" means the Loan Asset Schedule set forth as Schedule IV hereto identifying the Loan Assets delivered by the Borrower or Servicer to the Collateral Custodian and the Administrative Agent. Each such schedule shall set forth the applicable information specified on Schedule IV, which shall also be provided to the Collateral Custodian in electronic format acceptable to the Collateral Custodian.
"Loan Assignment" has the meaning set forth in the Purchase and Sale Agreement.
"Loan File" means, with respect to each Loan Asset, a file containing (a) each of the documents and items as set forth on the Loan Asset Checklist with respect to such Loan Asset and (b) duly executed originals (to the extent required by the Servicing Standard) and copies of any other Records relating to such Loan Assets and Related Asset pertaining thereto.
"Maintenance Covenant" means, as of any date of determination, a covenant by the Obligor of a Loan Asset to comply with one or more financial covenants during each reporting period applicable to such Loan Asset, whether or not any action by, or event relating to, the Obligor occurs after such date of determination; provided that a covenant that otherwise satisfies the definition hereof and only applies when amounts are outstanding under the related Loan Asset shall be a Maintenance Covenant.
"Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.
"Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations or properties of the Transferor, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the Account Bank, the Administrative Agent, any Lender and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower, the Transferor and the Servicer to perform their respective obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent's lien on the Collateral.
"Material Modification" means any amendment or waiver of, or modification or supplement with respect to, an Underlying Instrument governing an Eligible Loan Asset executed or effected on or after the Cut-Off Date for such Eligible Loan Asset (or, in the case of clause (d) below, a change to any other Indebtedness of the Obligor, as applicable) not otherwise consented to by the Administrative Agent in writing (with a copy of such written consent concurrently delivered by the Administrative Agent to each Lender) in its sole discretion prior to the effective date of such amendment, waiver, modification or supplement which:
(a)reduces or forgives any or all of the principal amount due under such Eligible Loan Asset;
(b)extends or delays the stated maturity date, any scheduled principal payment date or any scheduled amortization payment date for such Eligible Loan Asset;

(c)waives one or more interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Eligible Loan Asset (other than any deferral or capitalization already allowed by the terms of the Underlying Instruments of any Eligible Loan Asset that is a PIK Loan Asset as of the Cut-Off Date and any additional deferred or capitalized interest received as part of an amendment for covenant relief which does not result in a decrease in interest due in cash) or reduces the cash interest spread or coupon (other than pursuant to the application of a pricing grid in effect as of the related Cut-Off Date); provided that if (i) such spread or coupon is reduced a maximum of one time and by no more than 20% from the spread or coupon on the related Cut-Off Date and (ii) the Cash Interest Coverage Ratio is greater than 1.50:1.00 after giving effect to such reduction, it shall not be deemed to be a Material Modification under this clause (c) so long as the Borrower or the Servicer on its behalf provides a certification to the Administrative Agent promptly at the time of such occurrence that such reduction was not a result of an adverse change in the creditworthiness of the related Obligor (including continued deterioration);
(d)(i) in the case of a First Lien Loan or Unitranche Loan, contractually or structurally subordinates such Eligible Loan Asset by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than "permitted liens" or any comparable definitions or provisions in the Underlying Instruments related to "permitted liens" for such Eligible Loan Asset) on any of the Related Collateral securing such Loan Asset or (ii) in the case of any Eligible Loan Asset, permits the Obligor thereof to incur any additional Indebtedness for borrowed money (other than purchase money or capital lease debt) which was not in place as of the Cut-Off Date which is senior to or pari passu with such Eligible Loan Asset (except (i) pari passu Indebtedness incurred under the applicable Underlying Instruments and (ii) Indebtedness permitted under the applicable Underlying Instruments existing on the Cut-Off Date for such Eligible Loan Asset) and, as a result of such increase, the Total Leverage Ratio of such Eligible Loan Asset increases by more than 0.5x from the Total Leverage Ratio as calculated on the applicable Cut-Off Date;
(e)substitutes, alters or releases the Related Collateral securing such Eligible Loan Asset and any such substitution, alteration or release, as determined in the sole discretion of the Administrative Agent, materially and adversely affects the value of such Eligible Loan Asset; provided, that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the Obligor accompanied by a mandatory reinvestment of net proceeds in property or other assets that become Related Collateral or mandatory repayment of the loan facility (including the Eligible Loan Asset) with the net proceeds of such Related Collateral; or
(f)amends, waives, forbears, supplements or otherwise modifies (i) the meaning of "Senior Leverage Ratio," "Cash Interest Coverage Ratio," "Total Leverage Ratio," "EBITDA," "Permitted Liens" or any respective comparable definitions in the Underlying Instruments for such Eligible Loan Asset (to the extent such financial covenants or definitions are included in the Underlying Instruments), (ii) any term or provision of such Underlying Instruments referenced in or utilized in the calculation of the "Senior Leverage Ratio," "Cash Interest Coverage Ratio," "Total Leverage Ratio," "EBITDA," "Permitted Liens" or any respective comparable definitions for such Eligible Loan Asset, or (iii) any term or provision referenced in or utilized in the calculation of any financial covenant or modifies any of the required maintenance levels of any financial covenant in the Underlying Instrument for such Eligible Loan Asset (excluding any capital expenditures covenant), in the case of either clause (i), (ii) or (iii) above, in a manner that, in the sole discretion of the Administrative Agent, is materially adverse to the Administrative Agent, any Lender or the value of such Eligible Loan Asset.

"Materials of Environmental Concern" means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning) under applicable Environmental Law, or which could give rise to liability under any Environmental Law.
"Maximum Portfolio Advance Rate" means, as of any date of determination, the advance rate corresponding to the Diversity Score of the Eligible Loan Assets included in the Collateral as of such date, as set forth below:

Diversity Score (x)	Maximum Portfolio Advance Rate
x < 5.0	0.0%
5.0 ≤ x < 7.5	30.0%
7.5 ≤ x < 10.0	35.0%
10.0 ≤ x < 12.5	50.0%
x ≥ 12.5	65.0%
"Measurement Date" means each of the following dates: (a) the Closing Date (but only to the extent any Eligible Loan Assets have been Granted on such date); (b) each Reporting Date occurring in a calendar month in which a Payment Date does not occur; (c) each Determination Date; (d) the last day of each Remittance Period; (e) the date as of which an Advance or, if a Borrowing Base Deficiency exists or would result therefrom or if an Unmatured Event of Default or Event of Default has occurred and is continuing, reduction of the Advances Outstanding is requested; (f) the date as of which a release of Principal Collections is requested pursuant to Section 2.18; (g) the date of any Discretionary Sale described in Section 2.07(a); (h) the date as of which the Servicer obtains actual knowledge of any Value Adjustment Event that results in a change to the Assigned Value; (i) the date as of which a Borrowing Base Deficiency occurs; (j) the last day of the Revolving Period; and (k) each date on which the Servicer is notified of a change in the Assigned Value; provided that, solely for purposes of clauses (h) and (k) above, if the Servicer has knowledge or receives notice later than 12:00 p.m. on such date, and confirms such knowledge or receipt of such notice to the Administrative Agent in writing prior to 5:00 p.m. on the same date, such Measurement Date will be deemed to have occurred the following Business Day; provided, further, that any extension of the Measurement Date as a result of the immediately preceding proviso shall not extend any other due dates or grace periods, as applicable.
"Minimum Equity Amount" means the greater of (a) the sum of the Adjusted Borrowing Values of all Eligible Loan Assets that are the obligations of the five largest Obligors and (b) 15% of the Facility Amount.
"Minimum Utilization" means (a) on any day following the Ramp-Up Period and prior to the end of the Revolving Period, 70% of the Facility Amount, and (b) at all other times, 0%.
"Moody's" means Moody's Investors Service, Inc. (or its successors in interest).

"Morgan Stanley" means Morgan Stanley Bank, N.A., and its successors and assigns.
"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the applicable Person or any ERISA Affiliate of that Person contributed or had any obligation to contribute, or with respect to which such Person or ERISA Affiliate has any liability (whether actual or contingent).
"Net Asset Value" means, as of any date of determination, the total assets minus total liabilities of the Parent as reported in the financial statements of the Parent most recently delivered pursuant to this Agreement plus (ii) uncalled capital commitments of the Parent, in each case, as of such date.
"Non-Approval Event" means an event that (a) will be deemed to have occurred if, during any six month period (measured on a rolling basis), the quotient of (i) the number of Loan Assets that are First Lien Loans (other than Specified Loan Assets) submitted by the Borrower to the Administrative Agent for inclusion as Eligible Loan Assets which the Administrative Agent has rejected (provided at least ten such Loan Assets that are First Lien Loans and not Specified Loan Assets (other than Specified Loan Assets) were submitted for review) divided by (ii) the total number of Loan Assets that are First Lien Loans (other than Specified Loan Assets) submitted by the Borrower to the Administrative Agent for inclusion as Eligible Loan Assets, is 35% or greater and (b) will be continuing until the conditions set forth in clause (a) of this definition are no longer true.
"Non-Consenting Lender" has the meaning assigned to that term in Section 2.19(d).
"Noteless Loan" means a Loan Asset with respect to which the Underlying Instruments (a) do not require the Obligor to execute and deliver a promissory note to evidence the Indebtedness created under such Loan Asset or (b) require any holder of the Indebtedness created under such Loan Asset to affirmatively request a promissory note from the related Obligor (and none has been requested with respect to such Loan Asset held by the Borrower).
"Notice of Borrowing" means an irrevocable written notice of borrowing from the Borrower to the Administrative Agent in the form attached hereto as Exhibit D.
"Notice of Exclusive Control" has the meaning given to such term in the Control Agreement.
"Notice of Reduction" means a notice of a reduction of the Advances Outstanding pursuant to Section 2.16, in the form attached hereto as Exhibit E.
"Obligations" means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Administrative Agent, the Account Bank, the Secured Parties, the Collateral Agent or the Collateral Custodian arising under this Agreement and/or any other Transaction Document and shall include, all liability for Yield and principal of the Advances Outstanding, all liability for Yield and all other sums due to the Lenders from time to time in respect of the I/O Loan, Breakage Fees, indemnifications and other amounts due or to become due by the Borrower to the Lenders, the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Secured Parties and the Account Bank under this Agreement and/or any other Transaction Document, including, any Lender Fee Letter, any Prepayment Premium and costs and expenses payable by the Borrower to the Lenders, the Administrative Agent, the Account Bank, the Collateral Agent or the Collateral Custodian,

including attorneys' fees, costs and expenses, including interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).
"Obligor" means, with respect to a Loan Asset, the Person who is obligated to repay such Loan Asset (including, if applicable, a guarantor thereof), and whose assets are primarily relied upon by the Borrower at the time such Loan Asset was originated or purchased by the Borrower as the source of repayment of such Loan Asset.
"Obligor Information" means, with respect to any Obligor, (a) the legal name and tax identification number of such Obligor, (b) the jurisdiction in which such Obligor is domiciled, organized or incorporated, (c) the audited financial statements for such Obligor for the three prior fiscal years (or such shorter period of time that the Obligor has been in existence), (d) the Servicer's internal credit memorandum with respect to the Obligor and the related Loan Asset, including explanation of any EBITDA adjustments and detailed projections of free cash flow through maturity, (e) any lender presentations and confidential information memorandum received by the Servicer, (f) the annual report for the most recent fiscal year of such Obligor, (g) a company forecast for such Obligor including plans related to capital expenditures, (h) the financials for the most recent fiscal quarter, (i) the business model, company strategy and names of known peers of such Obligor, (j) the shareholding pattern and details of the management team of such Obligor, (k) details of any banking facilities and the debt maturity schedule of such Obligor and (l) Underlying Instruments; provided, that the items set forth in clauses (g) through (k) above shall not be required to be delivered separately to the extent that any such items have been previously delivered in connection with the Servicer's internal investment committee memo delivered pursuant to clause (d) above; provided, further, that to the extent any of the above information is unavailable, such information shall not be required.
"OFAC" means the U.S. Department of Treasury's Office of Foreign Assets Control.
"Officer's Certificate" means a certificate signed by a Responsible Officer of any Person.
"Opinion of Counsel" means a customary written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion.
"Origination Date" means, with respect to the determination of "Specified Loan Asset," the later of (i) the date on which the Underlying Instruments were entered into and (ii) the date on which additional loan commitments were made available to the related Obligor in connection with the Underlying Instruments.
"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction Document).
"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

"Outstanding Balance" means, as of any date of determination, the outstanding principal balance of a Loan Asset as of such date, exclusive of any PIK Interest or accrued interest on such Loan Asset as of such date; provided that, for purposes of calculating the "Outstanding Balance" of any PIK Loan Asset, principal payments received on such Loan Asset shall first be applied to reducing or eliminating any outstanding PIK Interest or accrued interest; provided, further, that unfunded commitments shall be excluded for purposes of calculating the "Outstanding Balance" of any Delayed Draw Loan Asset or Revolving Loan.
"Parent" means AGTB Private BDC, a Delaware statutory trust.
"Participant Register" has the meaning assigned to that term in Section 12.04(e).
"Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56 (signed into law October 26, 2001).
"Payment" has the meaning assigned to that term in Section 9.01(k).
"Payment Date" means the 22nd day of each January, April, July and October, unless such day is not a Business Day, in which case the following Business Day, commencing in October 2022; provided that the final Payment Date shall occur on the Collection Date.
"Payment Notice" has the meaning assigned to that term in Section 9.01(k).
"Payment Recipient" has the meaning assigned to that term in Section 9.01(k).
"PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
"Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by the Borrower or any ERISA Affiliate of the Borrower or to which the Borrower or any ERISA Affiliate of the Borrower contributes or has an obligation to contribute, or has any liability (whether actual or contingent).
"Permitted Investments" means, as of any date of determination:
(a)direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;
(b)demand or time deposits in, bank deposit products of, certificates of deposit of, demand notes of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or the Administrative Agent or any agent thereof acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment are rated at least "A-1" by S&P and "P-1" by Moody's;

(c)commercial paper that (i) is payable in Dollars and (ii) is rated at least "A-1" by S&P and "P-1" by Moody's; and
(d)units of money market funds rated in the highest credit rating category by any nationally recognized statistical rating organization, including S&P and Moody's.
No Permitted Investment shall have an "f," "r," "p," "pi," "q," "sf" or "t" subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective Affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Account Bank, the Collateral Custodian or any of their respective Affiliates acts as offeror or provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition); provided that, notwithstanding the foregoing clauses (a) through (d) above, Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of "covered fund" for purposes of the Volcker Rule. The Collateral Agent and Collateral Custodian shall have no obligation to determine or oversee compliance with the foregoing.
"Permitted Liens" means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen's, warehousemen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith and (c) Liens granted pursuant to or by the Transaction Documents.
"Permitted Working Capital Lien" means, with respect to any Loan Asset, a Lien on the applicable Related Collateral (a) that is prior in right to such Loan Asset, (b) that secures Indebtedness and unfunded commitments under the related facility (the "working capital facility") not in excess of 20% of the sum of (i) the outstanding principal balance and unfunded commitments of such working capital facility, plus (i) the Outstanding Balance of such Loan Asset, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such obligor that is pari passu with such Loan Asset and (c) that is set forth on the related Approval Notice or otherwise approved by the Administrative Agent in writing in its sole discretion.
"Person" means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof), country, territory, or other entity.
"PIK Interest" means interest accrued on a Loan Asset that is added to the principal amount of such Loan Asset instead of being paid as cash interest as it accrues.
"PIK Loan Asset" means a Loan Asset which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Loan Asset for some period of time prior to such Loan Asset requiring the current cash payment of such previously capitalized interest, which cash payment shall be treated as an Interest Collection at the time it is received.
"Politically Exposed Person" means a natural person currently or formerly entrusted with a senior public role or function (e.g., a senior official in the executive, legislative,

military, administrative, or judicial branches of government), an immediate family member of a prominent public figure, a known close associate of a prominent public figure, or any corporation, business or other entity that has been formed by, or for the benefit of, a prominent public figure. Immediate family members include family within one-degree of separation of the prominent public figure (e.g., spouse, parent, sibling, child, step-child, or in-law). Known close associates include those widely- and publicly-known close business colleagues and personal advisors to the prominent public figure, in particular financial advisors or persons acting in a fiduciary capacity.
"Prepayment Premium" means, in the event that this Agreement is terminated or the Facility Amount is permanently reduced, in each case, pursuant to Section 2.16(b), (a) prior to the one (1) year anniversary of the Closing Date, an amount equal to 2.0% and (b) on or after the one (1) year anniversary of the Closing Date, but prior to the two (2) year anniversary of the Closing Date, an amount equal to 1.0%, in each case, of either (x) the Facility Amount, in the case of such termination, or (y) the amount of such reduction, in the case of such permanent reduction of the Facility Amount and, in each case, such amounts shall be payable pro rata to each Lender at the time of such termination or such reduction, as applicable; provided that the Prepayment Premium shall be calculated without giving effect to any reduction in the Facility Amount resulting from an Event of Default or the commencement of the Amortization Period.
"Principal Collection Account" means the account (account number 1217078400 at the Account Bank) entitled "Principal Collection Account," in the name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties into which Principal Collections shall be segregated.
"Principal Collections" means with respect to any date of determination, all amounts received by the Borrower during the related Remittance Period that do not constitute Interest Collections and any other amounts that have been designated as Principal Collections pursuant to the terms of this Agreement.
"Pro Rata Share" means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (or, following the termination thereof, the outstanding principal amount of all Advances of such Lender), by the aggregate Commitments of all the Lenders (or, following the termination thereof, the aggregate Advances Outstanding).
"Proceeds" means, with respect to any property included in the Collateral, all property that is receivable or received when such property is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to such Collateral including any insurance relating thereto.
"Purchase and Sale Agreement" means that certain Purchase and Sale Agreement, dated as of the Closing Date, between the Transferor, as the seller, and the Borrower, as the purchaser, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.
"Purchase Price" means, with respect to any Loan Asset, an amount (expressed as a percentage of par) equal to the greater of (a) zero and (b) the actual price paid by the Borrower for such Loan Asset; provided that if the actual price paid by the Borrower for such Loan Asset exceeds 100% of par, the Purchase Price shall be deemed to be 100%.
"Ramp-Up Period" means the period beginning on the Closing Date and ending on the nine (9) month anniversary thereof.

"Recipient" means the Administrative Agent and any Lender, as applicable.
"Records" means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Loan Assets or maintained with respect to the Loan Assets and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower has acquired an interest pursuant to the Purchase and Sale Agreement or in which the Borrower or the Transferor have otherwise obtained an interest.
"Recoveries" means, with respect to any Defaulted Loan, the proceeds from the sale of the Related Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset (without duplication) or the Related Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.
"Reference Time" with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, the time set forth in the definition of Term SOFR, and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.
"Register" has the meaning assigned to that term in Section 2.13.
"Registered" means a debt obligation that is in registered form for U.S. federal income tax purposes within the meaning of Section 881(c)(2)(B)(i) of the Code and the Treasury Regulations promulgated thereunder and that is issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.
"Related Asset" means, with respect to each Loan Asset, all right, title and interest of the Borrower in and to:
(a)any amounts on deposit in any deposit accounts, cash reserve, collection, custody or lockbox accounts securing the Loan Assets;
(b)all rights with respect to the Loan Assets to which the Transferor and/or the Borrower, as applicable, is entitled as lender under the applicable Underlying Instruments;
(c)the Controlled Accounts, together with all cash and investments in each of the foregoing other than amounts earned on investments therein;
(d)any Related Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due or to become due and paid in respect thereof after the applicable Cut-Off Date and all liquidation proceeds;
(e)all Required Loan Documents, the Loan Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Files or Records;
(f)all Insurance Policies with respect to any Loan Asset;
(g)all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;
(h)all records (including computer records) with respect to the foregoing; and
(i)all collections, income, payments, proceeds and other benefits of each of the foregoing (other than amounts released to the Borrower or the Transferor in accordance with this Agreement).
"Related Collateral" means, with respect to a Loan Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, as applicable, including, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.
"Release Date" has the meaning set forth in Section 2.07(b).
"Relevant Governmental Body" means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
"Remittance Period" means, (a) as to the initial Payment Date, the period beginning on, and including, the Closing Date and ending on, and including, the Determination Date immediately preceding such Payment Date and (b) as to any subsequent Payment Date, the period beginning, and including, on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.
"Replacement Servicer" has the meaning assigned to that term in Section 6.01(c).
"Reporting Date" means (i) with respect to a month in which a Payment Date occurs, the 20th day of such calendar month and (ii) with respect to any other calendar month, the date that is two (2) Business Days prior to the 22nd day of such calendar month, commencing in July 2022; provided that, in each case, if such day is not a Business Day then the Reporting Date shall occur on the following Business Day.
"Required Lenders" means (a) Morgan Stanley (as a Lender hereunder) and its successors and assigns and (b) the other Lenders, if any, representing, together with Morgan Stanley, an aggregate of at least 51% of the aggregate Commitments of the Lenders then in effect; provided that if at any time there is more than one Lender (counting affiliated Lenders as a single Lender), at least two unaffiliated Lenders shall be required to constitute "Required Lenders".
"Required Loan Documents" means, for each Loan Asset, the following documents or instruments, all as specified on the related Loan Asset Checklist:
(a)(i) if applicable, the original executed promissory note or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank (and an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower), or (ii) if such promissory note is not issued in the name of the Borrower or is a Noteless Loan, an executed copy of each assignment and assumption agreement, transfer document, credit agreement or such other instrument (if and as applicable) relating to such Loan Asset evidencing the assignment of such Loan Asset from any prior third party owner thereof to the Borrower and from the Borrower in blank;
(b)copies of the executed (i) guaranty (if any), (ii) Underlying Instrument and (iii) security agreement or other agreement that secures the obligation represented by such Loan Asset, in each case as set forth on the Loan Asset Checklist; and
(c)with respect to any Loan Asset originated by the Transferor and with respect to which the Transferor acts as administrative agent (or in a comparable capacity), either (i) copies of the UCC-1 financing statements, if any, and any related continuation statements, each showing the Obligor, as debtor, and the Transferor or other applicable agent, as secured party, and each with evidence of filing thereon, or (ii) copies of any such financing statements where the original financing statements have been sent to the appropriate public filing office for filing, in each case, as set forth in the Loan Asset Checklist.
"Required Sale Assets" means all assets (other than "loans" (as defined under the Volcker Rule)) owned by the Borrower that would disqualify the Borrower from using the "loan securitization exclusion" under the Volcker Rule (as determined by the Administrative Agent in its reasonable discretion and assuming, for this purpose, that the facility evidenced by this Agreement is a "loan securitization" within the meaning of the Volcker Rule).
"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
"Responsible Officer" means, with respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.
"Restricted Junior Payment" means (a) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding, and (d) any payment of management fees by the Borrower. For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments, and (y) distributions by the Borrower to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments.
"Retained Interest" means, with respect to any Loan Asset that is transferred to the Borrower, (a) all of the obligations, if any, of the agent(s) under the documentation evidencing such Loan Asset and (b) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan Asset that relate to such portion(s) of the indebtedness and interest in other obligations that are owned by another lender.
"Review Criteria" has the meaning assigned to that term in Section 11.02(b)(i).

"Revolving Loan" means a loan that is a line of credit or contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed; provided that any such Loan Asset will no longer be a Revolving Loan once all commitments by the Borrower to make advances to the related Obligor expire, are terminated or irrevocably reduced to zero.
"Revolving Period" means the period commencing on the Closing Date and ending on the day preceding the earlier to occur of (a) the Commitment Termination Date and (b) the Facility Maturity Date.
"S&P" means S&P Global Ratings, an S&P global business (and any successor or successors thereto).
"Sanctioned Person" means any person, organization or vessel (i) designated on the OFAC list of Specially Designated Nationals and Blocked Persons, the Consolidated List of Financial Sanctions Targets maintained by ~~Her~~His Majesty's Treasury or on any list of targeted persons issued under the Sanctions of any other country, (ii) that is, or is part of, a government of a Sanctioned Territory, (iii) 50% or more owned or controlled by, or acting on behalf of, any of the foregoing, (iv) located within, organized in, resident of, or operating from a Sanctioned Territory, or (v) otherwise the subject of or targeted under any Sanctions.
"Sanctioned Territory" means any country or territory that is, or whose government is, the subject of a general, comprehensive export, import, financial or investment embargo under any Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, and the so-called Donetsk People's Republic and Luhansk People's Republic).
"Sanctions" means any economic, financial or other trade-related sanctions, restrictions, export controls or embargoes administered, imposed or enforced by the United States government (including OFAC, the U.S. Department of Commerce and the U.S. Department of State), the European Union or any EU member state, ~~Her~~His Majesty's Treasury (United Kingdom), the Ministry of Finance Japan, the Japanese Ministry of Economy, Trade and Industry, or any other applicable Japanese Governmental Authority or the United Nations Security Council.
"Scheduled Payment" means each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Underlying Instruments.
"Second Lien Loan" means any Loan Asset (a) that is secured by a valid and perfected Lien on substantially all of the Obligor's assets constituting Related Collateral for such Loan Asset, subject only to the prior Lien provided to secure the obligations under a "first lien" loan pursuant to typical commercial terms (as determined by the Servicer in accordance with the Servicing Standard), and any other expressly permitted Liens under the Underlying Instrument for such Loan Asset, including any "permitted liens" as defined in such Underlying Instrument, or such comparable definition if "permitted liens" is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is "senior debt" and except for the express lien priority provisions under the documentation of the "first lien" lenders, is either senior to, or pari passu with, all other Indebtedness of such Obligor, and (c) that the Servicer determines in accordance with the Servicing Standard that the value (or the enterprise value) of the Related Collateral on or about the time of origination equals or exceeds the Outstanding Balance of the Loan Asset plus the aggregate outstanding balances of all other Indebtedness of equal or greater seniority secured by the same Related Collateral (including, without limitation, the outstanding principal balance of the "first lien" loan).

"Secured Obligations" has the meaning assigned to that term in Section 2.12(a).
"Secured Party" means each of the Administrative Agent, each Lender, each Affected Party, each Indemnified Party, the Collateral Custodian, the Collateral Agent and the Account Bank.
"Senior Leverage Ratio" means, with respect to any Loan Asset or any portion of any Loan Asset, as applicable, for any period, the meaning of "Senior Leverage Ratio" or any comparable definition relating to first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness in the Underlying Instruments for each such Loan Asset, and in any case that "Senior Leverage Ratio" or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness less Unrestricted Cash, in each case, as of the applicable test date, to (b) EBITDA, for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date, or if the Obligor of such Loan Asset was organized or formed within the previous year, another applicable test period as determined by the Administrative Agent in its sole discretion, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.
"Servicer" means, as of any date of determination, the Person then authorized, pursuant to Section 6.01 to service, administer, and collect on the Loan Assets and exercise rights and remedies in respect of the same.
"Servicer's Certificate" has the meaning assigned to that term in Section 6.08(c).
"Servicer Default" means the occurrence of any one or more of the following events:
(a)any failure by the Servicer to make any payment, transfer or deposit into the Collection Account (including with respect to bifurcation and remittance of Interest Collections and Principal Collections) or the Unfunded Exposure Account, as required by any Transaction Documents, which continues unremedied for a period of three (3) Business Days;
(b)(i) the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $5,000,000, individually or in the aggregate, if such failure has resulted in the acceleration of such debt or (ii) the occurrence of any event or condition that has resulted in the acceleration of such recourse debt, whether or not waived;
(c)any failure by the Servicer to deliver any required Servicing Report on or before the date such report is required to be made or given under the terms of this Agreement which continues unremedied for a period of five (5) Business Days; provided that such grace period shall not be applicable if such delivery after the due date shall prevent the Collateral Agent from making payments in accordance with Section 2.04;
(d)any Change of Control with respect to the Servicer, any merger of the Servicer into another Person (where the Servicer is not a surviving entity) or any assignment of the Servicer's role (including its rights and obligations) without the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders, each in its sole discretion) shall occur;

(e)any representation, warranty or certification made by the Servicer (in each case, solely in its capacity as Servicer) in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect (or if such representation, warranty or certification is already qualified by the words "material", "materially" or "Material Adverse Effect", then such representation, warranty or certification shall have been incorrect in any respect) when made and, in each case, the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure is given or (y) the date on which a Responsible Officer of the Servicer acquires knowledge or notice thereof;
(f)except as otherwise provided in this definition of "Servicer Default," any failure on the part of the Servicer (in each case, solely in its capacity as Servicer) duly to (i) observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party (including any delegation of the Servicer's duties that is not permitted by Section 6.01 of this Agreement) or (ii) comply with the Servicing Standard regarding the servicing of the Collateral, and, in each case, except in the case of a default in the performance of or breach of the provisions of Section 5.04, as to which no additional grace periods shall apply, the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure is given or (y) the date on which a Responsible Officer of the Servicer acquires knowledge or notice thereof;
(g)a Bankruptcy Event shall occur with respect to the Servicer;
(h)(i) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $5,000,000 against the Servicer, and the Servicer shall not have either (a) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms within 60 days or (b) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal, (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Servicer to enforce any such judgment or (iii) the Servicer shall have made payments of amounts in excess of $25,000,000 in the settlement of any litigation, claim or dispute (in each case excluding payments actually made from insurance proceeds or as to which the insurer has not disputed coverage); or
(i)an Event of Default shall occur and be continuing.
"Servicer Removal Notice" has the meaning assigned to that term in Section 6.01(b).
"Servicing Fee" means the fee payable to the Servicer on each Payment Date in arrears in respect of each Remittance Period, which fee shall be equal to the product of (a) 0.25% per annum, (b) the arithmetic mean of the aggregate Outstanding Balance of all Eligible Loan Assets on the first day and on the last day of the related Remittance Period and (c) the actual number of days in such Remittance Period, divided by 360; provided that, in the sole discretion of the Servicer, the Servicer may, from time to time, waive all or any portion of the Servicing Fee payable on any Payment Date and, so long as the Servicer is AGTB Fund Manager, LLC or any Affiliate thereof, the Servicing Fee shall be deemed waived.
"Servicing Report" has the meaning assigned to that term in Section 6.08(b).

"Servicing Standard" means, with respect to any Loan Assets included in the Collateral, to service and administer such Loan Assets in accordance with Applicable Law, the terms of this Agreement, the Underlying Instruments, all customary and usual servicing practices for loans like the Loan Assets and, to the extent consistent with the foregoing (except as and to the extent expressly provided otherwise in this Agreement), (a)(i) if an Affiliate of the Servicer is the originator, the higher of: (A) the customary and usual servicing practices that a prudent loan manager would use in servicing loans like the Loan Assets for its own account, and (B) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others, and (ii) if an Affiliate of the Servicer is not the originator thereof, the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others; (b) with a view to maximize the value of the Loan Assets; and (c) without regard to: (i) the Servicer's obligations to incur servicing and administrative expenses with respect to a Loan Asset, (ii) the Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction, (iii) the ownership by the Servicer or any Affiliate thereof of any Loan Assets, or (iv) the ownership, servicing or management for others by the Servicer of any other loans or property by the Servicer.
"Similar Law" has the meaning assigned to that term in Section 4.01(x).
"SOFR" with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of such benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website.
"Solvent" means, as to any Person as of any date of determination, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person's property assets would constitute unreasonably small capital.
"Specified Loan Asset" means any Eligible Loan Asset that satisfies the conditions set forth below as of the applicable Cut-Off Date:

Criteria	Condition
Asset Type:	First Lien Loan
Minimum EBITDA:	$7,500,000
If EBITDA ≥ $10,000,000, Senior Leverage Ratio of less than:	6.00:1.00
If $7,500,000 ≤ EBITDA < $10,000,000, Senior Leverage Ratio of less than:	4.75:1.00
If EBITDA ≥ $10,000,000, Equity Cushion of greater than:	30%
If $7,500,000 ≤ EBITDA < $10,000,000, Equity Cushion of greater than:	40%
Maximum EBITDA Adjustments Percentage of less than:	30%
Minimum Cash Interest Coverage Ratio:	2:00:1:00
Origination Date:	~~after July 31, 2020~~No more than twelve (12) months prior to the date such Loan Asset has been sold, contributed or transferred to the Borrower
Minimum Cash Coupon for PIK Loan Asset:	5% paid at least quarterly
"Standby Investment" means BNY Mellon Cash Reserve.
"State" means one of the fifty states of the United States or the District of Columbia.
"Stated Maturity" means the date that is five (5) years following the Closing Date.
"Structured Finance Obligation" means any obligation of a special purpose vehicle secured directly by, referenced to, or representing ownership of, a pool of receivables or other assets, including collateralized debt obligations and single asset repackages.

"Subsidiary" means with respect to a Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
"Substitute Eligible Loan Asset" means each Eligible Loan Asset Granted by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 2.07(b)(ii).
"Synthetic Security" means a security or swap transaction that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.
"Target Portfolio Amount" means $~~460,000,000~~765,000,000.
"Tax Expense Cap" means, for any Payment Date, a per annum amount equal to $50,000.
"Taxes" means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.
"Term SOFR" means, with respect to any Advance for any day during a Remittance Period, the Term SOFR Reference Rate for a tenor of three (3) months, as such rate is published by the Term SOFR Administrator for such day at 6:00 a.m. (New York City time) two (2) Business Days prior to the beginning of such Remittance Period; provided, however, that if as of 5:00 p.m. (New York City time) on any day the Term SOFR Reference Rate for the foregoing tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator; provided, further, that in the event that the rate as so determined above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
"Term SOFR Reference Rate" means the forward-looking term rate based on the secured overnight financing rate, as administered by the Federal Reserve Bank of New York (or a successor administrator).
"Termination/Reduction Notice" means each notice required to be delivered by the Borrower in respect of any termination of this Agreement or any permanent reduction of the Facility Amount, in the form of Exhibit F.
"Third Party Bid" has the meaning assigned to that term in clause (vi)(A) of the definition of "Assigned Value."

"Total Borrower Capitalization" means, on any date of determination, the sum of (a) the Aggregate Adjusted Borrowing Value plus (b) the aggregate amount on deposit in the Principal Collection Account.
"Total Leverage Ratio" means, with respect to any Loan Asset for any period, the meaning of "Total Leverage Ratio" or any comparable definition in the Underlying Instruments for each Loan Asset, and in any case that "Total Leverage Ratio" or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) Indebtedness less Unrestricted Cash, in each case, as of the applicable test date, to (b) EBITDA, for the period of four (4) consecutive fiscal quarters most recently ended on or prior to such date, or if the Obligor of such Loan Asset was organized or formed within the previous year, another applicable test period as determined by the Administrative Agent in its sole discretion, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.
"Transaction Documents" means this Agreement, any Assignment and Acceptance, the Purchase and Sale Agreement, the Control Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Lender Fee Letter and each document, instrument or agreement related to any of the foregoing.
"Transferor" means Twin Brook Capital Funding XXXIII, LLC, in its capacity as the Transferor hereunder and as the seller under the Purchase and Sale Agreement, together with its successors and assigns in such capacity.
"Treasury" means the United States Department of the Treasury.
"Treasury Regulations" means the Treasury regulations promulgated under the Code.
"U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
"U.S. Tax Compliance Certificate" has the meaning assigned to that term in Section 2.11(g)(i)(c).
"UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment with respect thereto.

"Underlying Instruments" means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.
"Unfunded Exposure Account" means a trust account (account number 1217088400 at the Account Bank) entitled "Unfunded Exposure Account," in the name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Exposure Account.
"Unfunded Exposure Amount" means, as of any date of determination, with respect to a Delayed Draw Loan Asset or a Revolving Loan, as applicable, an amount equal to the aggregate amount of all unfunded commitments associated with such Loan Asset as of such date.
"Unfunded Exposure Amount Shortfall" has the meaning assigned to that term in Section 2.02(f).
"Unfunded Exposure Equity Amount" means, on any date of determination during the Amortization Period, the Aggregate Unfunded Exposure Amount, and otherwise, an amount equal to:
(i)for all Eligible Loan Assets which have any unfunded commitments, the aggregate sum of the products of (a) the Unfunded Exposure Amount for each such Eligible Loan Asset multiplied by (b) the difference of (x) 100% minus (y) the Advance Rate for each such Eligible Loan Asset;
Dated:    plus
(ii)for all Eligible Loan Assets which have any unfunded commitments, the aggregate sum of the products of (a) (x) 100% minus the Assigned Value for each such Eligible Loan Asset multiplied by (y) the Unfunded Exposure Amount of each such Eligible Loan Asset multiplied by (b) the Advance Rate for each such Eligible Loan Asset.
"United States" means the United States of America.
"United States Tax Person" means a "United States Person" as defined in Section 7701(a)(30) of the Code.
"Unitranche Loan" means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor's assets constituting Related Collateral for such Loan Asset, subject to expressly permitted Liens, including any "permitted liens" as defined in the Underlying Instrument for such Loan Asset or such comparable definition if "permitted liens" is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, all other Indebtedness of such Obligor, and (c) for which no other Indebtedness of the Obligor secured by a Lien on the Related Collateral exists or is outstanding; provided that (i) any Loan Asset that would otherwise constitute a First Lien Loan but for clause (e) of the definition thereof shall constitute a Unitranche Loan, (ii) any Loan Asset that meets the criteria for both a First Lien Loan and a Unitranche Loan (other than by operation of clause (i) above) shall be a First Lien Loan and (iii)

any Loan Asset that meets the criteria for both a Specified Loan Asset and a Unitranche Loan shall be a Specified Loan Asset.
"Unmatured Event of Default" means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default; provided, however, that any breach of clause (c)(x) of the Financial Covenant Test shall constitute an Unmatured Event of Default and, unless the Parent is no longer registered as a "business development company," shall not constitute an Event of Default.
"Unrestricted Cash" means, (a) with respect to any Loan Asset, the meaning of "Unrestricted Cash" or any comparable definition in the Underlying Instruments for the applicable Loan Asset and (b) in any case that "Unrestricted Cash" or such comparable definition is not defined in such Underlying Instruments or otherwise as applicable in this Agreement, cash and cash equivalents of the applicable Person available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or uses.
"Unused Fee" has the meaning assigned to that term in Section 2.09.
"Unused Fee Rate" means a rate equal to ~~0.40~~0.30% per annum.
"Value Adjustment Event" means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:
(a)(i) with respect to any Loan Asset with a Cash Interest Coverage Ratio as of the related Cut-Off Date of less than or equal to 1.75:1.00, such Cash Interest Coverage Ratio, as of the most recent date reported under the Underlying Instrument, decreases (1) to less than 1.25:1.00 or (2) by more than 20% from the Cash Interest Coverage Ratio as calculated on the applicable Cut-Off Date or the date on which the last Value Adjustment Event occurred pursuant to this clause (a)(i); (ii) with respect to any Loan Asset with a Cash Interest Coverage Ratio as of the related Cut-Off Date of greater than 1.75:1.00, such Cash Interest Coverage Ratio, as of the most recent date reported under the Underlying Instrument, (A) decreases (1) to less than 1.75:1.00 and (2) by more than 20% from the Cash Interest Coverage Ratio as calculated on the applicable Cut-Off Date or the date on which the last Value Adjustment Event occurred pursuant to this clause (a)(ii) or (B) decreases to less than 1.50:1.00; or (iii) the Total Leverage Ratio with respect to such Loan Asset as of the most recent date reported under the Underlying Instrument, minus the Total Leverage Ratio calculated on the related Cut-Off Date, equals or exceeds 1.00:1.00;
(b)an Obligor payment default in respect of principal, interest or recurring fees occurs under such Loan Asset that continues and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related Underlying Instruments;
(c)any payment default occurs under any other senior or pari passu obligation for borrowed money of the related Obligor and has not been cured after giving effect to any grace period applicable thereto, but in no event more than five (5) Business Days, after the applicable due date under the related Underlying Instruments if such payment default would result in an event of default under the Underlying Instrument assuming such payment default is not waived;
(d)a Bankruptcy Event with respect to the related Obligor (after giving effect to any applicable grace or cure period thereunder);

(e)the related Obligor fails to deliver to the Borrower or the Servicer any quarterly or annual financial reporting information (i) as required by the Underlying Instruments of such Loan Asset (after giving effect to any applicable grace or cure period thereunder) and (ii) with a frequency of at least quarterly, but which shall in no case exceed sixty (60) days after the end of each quarter and one hundred and fifty (150) days after the end of each fiscal year;
(f)the occurrence of a Material Modification with respect to such Loan Asset (unless consented to by the Administrative Agent); or
(g)the Servicer determines that all or a material portion of such Loan Asset is uncollectible or otherwise places it on non-accrual status in accordance with the policies and procedures of the Servicer and the Servicing Standard.
"Volcker Rule" means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
"Warranty Breach Event" means, as to any Loan Asset, (a) the discovery that, as of the related Cut-Off Date, such Loan Asset did not satisfy the definition of "Eligible Loan Asset" or there otherwise existed a breach of any representation or warranty relating to such Loan Asset or (b) the Borrower fails to satisfy Section 3.02(a)(ii) or Section 3.04(b), as applicable, with respect to such Loan Asset.
"Warranty Breach Loan Asset" means any Loan Asset with respect to which a Warranty Breach Event has occurred.
"Weighted Average Advance Rate" means, as of any date of determination with respect to all Eligible Loan Assets included in the Aggregate Adjusted Borrowing Value, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Eligible Loan Asset by (ii) such Eligible Loan Asset's contribution to the Aggregate Adjusted Borrowing Value and dividing (b) such sum by the Aggregate Adjusted Borrowing Value.
"Weighted Average Life" means, as of any date of determination, the number obtained by (a) for each Eligible Loan Asset (other than a Defaulted Loan), multiplying the amount of each scheduled distribution of principal to be paid after such determination date by the number of years (rounded to the nearest hundredth) from such determination date until such scheduled distribution of principal is due; (b) summing all of the products calculated pursuant to clause (a) above; and (c) dividing the sum calculated pursuant to clause (b) above by the sum of all scheduled distributions of principal due on all the Eligible Loan Assets (other than Defaulted Loans) as of such determination date.
"Weighted Average Life Test" means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Loan Assets as of such date is less than or equal to 6.25 years.
"Weighted Average Spread" means, as of any date of determination, a fraction (expressed as a percentage) obtained by (a) multiplying the Outstanding Balance of each Eligible Loan Asset (and, in the case of any Delayed Draw Loan Asset or Revolving Loan, the unfunded portion of the commitment thereunder) (other than a Defaulted Loan) included in the Collateral as of such date by its Effective Spread, (b) summing the amounts determined pursuant to clause (a), and (c) dividing the sum determined pursuant to clause (b) above by the aggregate Outstanding Balance of all Eligible Loan Assets (and the unfunded portions of all Delayed Draw

Loan Assets and Revolving Loans, as applicable) (other than a Defaulted Loan) included in the Collateral as of such date.
"Weighted Average Spread Test" means a test that will be satisfied on any date of determination if the Weighted Average Spread is greater than or equal to 4.50%.
"Withholding Agent" means the Borrower and the Administrative Agent.
"Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
"Yield" means the sum of the following, payable on each Payment Date:
(a)with respect to Advances:
(i)with respect to any previously ended Remittance Period, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):
YR x L
D
Dated:    where:    YR    =    the Yield Rate applicable to such Advance on such day during such Remittance Period;
Dated:        L    =    the outstanding principal amount of such Advance on such day; and
Dated:        D    =    360;
plus
(ii)with respect to any previously ended Remittance Period, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):
YR x L
D
Dated:    where:    YR    =    the Yield Rate applicable on such day;
Dated:        L    =    the greater of (a) the Minimum Utilization minus the Advances Outstanding on such day, and (b) 0; and

Dated:        D    =    360;
or
(b) with respect to the I/O Loan, with respect to any previously ended Remittance Period, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lenders):
YR x L
D
Dated:    where:    YR    =    the Yield Rate;
Dated:        L    =    the I/O Notional Loan Amount on the I/O Loan on such day; and
Dated:        D    =    360;
provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by the Lender to the Borrower or any other Person for any reason including, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, any provision of the Bankruptcy Code.
"Yield Rate" means, (i) for any Advance, as of any date of determination during any Remittance Period applicable to such Advance, an interest rate per annum equal to the Benchmark for such date plus the Applicable Margin and (ii) with respect to the I/O Loan, the I/O Rate.
"Zero-Coupon Obligation" means any loan that, at the time of purchase, does not by its terms provide for the payment of cash interest.
Section 1.02 Other Terms.
(a) All capitalized terms used which are not specifically defined shall have the meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein.
(b) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."
Section 1.04 Interpretation.
In each Transaction Document, unless a contrary intention appears:
(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.
(b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(c) The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."
(d) The word "will" shall be construed to have the same meaning and effect as the word "shall."
(e) The word "law" shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.
(f) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof (subject to any restrictions on such amendments, modifications, supplements, restatements or replacements set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (iii) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits, Annexes and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Annexes and Schedules to, this Agreement and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(g) Unless expressly stated otherwise, any decision, consent, approval or waiver to be made at the discretion of the Administrative Agent (or any Lender) shall be in its sole discretion.
(h) All calculations required to be made hereunder with respect to the Loan Assets and the Borrowing Base shall be made on a trade date basis.
(i) Reference to any time means New York, New York time (unless expressly specified otherwise).
(j) Any reference to "close of business" means 5:00 p.m., New York, New York time.

(k) Except as set forth herein, any use of the term "knowledge" or "actual knowledge" in this Agreement shall mean actual knowledge after reasonable inquiry under the circumstances.
(l) Any use of "material" or "materially" or words of similar meaning in this Agreement shall mean material, as determined by the Administrative Agent in its reasonable discretion.
(m) Except as expressly provided herein, for purposes of this Agreement, an Event of Default or Servicer Default shall be deemed to be continuing until it is waived in accordance with Section 12.01(a).
(n) To the extent any provision of any Transaction Document requires delivery of any notice, certification, document or other information by one or more of the Borrower, the Servicer or the Transferor, such requirement shall be deemed satisfied with respect to all such Persons if any of the Borrower, the Servicer or the Transferor satisfies such requirement.
(o) If any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day.
(p) Any reference to "execute", "executed", "sign" or "signed" or any other like term shall refer to execution by any form of signature acceptable to the Collateral Agent and the Collateral Custodian, whether manual, PDF or other form of electronic signature (including, without limitation, by DocuSign, Adobe Sign, or any other similar platform identified by the Borrower, the Administrative Agent or the Lenders and reasonably available at no undue burden or expense to the Collateral Agent and the Collateral Custodian). Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.
ARTICLE II

THE FACILITY
Section 2.01 Advances; I/O Notional Loan.
(a) Advances. On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Revolving Period, the Borrower may request that the Lenders make Advances (which shall include an interest-only notional advance in respect of which interest will accrue thereon at the I/O Rate) secured by the Collateral, in an aggregate amount up to the Availability as of such date, to the Borrower for the purpose of (x) purchasing Eligible Loan Assets or (y) depositing funds in the Unfunded Exposure Account in an amount up to the Unfunded Exposure Amount of the related Delayed Draw Loan Asset or Revolving Loan (as applicable); provided that, no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the earlier to occur of the Commitment Termination Date or the Facility Maturity Date. Under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default exists or would result therefrom or an Unmatured Event of Default exists or would result therefrom or (ii) a Borrowing Base Deficiency exists or would result therefrom. Notwithstanding anything to the contrary herein, no Lender shall be obligated to provide the Borrower with aggregate funds in connection with an Advance that would exceed such Lender's unused Commitment then in effect.

(b) Promissory Note. Upon the request of any Lender, the Borrower shall promptly execute and deliver to such Lender a promissory note of the Borrower (in form and substance satisfactory to the Administrative Agent in its sole discretion) evidencing (i) the Advances of such Lender with appropriate insertions as to the date and principal amount, not to exceed such Lender's Commitment or (ii) the I/O Loan of such Lender, with appropriate insertions as to the date and interest amount, not to exceed the I/O Notional Loan Amount allocable to such Lender. For the avoidance of doubt, any note delivered in connection with an I/O Loan shall be a zero principal balance note.
(c) I/O Notional Loans. For the purposes of calculating the accrued interest under the I/O Loan, the Borrower and Lenders hereby agree that on the Closing Date, a loan with a principal amount equal to the I/O Notional Loan Amount shall be deemed to have been advanced to the Borrower by the applicable Lenders under the I/O Loan (each such loan, an "I/O Notional Loan"), and any increase or any decrease, if any, of the I/O Notional Loan Amount of the I/O Notional Loans shall be allocated ratably to those Lenders who are the holders of the I/O Loan, solely to the extent that the aggregate Commitments are increased or decreased. No amounts will actually be advanced by any Lender to the Borrower in respect of the I/O Notional Loan and no amount shall be owed by the Borrower to any Lender with respect to any such I/O Notional Loan (other than in respect of Yield at the I/O Rate). The amount of interest payable to a Lender in respect of the I/O Notional Loan shall be calculated with respect to such Lender's I/O Notional Loan Lender Percentage.
Section 2.02 Procedure for Advances.
(a) During the Revolving Period, the Lenders will make Advances on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Article III hereof.
(b) For each Advance, the Borrower shall deliver an irrevocable written notice in the form of a Notice of Borrowing to the Administrative Agent, with a copy to the Lenders, the Collateral Agent and the Collateral Custodian, no later than 11:00 a.m. at least one (1) Business Day before the Business Day on which the Advance is to be made; provided that, if such Notice of Borrowing is delivered later than 11:00 a.m. on such Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) and an updated Loan Asset Schedule, and shall specify:
(i) the proposed aggregate amount of such Advance; provided that the amount of such Advance must be at least equal to $500,000;
(ii) the proposed date of such Advance;
(iii) a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied;
(iv) the amount of cash that will be funded by the Transferor into the Unfunded Exposure Account in connection with any Delayed Draw Loan Asset or Revolving Loan, as applicable, funded by such Advance, if applicable; and
(v) whether such Advance should be remitted to the Principal Collection Account or the Unfunded Exposure Account.

On the date of each Advance, upon satisfaction of the applicable conditions set forth in Article III, each Lender shall, in accordance with the Notice of Borrowing, either make available to the Borrower, in same day funds, (x) an amount equal to such Lender's Pro Rata Share of such Advance, for deposit by the Collateral Agent into the Principal Collection Account (or, prior to the occurrence of an Event of Default, otherwise the account which the Borrower has designated in writing) or (y) an amount equal to such Lender's Pro Rata Share of such Advance, for deposit by the Collateral Agent into the Unfunded Exposure Account, as applicable. For the avoidance of doubt, each Advance and related increase in the Advances Outstanding shall be allocated ratably to each Lender in accordance with their respective Lender's Pro Rata Share as in effect before such increase. Any Lender which fails to remit its Pro Rata Share in connection with any Advance in accordance with this Section 2.02 shall constitute a Defaulting Lender, and the Borrower shall have all rights available to the Borrower pursuant to Section 2.19.
(c) Each Advance shall bear interest at the applicable Yield Rate.
(d) Subject to Section 2.16 and the other terms, conditions, provisions and limitations set forth herein (including, the payment of the Prepayment Premium, as applicable), the Borrower may borrow, repay or prepay and reborrow Advances without any penalty, fee or premium on and after the Closing Date and prior to the end of the Revolving Period.
(e) The obligation of each Lender to remit its Pro Rata Share of any Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.
(f) Notwithstanding anything to the contrary herein (including, without limitation, the existence of an Unmatured Event of Default or a Borrowing Base Deficiency), if, on the last day of the Revolving Period, the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall request an Advance in the amount of such shortfall (the "Unfunded Exposure Amount Shortfall"). Following receipt of a Notice of Borrowing (which shall specify the account details of the Unfunded Exposure Account where the funds will be made available), each Lender shall fund its Pro Rata Share of such Unfunded Exposure Amount Shortfall in accordance with Section 2.02(b), notwithstanding anything to the contrary herein (including, without limitation, the Borrower's failure to satisfy any of the conditions precedent set forth in Section 3.02) other than an Event of Default.
Section 2.03 Determination of Yield. The Administrative Agent shall determine the Yield in respect of all Advances and the I/O Loan (including unpaid Yield related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Remittance Period and shall advise the Servicer thereof on or prior to the third (3rd) Business Day prior to such Payment Date.
Section 2.04 Remittance Procedures. The Servicer shall instruct the Collateral Agent by delivery of the Servicing Report and, if the Servicer fails to do so, the Administrative Agent may instruct the Collateral Agent, to apply funds on deposit in the Controlled Accounts as described in this Section 2.04; provided that, at any time after delivery of a Notice of Exclusive Control, the Administrative Agent shall instruct the Collateral Agent to apply funds on deposit in the Controlled Accounts as described in this Section 2.04.
(a) Interest Payments prior to an Event of Default. In the absence of a continuing Event of Default or prior to the occurrence of the Facility Maturity Date, on each Payment Date, the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Interest Collections held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:

(i) to the payment of Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower; provided that the aggregate amounts payable under this clause (i) shall not exceed the Tax Expense Cap;
(ii) to the payment of accrued and unpaid Administrative Expenses; provided that the aggregate amounts payable under this clause (ii) shall not exceed the Administrative Expense Cap;
(iii) to the Servicer, in payment in full of all accrued and unpaid Servicing Fees, but only to the extent that the Servicer is not an Affiliate of the Borrower, the Transferor or AGTB Fund Manager, LLC;
(iv) pro rata, in accordance with the amounts due under this clause (iv), to each Lender, all Yield, the Unused Fee and any Breakage Fees that are accrued and unpaid as of the last day of the related Remittance Period;
(v) pro rata, to each Lender and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including attorneys' fees, costs and expenses), Increased Costs and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;
(vi) to pay the Advances Outstanding, to the extent necessary to eliminate any outstanding Borrowing Base Deficiency, on a pro forma basis after giving effect to all payments through this clause (vi);
(vii) to pay the Advances Outstanding, together with any applicable Prepayment Premium not paid pursuant to Section 2.04(b)(iii), in connection with any complete refinancing or termination of this Agreement in accordance with Section 2.16(b), until paid in full;
(viii) to the payment of any Administrative Expenses, to the extent not paid pursuant to clause (ii) above due to the limitation contained therein;
(ix) to pay to the Servicer, all reasonable expenses incurred in connection with the performance of its duties under the Transaction Documents;
(x) to pay to the Approved Valuation Firm all accrued and unpaid fees and expenses; and
(xi) so long as no Unmatured Event of Default has occurred and is continuing, to the Borrower (or its designee), any remaining amounts.
(b) Principal Payments prior to an Event of Default. In the absence of a continuing Event of Default or prior to the occurrence of the Facility Maturity Date, on each Payment Date the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer Principal Collections held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the most recent Determination Date, and priority:
(i) to pay amounts due under Section 2.04(a)(i) through 2.04(a)(v), to the extent not paid thereunder;
(ii) (x) prior to the end of the Revolving Period (at the discretion of the Servicer), to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount; or (y) after the end of the Revolving Period, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount;
(iii) (A) during the Revolving Period, to pay amounts due under Section 2.04(a)(vi) but only to the extent not paid in full thereunder and to the extent necessary to eliminate any outstanding Borrowing Base Deficiency, on a pro forma basis after giving effect to all payments through this clause (iii); or (B) during the Amortization Period, to repay the Advances Outstanding, and any accrued and unpaid Prepayment Premium, until paid in full;
(iv) to the payment of any Administrative Expenses, to the extent not paid pursuant to clause (i);
(v) to pay amounts due under Section 2.04(a)(ix) to the extent not paid thereunder;
(vi) to pay amounts due under Section 2.04(a)(x) to the extent not paid thereunder; and
(vii) so long as no Unmatured Event of Default has occurred and is continuing, to the Borrower (or its designee) any remaining amounts.
(c) Payment on and after the occurrence of an Event of Default. If an Event of Default exists and, in any case, after the declaration, or automatic occurrence, of the Facility Maturity Date, on each Business Day thereafter the Collateral Agent shall (as directed pursuant to the first paragraph of this Section 2.04) transfer collected funds held by the Account Bank in the Collection Account to the following Persons in the following amounts, calculated as of the prior Business Day, and priority:
(i) to the payment of Taxes, registration and filing fees then due and owing by the Borrower that are attributable solely to the operations of the Borrower; provided that the aggregate amounts payable under this clause (i) shall not exceed the Tax Expense Cap;
(ii) to the payment of accrued and unpaid Administrative Expenses;
(iii) to the Servicer, in payment in full of all accrued and unpaid Servicing Fees but only to the extent that the Servicer is not an Affiliate of the Borrower, the Transferor or AGTB Fund Manager, LLC;
(iv) pro rata, in accordance with the amounts due under this clause (iv), to each Lender, all Yield, the Unused Fee and any Breakage Fees that are accrued and unpaid as of the last day of the related Remittance Period;
(v) pro rata, to each Lender and the Administrative Agent, as applicable, all accrued and unpaid fees, expenses (including attorneys' fees, costs and expenses), Increased Costs and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;
(vi) to pay the Advances Outstanding, and any applicable Prepayment Premium, until paid in full;
(vii) [reserved];

(viii) to the Servicer, in payment in full of all accrued and unpaid Servicing Fees to the extent not paid pursuant to clause (iii) above due to the limitation contained therein;
(ix) to the Servicer, all reasonable expenses incurred in connection with the performance of its duties under the Transaction Documents;
(x) to pay to the Approved Valuation Firm all accrued and unpaid fees and expenses; and
(xi) to the Borrower (or its designee), any remaining amounts.
(d) Unfunded Exposure Account; Delayed Draw Loan Assets; Revolving Loans. On or before the Cut-Off Date of any Delayed Draw Loan Asset or any Revolving Loan, the Borrower shall deposit into the Unfunded Exposure Account an amount such that the balance of the Unfunded Exposure Account is at least equal to the Unfunded Exposure Equity Amount of such Delayed Draw Loan Asset or Revolving Loan by making a Disbursement Request from the Principal Collection Account in accordance with Section 2.18 and/or a Notice of Borrowing for an Advance in accordance with Section 2.02. Funds on deposit in the Unfunded Exposure Account as of any date of determination may be withdrawn to fund draw requests of the relevant Obligors under any Delayed Draw Loan Asset or Revolving Loan. Any such draw request made by an Obligor, along with wiring instructions for the applicable Obligor, shall be forwarded by the Borrower or the Servicer to the Collateral Agent (with a copy to the Administrative Agent) in the form of a Disbursement Request, and the Collateral Agent shall instruct the Account Bank to fund such draw request in accordance with the Disbursement Request. As of any date of determination, the Servicer (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) may cause any amounts on deposit in the Unfunded Exposure Account that exceed (i) prior to the end of the Revolving Period, the aggregate of all Unfunded Exposure Equity Amounts and (ii) otherwise, the Aggregate Unfunded Exposure Amount, in each case, to be deposited into the Principal Collection Account as Principal Collections. If, at any time, the Administrative Agent determines that a Delayed Draw Loan Asset or a Revolving Loan is no longer an Eligible Loan Asset, the Borrower shall promptly sell such Delayed Draw Loan Asset or Revolving Loan in accordance with Section 2.07 to minimize the related Unfunded Exposure Amount.
(e) Insufficiency of Funds. The parties hereby agree that if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents. The parties further agree that amounts that may be distributed to the Borrower or the holders of any Equity Interest in the Borrower are fully subordinated and junior to the Obligations of the Borrower to the Secured Parties. In the event the Borrower is subject to a Bankruptcy Event, any claim that the Borrower or the holders of any Equity Interest in the Borrower may have with respect to such distributions shall, notwithstanding anything to the contrary herein and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the Obligations of the Borrower to the Secured Parties. The foregoing sentence and the provisions of Section 2.04 shall constitute a "subordination agreement" within the meaning of Section 510(a) of the Bankruptcy Code. The Borrower and the Transferor hereby agree that they may only receive distributions from amounts available pursuant to Sections 2.04(a)(xi), 2.04(b)(vii) and 2.04(c)(xi).
(f) Repayment of Obligations. Notwithstanding anything to the contrary contained herein, the Borrower shall repay the Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative

Agent and Lenders and all other Obligations (other than unmatured contingent indemnification obligations) in full on the Facility Maturity Date.
Section 2.05 Instructions to the Collateral Agent and the Account Bank. All instructions and directions given to the Collateral Agent or the Account Bank by the Servicer, the Borrower or the Administrative Agent pursuant to Section 2.04 shall be in writing (including instructions and directions transmitted to the Collateral Agent or the Account Bank by email), and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of Section 2.04 and the Collateral Agent may conclusively rely on such instructions and directions. The Servicer and the Borrower shall immediately transmit to the Administrative Agent by email a copy of all instructions and directions given to the Collateral Agent or the Account Bank by such party pursuant to Section 2.04. The Administrative Agent shall promptly transmit to the Servicer and the Borrower by email a copy of all instructions and directions given to the Collateral Agent or the Account Bank by the Administrative Agent pursuant to Section 2.04. If either the Administrative Agent or the Collateral Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the Servicer under Section 2.04 or otherwise pursuant to this Agreement, or upon their respective instructions, it shall so notify the Borrower, the Servicer and the Collateral Agent or the Administrative Agent, as applicable, in writing and in reasonable detail to identify the specific disagreement. If such disagreement cannot be resolved within two (2) Business Days, the determination of the Administrative Agent as to such amounts shall be conclusive and binding on the parties hereto absent manifest error. In the event the Collateral Agent or the Account Bank receives instructions from the Servicer or the Borrower which conflict with any instructions received from the Administrative Agent, the Collateral Agent or the Account Bank, as applicable, shall rely on and follow the instructions given by the Administrative Agent.
Section 2.06 Borrowing Base Deficiency Payments.
(a) If, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then the Borrower shall eliminate such Borrowing Base Deficiency in its entirety within two (2) Business Days by effecting one or more (or any combination thereof) of the following actions in order to eliminate such Borrowing Base Deficiency as of such date of determination: (i) deposit cash in Dollars into the Principal Collection Account, (ii) repay Advances Outstanding (together with any Breakage Fees in respect of the amount so prepaid), (iii) subject to the approval of the Administrative Agent (other than in the case of Specified Loan Assets), in its sole discretion, Grant additional Eligible Loan Assets and/or (iv) deliver an Equity Cure Notice pursuant to Section 2.06(c) (and after delivery of such Equity Cure Notice, the Borrower shall eliminate such Borrowing Base Deficiency in accordance with such Section 2.06(c)).
(b) No later than 3:00 p.m. on the Business Day prior to the proposed repayment of Advances Outstanding or Grant of additional Eligible Loan Assets pursuant to Section 2.06(a), the Borrower (or the Servicer on its behalf) shall deliver (i) to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) notice of such repayment or Grant and a duly completed Borrowing Base Certificate, updated to the date such repayment or Grant is being made and giving pro forma effect to such repayment or Grant, and (ii) to the Administrative Agent, if applicable, a description of any Eligible Loan Asset and each Obligor of such Eligible Loan Asset to be Granted and an updated Loan Asset Schedule. Any notice pertaining to any repayment or any Grant pursuant to this Section 2.06 shall be irrevocable.
(c) The Borrower may cure a Borrowing Base Deficiency pursuant to Section 2.06(a)(iv) by delivering a notice to the Administrative Agent within two (2) Business Days after such Borrowing Base Deficiency (such notice, an "Equity Cure Notice") and subject to the following requirements:

(i) such Equity Cure Notice sets forth evidence substantially in the form of Exhibit P that (x)(A) the Parent has rights pursuant to its organizational documents to call capital from its investor(s) in an aggregate amount sufficient to cure such Borrowing Base Deficiency (in combination with the other cures thereof permitted under Section 2.06(a)), (B) the Parent has made a capital call on its investor(s) in an aggregate amount sufficient to cure such Borrowing Base Deficiency (in combination with the other cures thereof permitted under Section 2.06(a)), (C) the investor(s) are obligated to fund such capital call, (D) the proceeds of the capital call may be used for the purpose of such cure, and (E) the Parent intends to contribute such funds directly or indirectly to the Borrower in the form of an additional capital contribution and/or (y) the Parent has other sources of funds (including from proceeds of borrowings under one or more credit facilities) sufficient to cure such Borrowing Base Deficiency and the proceeds of such funds will be contributed directly or indirectly to the Borrower; and
(ii) the amount necessary to cure such Borrowing Base Deficiency (in combination with the other cures thereof permitted under Section 2.06(a)) is contributed directly or indirectly from the Parent to the Borrower in immediately available funds, and such amount shall be applied by the Borrower to cure such Borrowing Base Deficiency (in combination with the other cures thereof permitted under Section 2.06(a)) (A) within ten (10) Business Days of the date such Equity Cure Notice is delivered to the Administrative Agent in the case of an Equity Cure Notice described in clause 2.06(c)(i)(x), and (B) within two (2) Business Days of the date such Equity Cure Notice is delivered to the Administrative Agent in the case of an Equity Cure Notice described in clause 2.06(c)(i)(y).
Section 2.07 Sale of Loan Assets; Affiliate Transactions.
(a) Discretionary Sales. The Borrower shall be permitted to sell Loan Assets to Persons, including the Transferor and Affiliates of the Transferor, from time to time prior to the declaration or automatic occurrence of the Facility Maturity Date (such sale, a "Discretionary Sale"); provided that (i) the proceeds of such sale shall be deposited into the Collection Account, (ii) any sale to the Transferor or an Affiliate of the Transferor meets the requirements set forth in Section 2.07(d) below, (iii) after giving effect to any such sale, no Borrowing Base Deficiency shall exist, (iv) (A) no event has occurred, or would result from such sale, which constitutes an Event of Default, (B) no event has occurred and is continuing which constitutes an Unmatured Event of Default described in the proviso to the definition thereof, unless the sale price of the Loan Asset shall be equal to or greater than the Assigned Value, and (C) no event would result from such sale which constitutes an Unmatured Event of Default, and (v) after giving effect to any such sale, the Collateral Quality Tests are satisfied or, if not satisfied, would be maintained or improved.
(b) Repurchase or Substitution of Warranty Breach Loan Assets. If on any day a Loan Asset is (or becomes) a Warranty Breach Loan Asset, no later than ten (10) Business Days following the earlier of knowledge by the Borrower of such Loan Asset becoming a Warranty Breach Loan Asset or receipt by the Borrower from the Administrative Agent or the Servicer of written notice thereof, the Borrower shall either:
(i) make a deposit to the Collection Account (for allocation pursuant to Section 2.04) in immediately available funds in an amount equal to the sum of (x) (i) the Purchase Price (calculated without giving effect to the proviso in the definition thereof) of such Loan Asset, multiplied by (ii) the Outstanding Balance, plus (y) reasonable and documented expenses or fees, if any, with respect to such Loan Asset and costs and damages incurred by the Administrative Agent or by any Lender in connection with any violation by such Loan Asset of any Applicable Law (an itemized, written notification regarding the amount of such expenses, fees, costs or damages to be provided by the Administrative Agent to the Borrower); provided that (A) the Administrative Agent shall have the right to determine whether the amount so deposited is sufficient to satisfy the foregoing requirements and (B) the deposit of such funds into the Collection Account may result from the sale of such Warranty Breach Loan Asset pursuant to Section 2.07(a); or
(ii) in its sole discretion, substitute for such Warranty Breach Loan Asset a Substitute Eligible Loan Asset (subject to any consent rights of the Administrative Agent in connection with the acquisition of an Eligible Loan Asset);
provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Breach Loan Asset (and such Loan Asset shall cease to be a Warranty Breach Loan Asset) if (x) on or before the expiration of such ten (10) Business Day period, it ceases to meet the requirements set forth in the definition of Warranty Breach Loan Asset or (y) during the Revolving Period, the Advances Outstanding do not exceed the Borrowing Base.
Upon confirmation of the deposit of the amounts set forth in Section 2.07(b)(i) into the Collection Account or the delivery by the Borrower of a Substitute Eligible Loan Asset for each Warranty Breach Loan Asset pursuant to Section 2.07(b)(ii) (the date of such confirmation or delivery, the "Release Date"), such Warranty Breach Loan Asset and Related Asset shall be removed from the Collateral and, as applicable, the Substitute Eligible Loan Asset and Related Asset shall be included in the Collateral. On the Release Date of each Warranty Breach Loan Asset, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Warranty Breach Loan Asset and any Related Asset and all future monies due or to become due with respect thereto.
(c) Conditions to Sales, Substitutions and Repurchases. Any sales, substitutions or repurchases effected pursuant to Sections 2.07(a), or 2.07(b) shall be subject to the satisfaction of the following conditions (as certified in writing to the Administrative Agent and Collateral Agent by the Borrower):
(i) the Borrower shall deliver a Borrowing Base Certificate and an updated Loan Asset Schedule to the Administrative Agent in connection with such sale, substitution or repurchase;
(ii) the Borrower shall deliver a list of all Loan Assets to be sold, substituted or repurchased;
(iii) no selection procedures adverse to the interests of the Administrative Agent or the Lenders were utilized by the Borrower in the selection of the Loan Assets to be sold, repurchased or substituted;
(iv) the Borrower shall (A) with respect to sales and repurchases, give one (1) Business Day's notice of such sale or repurchase to the Administrative Agent and Collateral Agent and (B) with respect to substitutions, have received an Approval Notice (for each Loan Asset (other than a Specified Loan Asset) added to the Collateral on the related Cut-Off Date);
(v) the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Account in connection with any sale, substitution or repurchase;

(vi) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date (or if such representation and warranty is already qualified by the words "material", "materially" or "Material Adverse Effect", then such representation and warranty shall be true and correct in all respects); and
(vii) any repayment of Advances Outstanding in connection with any sale, substitution or repurchase of Loan Assets hereunder shall comply with the requirements set forth in Section 2.16; and
(viii) the Borrower shall agree to pay the reasonable and documented out of pocket legal fees and expenses of the Administrative Agent, Collateral Agent and the Collateral Custodian in connection with any such sale, substitution or repurchase (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent on behalf of the Secured Parties in the Loan Asset in connection with such sale, substitution or repurchase).
(d) Affiliate Transactions. Notwithstanding anything to the contrary set forth herein or in any other Transaction Document, other than in connection with a mandatory repurchase of a Warranty Breach Loan Asset pursuant to clause (b) above, the Transferor (or an Affiliate thereof) shall not reacquire from the Borrower and the Borrower shall not transfer to the Transferor or to Affiliates of the Transferor, and none of the Transferor nor any Affiliates thereof will have a right or obligation to purchase, the Loan Assets of the Borrower without complying with the following requirements: (i) any such transactions shall be at arm's-length, (ii) all such sales must be at a price for each Loan Asset at least equal to the Outstanding Balance of such Loan Asset multiplied by the respective Assigned Value or, in the event a Value Adjustment Event has occurred with respect to such Loan Asset, the "fair market value" of such Loan Asset and (iii) after giving effect to such sale, no Borrowing Base Deficiency shall exist. Each determination of "fair market value" pursuant to this Section 2.07(d) shall be made by the Servicer in accordance with the Servicing Standard. In addition, each such determination shall be acceptable to the Administrative Agent in its sole discretion; provided that if the "fair market value" determined by the Servicer is not acceptable to the Administrative Agent, the Servicer may retain an Approved Valuation Firm to value such Loan Asset, and such Approved Valuation Firm's valuation shall become the fair market value of such Loan Asset.
(e) Limitations on Sales and Substitutions.
(i) The Outstanding Balance of all Loan Assets (other than Warranty Breach Loan Assets) sold pursuant to Section 2.07(a) during the preceding period of twelve (12) calendar months (or for the first twelve (12) calendar months after the Closing Date, during the period commencing on the Closing Date), after giving effect to such substitution or sale, is not greater than 30% of the Total Borrower Capitalization (or such greater percentage as agreed to by the Administrative Agent (acting at the direction of the Required Lenders, each in its sole discretion)) as of the first day of such twelve (12) calendar month period (or as of the Closing Date, as the case may be); provided that the Outstanding Balance of all Loan Assets (other than Warranty Breach Loan Assets) sold to Affiliates of the Transferor pursuant to Section 2.07(a) whose Assigned Value was not reduced by the Administrative Agent after the applicable Cut-Off Date during the preceding period of twelve (12) calendar months (or for the first twelve (12) calendar months after the Closing Date, during the period commencing on the Closing Date), after giving effect to such substitution or sale, is not greater than 20% of the Total Borrower Capitalization (or such greater percentage as agreed to by the Administrative Agent (acting at the direction of the Required Lenders, each in its sole discretion)) as of the first day of such twelve (12) calendar month period (or as of the Closing Date, as the case may

be). The Outstanding Balance of all Defaulted Loans (other than Warranty Breach Loan Assets) sold pursuant to Section 2.07(a) to the Transferor or any direct or indirect parent of the Transferor during the preceding period of twelve (12) calendar months (or for the first twelve (12) calendar months after the Closing Date, during the period commencing on the Closing Date), after giving effect to such substitution or sale, is not greater than 10% of the Total Borrower Capitalization as of the first day of such twelve (12) calendar month period (or as of the Closing Date, as the case may be). Notwithstanding the foregoing, the Borrower shall be permitted to sell or transfer any Defaulted Loan (subject to the immediately preceding sentence), any Loan Asset that has an Assigned Value of zero, any Margin Stock or any Equity Security to any Person at any time; provided that, during the continuance of an Event of Default, the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders, each in its sole discretion) shall be required for any such sale.
(ii) Any Loan Asset that has been sold pursuant to Section 2.07(a) or substituted pursuant to Section 2.07(b) shall be subject to the following additional requirements if subsequently reacquired hereunder as a Specified Loan Asset:
(A) if, immediately prior to such sale, substitution or release, such Loan Asset is subject to a Value Adjustment Event, (i) if such Value Adjustment Event has been cured prior to the repurchase date, such repurchase shall not require the consent of the Administrative Agent, provided, that the Advance Rate with respect to such Loan Asset, and each calculation to be made as of the applicable Cut-Off Date pursuant to the definitions of "Advance Rate" and "Value Adjustment Event", shall instead be determined as of the date of such sale, substitution or release (and not as of the actual Cut-Off Date for such repurchase), and (ii) if such Value Adjustment Event has not been cured, such repurchase shall be subject to the prior consent of the Administrative Agent in its sole discretion and the Advance Rate with respect to such Loan Asset, and each calculation pursuant to the definitions of "Advance Rate" and "Value Adjustment Event", shall be determined as of the Cut-Off Date for such repurchase; and
(B) if, immediately prior to such sale, substitution or release, such Loan Asset is not subject to a Value Adjustment Event, (i) if such repurchase is consummated within 90 days of the date of such sale, substitution or release, such repurchase shall not require the consent of the Administrative Agent, provided, that the Advance Rate with respect to such Loan Asset and each calculation to be made as of the applicable Cut-Off Date pursuant to the definitions of "Advance Rate" and "Value Adjustment Event" shall instead be determined as of the date such Loan Asset was sold, substituted or released (and not as of the actual Cut-Off Date for such repurchase), and (ii) if such repurchase is consummated more than 90 days from the date of such sale, substitution or release, then the Advance Rate with respect to such Loan Asset, and each calculation pursuant to the definitions of "Advance Rate" and "Value Adjustment Event", shall be determined as of the Cut-Off Date for such repurchase.
Section 2.08 Payments and Computations, Etc.
(a) All amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. on the day when due in Dollars in immediately available funds to the Collection Account or such other account as is designated by the Administrative Agent. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason. Each Advance and I/O Loan shall accrue interest at the applicable Yield Rate for each day during each applicable Remittance Period. All computations of interest and all computations with respect to the Yield and the Yield Rate shall be computed on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed. Each Advance shall accrue interest at the Yield Rate for each day beginning on, and including, the Advance Date with respect to such Advance and ending on, but excluding, the date such Advance is repaid in full. Yield on the I/O Loan due on each Payment Date shall be equal to the applicable interest due thereon with respect to each such Payment Date, which Yield shall accrue at the Yield Rate for each day during the Remittance Period.
(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be. To the extent that Available Collections are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.04(a)(v) and Section 2.04(b)(i), such unpaid amounts shall remain due and owing and shall be payable on the next succeeding Payment Date until repaid in full.
(c) If any Advance requested by the Borrower pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of, or failure to fund such Advance on the part of, the Lenders, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify such Lender against any loss, cost or expense incurred by such Lender related thereto, including, any loss (including cost of funds and out-of-pocket expenses but excluding lost profits), cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund Advances or maintain the Advances. Any such Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.
(d) For the avoidance of doubt, the Borrower shall not be obligated to pay or repay any amounts in respect of an I/O Notional Loan other than interest in accordance with Section 2.01 and Section 2.04, as applicable.
Section 2.09 Unused Fee. The Borrower shall pay, in accordance with Section 2.04, pro rata to each Lender, an unused fee (the "Unused Fee") payable in arrears for each Remittance Period, equal to the sum of the products for each day during such Remittance Period of (a) one divided by three hundred and sixty (360), (b) the applicable Unused Fee Rate and (c) the positive difference, if any, of the Facility Amount less the greater of (i) the Advances Outstanding on such date and (ii) the Minimum Utilization.
Section 2.10 Increased Costs; Capital Adequacy.
(a) If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit, assessment, fee, insurance charge, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any the Administrative Agent, any Lender or any Affiliate, participant, successor or assign thereof (each of which shall be an "Affected Party");
(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(iii) impose on any Affected Party or the London or other applicable offshore interbank market (or, to the extent a different Benchmark applies, the market for such Benchmark) any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances or participation therein or the obligation or right of any Lender to make Advances hereunder;
(iv) change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or
(v) change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses deposit insurance premiums or similar charges;
and the result of any of the foregoing shall be to increase the cost to or impose a cost upon such Affected Party of funding or making or maintaining any Advance or of maintaining its obligation to make any such Advance or otherwise performing its obligations under the Transaction Documents or to increase the cost to such Affected Party or to reduce the amount of any sum received or receivable by such Affected Party, whether of principal, interest or otherwise or to require any payment calculated by reference to the amount of interest or loans received or held by such Affected Party, then the Borrower will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional costs incurred or reduction suffered.
(b) If any Affected Party determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Affected Party's capital or on the capital of Affected Party's holding company, if any, as a consequence of this Agreement or the Advances made by such Affected Party to a level below that which such Affected Party or Affected Party's holding company could have achieved but for such Change in Law (taking into consideration such Affected Party's policies and the policies of such Affected Party's holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Affected Party such additional amount or amounts as will compensate such Affected Party or Affected Party's holding company for any such reduction suffered.
(c) A certificate of an Affected Party providing an explanation of the applicable Change in Law and setting forth the amount or amounts necessary to compensate such Affected Party or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.10 shall be delivered to the Borrower and shall be conclusive absent manifest error. In determining any amount provided for in this Section 2.10, the Affected Party may use any reasonable averaging and attribution methods. The Borrower shall pay such Affected Party the amount shown as due on any such certificate on the first Payment Date pursuant to Section 2.04 occurring at least five (5) Business Days following receipt thereof.
(d) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of any Affected Party's right to demand such compensation; provided that the Borrower shall not be required to compensate any Affected Party pursuant to this Section 2.10 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Affected Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Party's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If at any time the Borrower shall be liable for the payment of any additional amounts in accordance with this Section 2.10), then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.16(b) but without the payment of any Prepayment Premium or Breakage Fees); provided, that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.10 in accordance with the terms hereof.
Section 2.11 Taxes.
(a) Any and all payments made by the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, except as required by Applicable Law. If any Taxes are required by Applicable Law (as determined in the good faith discretion of the applicable Withholding Agent) to be deducted or withheld from any amounts payable to any Recipient by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the amount payable by the Borrower to such Person will be increased as necessary (the amount of such increase, the "Additional Amount") such that every net payment made under this Agreement after withholding or deduction for or on account of any Taxes (including, any Taxes on such Additional Amount) is not less than the amount that would have been paid had no such deduction or withholding been made.
(b) The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent or a Lender timely reimburse it for the payment of, any Other Taxes.
(c) [Reserved].
(d) The Borrower will indemnify, from funds available to it pursuant to Section 2.04, each Recipient for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. All payments in respect of this indemnification shall be made within ten (10) days from the date a written demand therefor is delivered to the Borrower. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.11(e).

(f) Within thirty (30) days after the date of any payment by the Borrower or by the Servicer on behalf of the Borrower of any Taxes to a Governmental Authority pursuant to this Section 2.11, the Borrower or the Servicer, as applicable, will furnish to the Administrative Agent at the applicable address set forth on this Agreement, appropriate evidence of payment thereof.
(g) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(g)(i), (ii) and (iii)) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing:
(i) If any Lender is not a United States Tax Person, such Lender shall, to the extent legally entitled to do so, deliver to the Borrower and to the Administrative Agent (in such number of copies as shall be requested by the recipient), on or prior to the date such Lender becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
a. in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
b. executed copies of IRS Form W-8ECI;
c. in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit N-1 to the effect that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
d. to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-2 or Exhibit N-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit N-4 on behalf of each such direct and indirect partner;
(ii) If a Lender is a United States Tax Person, such Lender shall deliver to the Borrower, with a copy to the Administrative Agent, on or prior to the date such Lender becomes a party to this Agreement (and from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent), two (or such other number as may from time to time be prescribed by Applicable Law) duly completed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.
(iii) If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iii), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
(iv) If any Lender is not a United States Tax Person, such Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(v) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.11(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h) Unless required by Applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified or paid Additional Amounts pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section) it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made or Additional Amounts paid under this Section 2.11 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.11(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.11(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.11(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification payments or Additional Amounts giving rise to such refund not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i) Each party's obligations under this Section 2.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.
(j) If at any time the Borrower shall be liable for the payment of any Additional Amounts in accordance with this Section 2.11, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.16(b)); provided that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.11 in accordance with the terms hereof.
Section 2.12 Grant of a Security Interest; Collateral Assignment of Agreements.
(a) To secure the prompt and complete payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent (collectively, the "Secured Obligations"), the Borrower hereby (i) collaterally assigns and pledges to the Collateral Agent, on behalf of the Secured Parties and (ii) Grants a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower's right, title and interest in, to and under (but none of the obligations under) all of the Collateral, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located. For the avoidance of doubt, the Collateral shall not include any Excluded Amounts, and the Borrower does not hereby assign, pledge or Grant a security interest in any such amounts. Anything herein to the contrary notwithstanding, (x) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (y) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (z) none of the Administrative Agent, the Collateral Agent, any Lender nor any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent, the Collateral Agent, any Lender nor any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
The foregoing Grant shall, for the purpose of determining the property subject to the Lien of this Agreement, be deemed to include any securities and any investments Granted to the Collateral Agent by or on behalf of the Borrower, whether or not such securities or investments satisfy the criteria set forth in the definitions of "Eligible Loan Asset" or "Permitted Investments," as the case may be.
(b) As security for the Secured Obligations, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower's right and title to and interest in, to and under (but not any obligations under) the Purchase and Sale Agreement (and any UCC financing statements filed under or in connection therewith), the Underlying Instruments related to each Loan Asset, all other agreements, documents and instruments evidencing, securing or guarantying any Loan Asset and all other agreements, documents and instruments related to any of the foregoing but excluding any Excluded Amounts or Retained Interest (the "Assigned Documents"). In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, its right to indemnification under the Purchase and Sale Agreement. The Borrower confirms that during the existence of an Event of Default and until the Collection Date the Collateral Agent (at the direction of the Administrative Agent and upon notice to the Borrower) on behalf of the Secured Parties shall have the sole right to enforce the Borrower's rights and remedies under the Purchase and Sale Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties.
The parties hereto agree that such collateral assignment to the Collateral Agent, for the benefit of the Secured Parties, shall terminate upon the Collection Date.
Section 2.13 Evidence of Debt. The Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of the Borrower, at its address referred to in Section 12.02 a copy of each Assignment and Acceptance and participation agreement delivered to and accepted by it and a register for the recordation of the names and addresses and interests of the Lenders (including principal amounts and stated interest on the Advances or stated interest on the I/O Loan, as applicable) (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time during business hours and from time to time upon reasonable prior notice. No Advance or I/O Loan hereunder shall be assigned or sold, in whole or in part without registering such assignment or sale on the Register. Failure to make any such recordation, or any error in such recordation, however, shall not affect Borrower's obligations in respect of any Advance and the I/O Loan.
Section 2.14 Release of Loan Assets. The Lien granted created pursuant to this Agreement shall be automatically released with respect to the following: (a) any Loan Asset (and the Related Asset) sold or substituted in accordance with the applicable provisions of Section 2.07, (b) any Loan Asset (and the Related Asset) with respect to which all amounts have been paid in full by the related Obligor and deposited in the Collection Account and (c) the entire Collateral following the Collection Date. The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Borrower and at the direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower, give notice of such release to the Collateral Custodian (in the form of Exhibit J) (unless the Collateral Custodian and Collateral Agent are the same Person) and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement. Upon receiving such notification by the Collateral Agent as described in the immediately preceding sentence, if applicable, the Collateral Custodian shall deliver the Required Loan Documents to the Borrower.

Section 2.15 Treatment of Amounts Received by the Borrower. Amounts received by the Borrower pursuant to Section 2.07 on account of Loan Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loan Assets hereunder.
Section 2.16 Prepayment; Termination; Reduction.
(a) Except as expressly permitted or required herein, including, any repayment necessary to cure a Borrowing Base Deficiency, Advances Outstanding may only be prepaid in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent and the Collateral Agent at least one (1) Business Day, or in the case of any prepayment in whole, at least three (3) Business Days, prior to such prepayment. Upon any prepayment, the Borrower shall also pay in full all accrued and unpaid Yield, any Breakage Fees, Increased Costs and all accrued and unpaid costs and expenses of the Administrative Agent and Lenders related to such prepayment on the next Payment Date; provided that no reduction in Advances Outstanding shall be given effect unless (i) sufficient funds have been remitted to pay all such required amounts in full, as determined by the Administrative Agent, in its sole discretion and (ii) no event would result from such prepayment which would constitute an Event of Default or an Unmatured Event of Default. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.16(a) to the payment of any Breakage Fees and to the pro rata reduction of the Advances Outstanding. Any notice relating to any repayment pursuant to this Section 2.16(a) shall be irrevocable.
(b) The Borrower may, at its option and upon three (3) Business Days' prior written notice of such termination or permanent reduction in the form of Exhibit F to the Administrative Agent and the Collateral Agent, either (i) terminate this Agreement and the other Transaction Documents upon payment in full of all Advances Outstanding, all accrued and unpaid Yield and Fees, any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders, payment of the Prepayment Premium pro rata to each Lender and payment of all other Obligations (other than unmatured contingent indemnification obligations), or (ii) permanently reduce in part the Facility Amount upon payment in full, all accrued and unpaid Yield and Unused Fees (pro rata with respect to the portion of the Facility Amount so reduced), any Breakage Fees, Increased Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders and the Prepayment Premium pro rata to each Lender. Any Termination/Reduction Notice relating to any reduction or termination pursuant to this Section 2.16(b) shall be irrevocable. The Commitment and I/O Notional Loan Amount of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.16(b).
(c) The Borrower hereby acknowledges and agrees that the Prepayment Premium constitutes additional consideration for the Lenders to enter into this Agreement.
(d) Notwithstanding anything herein to the contrary, no Prepayment Premium shall be due and payable in connection with any prepayment or repayment in any of the following circumstances: (i) if a Non-Approval Event has occurred and is continuing, (ii) on or after the two (2)-year anniversary of the Closing Date, (iii) if such prepayment or repayment is pursuant to Section 2.10(e), (iv) if the Borrower elects to terminate this Agreement in connection with an assignment by Morgan Stanley pursuant to Section 12.04(a) that is required by Applicable Law and for which the consent of the Borrower was not obtained; provided that if any assignee of Morgan Stanley shall subsequently make an assignment pursuant to Section 12.04(a) that is required by Applicable Law and for which the consent of the Borrower was not obtained, no Prepayment Premium shall be due and payable if the Borrower elects to terminate the Commitments of such assignee or this Agreement; provided, further, that, in connection with a termination of this Agreement, such Prepayment Premium shall continue to be due and payable to any Lender whose Commitments were not assigned without the Borrower's consent, or (v) if the Borrower elects to terminate this Agreement in connection with the replacement of the Benchmark.
Section 2.17 Collections and Allocations.
(a) The Collateral Agent shall promptly identify all Available Collections received in the Collection Account as being on account of Interest Collections or Principal Collections and shall segregate all Interest Collections and Principal Collections and transfer the same to the Interest Collection Account and the Principal Collection Account, respectively. The Servicer shall comply with its obligations specified in Section 5.03(o). If, notwithstanding such compliance, the Servicer receives any collections directly, the Servicer shall transfer, or cause to be transferred, any such collections received directly by it (if any) to the Collection Account by the close of business within two (2) Business Days after such Interest Collections and Principal Collections are received and identified by the Servicer; provided that the Servicer shall identify to the Collateral Agent any collections received directly by the Servicer as being on account of Interest Collections or Principal Collections. The Collateral Agent shall further provide to the Servicer a statement as to the amount of Interest Collections and Principal Collections on deposit in the Interest Collection Account and the Principal Collection Account no later than three (3) Business Days after each Determination Date for inclusion in the Servicing Report delivered pursuant to Section 6.08(b). It is understood and agreed that the Servicer shall remain liable for the proper allocation of the aforementioned Interest Collections and Principal Collections into the appropriate accounts.
(b) On the Cut-Off Date with respect to any Loan Asset, the Servicer will deposit or will cause the Borrower to deposit into the Collection Account all Available Collections received in respect of Eligible Loan Assets being transferred to and included as part of the Collateral on such date.
(c) With the prior written consent of the Administrative Agent (a copy of which will be provided by the Servicer to the Collateral Agent), the Servicer may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Administrative Agent a report setting forth the calculation of such Excluded Amounts in form and substance satisfactory to the Administrative Agent and the Collateral Agent in their sole discretion.
(d) Prior to the delivery of a Notice of Exclusive Control, the Servicer shall, pursuant to written instruction (which may be in the form of standing instructions), direct the Collateral Agent to invest, or cause the investment of, funds on deposit in the Controlled Accounts in Permitted Investments, from the date of this Agreement until the Collection Date. Absent any such written instruction, such funds shall be invested in the Standby Investment. A Permitted Investment acquired with funds deposited in any Controlled Account shall mature not later than the Business Day immediately preceding any Payment Date, and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be registered in the name of the Account Bank or its nominee for the benefit of the Collateral Agent. All income and gain realized from any such investment, as well as any interest earned on deposits in any Controlled Account shall be distributed in accordance with the provisions of Article II hereof. The Borrower shall deposit in the Collection Account or the Unfunded Exposure Account, as the case may be (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred, in respect of any such investment, immediately upon realization of such loss. None of the Account Bank, the Collateral Agent, the Administrative Agent or any Lender shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in any Controlled Account other than with respect to fraud, their own gross negligence or willful misconduct on the part of the Collateral Agent or Account Bank. The parties hereto acknowledge that the Collateral Agent, the Administrative Agent, a Lender or any of their respective Affiliates may receive compensation with respect to the Permitted Investments.
(e) Until the Collection Date, neither the Borrower nor the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in any Controlled Account, except to the extent explicitly set forth in Section 2.04, Section 2.17(c) or Section 2.18.
Section 2.18 Reinvestment of Principal Collections.
On the terms and conditions hereinafter set forth as certified in writing to the Collateral Agent and the Administrative Agent, prior to the end of the Revolving Period, the Servicer may, to the extent of any Principal Collections on deposit in the Principal Collection Account:
(a) direct the Collateral Agent to withdraw such funds for the purpose of reinvesting in additional Eligible Loan Assets to be Granted hereunder; provided that the following conditions are satisfied:
(i) all conditions precedent set forth in Section 3.02 and Section 3.04 have been satisfied;
(ii) no Event of Default has occurred, or would result from such withdrawal and reinvestment, and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such withdrawal and reinvestment;
(iii) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date (or if such representation and warranty is already qualified by the words "material", "materially" or "Material Adverse Effect", then such representation and warranty shall be true and correct in all respects); and
(iv) delivery of a Disbursement Request and a Borrowing Base Certificate, each executed by the Borrower (or a Responsible Officer of the Servicer on behalf of the Borrower); or
(b) direct the Collateral Agent to withdraw such funds for the purpose of making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.16.
Upon the satisfaction of the applicable conditions set forth in this Section 2.18 (as certified by the Borrower to the Collateral Agent and the Administrative Agent), the Collateral Agent shall withdraw funds from the Principal Collection Account as directed by the Servicer in an amount not to exceed the lesser of (x) the amount requested by the Servicer or, after the delivery of a Notice of Exclusive Control which has not been rescinded, as directed by the Administrative Agent, for reinvestment or repayment and (y) the amount on deposit in the Principal Collection Account on such day.
Section 2.19 Defaulting Lenders.
(a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the portion of the Advance funded by such Defaulting Lender shall not be included in determining whether Required Lenders have taken or may take any action hereunder and the Defaulting Lender shall not be included in determining whether all Lenders have taken or may have taken any action hereunder; provided that any waiver, amendment or modification requiring the consent of all Lenders which affects such Defaulting Lender differently than other affected Lenders or Lenders shall require the consent of such Defaulting Lender, as applicable.
(b) In the event that the Administrative Agent, and, so long as no Event of Default exists, the Borrower determines (such determination not to be unreasonably withheld) that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, such Lender will cease to be a Defaulting Lender and the provisions of clause (a) above shall, from and after such determination, cease to be of further force or effect with respect to such Lender; provided that no change hereunder from Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.
(c) Replacement of a Lender.
(i) If any Lender becomes a Defaulting Lender or a Non-Consenting Lender or requests compensation under Section 2.10, then the Borrower may, at its sole expense and effort, upon not less than five (5) Business Days advance notice to the Administrative Agent and (if different) the related Lender, (x) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all of its respective interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a Lender hereunder, which consent shall not be unreasonably withheld, (B) the assignee shall not be an Affiliate of any of the Borrower, the Servicer or the Transferor, (C) such assigning Lender shall have received payment of an amount equal to all outstanding Advances funded or maintained by such Lender, together with all accrued interest thereon and all accrued Fees, and (D) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable consent, waiver or amendment of the Transaction Documents or (y) terminate the Commitment of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the portion of the Advance held by such Lender as of such termination date, without the payment of any penalty, fee or premium. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to exist.
(ii) Any Lender being replaced pursuant to Section 2.19(c)(i) above shall execute and deliver an Assignment and Acceptance with respect to such Lender's applicable Commitment and outstanding portion of the Advance funded by such Lender. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender's Commitment and outstanding portion of the Advance and (B) all obligations of the Borrower owing to the assigning Lender relating to the Advance and Commitments so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance, the assignee Lender shall become a Lender hereunder and under each of the Transaction Documents and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned portion of the Advance and Commitments, except with respect to indemnification provisions under this Agreement, which shall survive as to such assignment Lender. In connection with any such replacement, if any such Non-

Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the Non-Consenting Lender or Defaulting Lender.
(d) In the event that the Borrower or the Administrative Agent has requested any consent, waiver or amendment by any Lender or the Lenders to any matter pursuant to this Agreement, and such consent, waiver or amendment in question requires the agreement of all affected Lenders, the Lenders or the Required Lenders, then any Lender who does not agree to such consent, waiver or amendment within five (5) Business Days' written notice to such Lender that such amendment has been agreed to by the Required Lenders shall be deemed a "Non-Consenting Lender." For the avoidance of doubt, (x) Non-Consenting Lender shall not include any Lender that abstains from voting on any consent, waiver or amendment if the vote of such Lender would not be required in order for such consent, waiver or amendment to be approved pursuant to this Agreement (disregarding any other Lender that has so abstained or otherwise not approved such consent, waiver or amendment), and (y) if the Administrative Agent is also a Lender, any failure of the Administrative Agent, acting in its capacity as Administrative Agent, to grant any consent, waiver or amendment shall not result in the Administrative Agent, acting in its capacity as a Lender, being deemed to be a Non-Consenting Lender. In the event that the Administrative Agent in its individual capacity is a Non-Consenting Lender and the Borrower has replaced the Administrative Agent in its capacity as a Non-Consenting Lender pursuant to this Section 2.19, then the Borrower shall have the right to remove and replace the Administrative Agent in accordance with Section 9.01(h).
Section 2.20 Capital Contributions.
Any member of the Borrower may, but shall not be obligated to, make a capital contribution in cash or Loan Assets to the Borrower at any time and for any purpose. All cash contributed to the Borrower shall be treated as Principal Collections, except to the extent that the Servicer specifies to the Collateral Agent that such cash shall constitute Interest Collections and shall be deposited into the Collection Account as designated by the Servicer.
ARTICLE III

CONDITIONS PRECEDENT
Section 3.01 Conditions Precedent to Effectiveness.
(a) This Agreement shall be effective upon satisfaction of the conditions precedent that:
(i) all acts and conditions (including, the obtaining of any necessary consents and regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related Transaction Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all Applicable Law;
(ii) in the judgment of the Administrative Agent, there has not been (x) any change in Applicable Law which adversely affects any Lender's or the Administrative Agent's ability to enter into the transactions contemplated by the Transaction Documents or

(y) any Material Adverse Effect or material disruption in the financial, banking or commercial loan or capital markets generally;
(iii) any and all written information submitted to each Lender and the Administrative Agent by the Borrower, the Transferor or the Servicer or any of their Affiliates is accurate, true and correct in all material respects and no such document or certificate contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic information furnished by the Borrower or the Servicer which was provided to the Borrower or the Servicer from an Obligor with respect to a Loan Asset (or is derived therefrom), such information need only be accurate, true and correct to the knowledge of the Borrower or the Servicer;
(iv) each Lender shall have received all documentation and other information requested by such Lender in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Transferor and the Servicer under applicable "know your customer" and Anti-Money Laundering Laws, including, the Patriot Act, all in form and substance satisfactory to each Lender;
(v) at least five (5) days prior to the Closing Date, the Borrower shall deliver a Beneficial Ownership Certification;
(vi) the Administrative Agent shall have received on or before the date of such effectiveness the items listed in Schedule I hereto, each in form and substance satisfactory to the Administrative Agent and each Lender;
(vii) in the judgment of the Administrative Agent and each Lender, there shall have been no material adverse change in the Borrower's (or the Servicer's) underwriting, servicing, collection, operating and reporting procedures and systems since the completion of due diligence by the Administrative Agent and each Lender;
(viii) the results of the Administrative Agent's financial, legal, tax and accounting due diligence relating to the Transferor, the Borrower, the Servicer, the Eligible Loan Assets and the transactions contemplated hereunder are satisfactory to the Administrative Agent; and
(ix) the Borrower shall have paid in full all invoiced fees then required to be paid thereby, including all fees required hereunder and under the applicable Lender Fee Letters and the Collateral Agent and Collateral Custodian Fee Letter and shall have reimbursed the Lenders, the Administrative Agent, the Collateral Custodian, the Account Bank and the Collateral Agent for all reasonable and documented fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the attorney fees and any other legal and document preparation costs incurred by the Lenders and the Administrative Agent.
(b) By its execution and delivery of this Agreement, each of the Borrower and the Servicer hereby certifies that each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.01 (other than such conditions precedent subject to the judgment or satisfaction of the Administrative Agent or any Lender) have been satisfied.
Section 3.02 Conditions Precedent to All Advances. Each Advance to the Borrower from the Lenders shall be subject to the further conditions precedent that:

(a) On the Advance Date of such Advance, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:
(i) the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian and the Collateral Agent), no later than 11:00 a.m. on the date that is one (1) Business Day prior to the related Advance Date: (A) a Notice of Borrowing and an Officer's Certificate (which may be included as part of the Notice of Borrowing) computed as of the proposed Advance Date and after giving effect thereto and to the purchase by the Borrower of the Eligible Loan Assets to be purchased by it on such Advance Date, demonstrating that the Investment Criteria are satisfied on the date on which the Borrower (or the Servicer on its behalf) commits to purchase such Eligible Loan Asset (and after giving effect to such commitment), (B) a Borrowing Base Certificate, (C) a Loan Asset Schedule, (D) an Approval Notice (for any such Loan Asset (other than a Specified Loan Asset) added to the Collateral on the related Advance Date) and (E) such additional information, approvals, documents, certificates and reports as may be reasonably requested by the Administrative Agent and, if applicable and to the extent not previously delivered with respect to the acquisition of the related Loan Asset but only if not superseded or subsequently amended, an executed copy of each assignment and assumption agreement, transfer document or instrument (including any Loan Assignment) relating to each Loan Asset to be Granted evidencing the assignment of such Loan Asset from any prior third party owner thereof directly to the Borrower (other than in the case of any Loan Asset acquired by the Borrower at origination);
(ii) the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 11:00 a.m. on the related Advance Date, an emailed copy of the duly executed original promissory notes of the Loan Assets (or, in the case of any Noteless Loan, a fully executed assignment agreement) and if any Loan Assets are closed in escrow, a certificate (in the form of Exhibit G) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian not later than five (5) Business Days after the related Cut-Off Date as to any Loan Assets;
(iii) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects (or if such representation and warranty is already qualified by the words "material", "materially" or "Material Adverse Effect", then such representation and warranty shall be true and correct in all respects) before and after giving effect to the Advance to take place on such Advance Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date);
(iv) no Event of Default exists prior to or would result from such Advance, and no Unmatured Event of Default or Borrowing Base Deficiency exists prior to or would result from such Advance;
(v) no event has occurred and is continuing, or would result from such Advance, which constitutes a Servicer Default or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Default;
(vi) since the Closing Date, there has been no Material Adverse Effect;

(vii) no Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Granted on such Advance Date;
(viii) all terms and conditions of the Purchase and Sale Agreement required to be satisfied in connection with the assignment of each Eligible Loan Asset being Granted hereunder on such Advance Date (and the Related Asset related thereto), including, the perfection of the Borrower's interests therein, shall have been satisfied in full, and all filings (including, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in the Collateral, including such Eligible Loan Assets and the Related Asset and the proceeds thereof shall have been made, taken or performed; and
(ix) if a Loan Asset is to be acquired with the proceeds of such Advance, such Loan Asset is an Eligible Loan Asset as of the date of funding.
(b) The Borrower shall have provided a request for an Approval Notice for each Loan Asset (other than a Specified Loan Asset) intended to be included in the Collateral in connection with the applicable Advance Date (and such information in respect of each such Loan Asset that is reasonably requested by the Administrative Agent) no later than 10:00 a.m. on the date that is no fewer than one (1) Business Day prior to the applicable Advance Date (if any Advance is being requested in connection with the acquisition of such Loan Asset). The Administrative Agent shall have provided an Approval Notice to the Borrower for each of the Eligible Loan Assets (other than Specified Loan Assets) identified in the applicable Loan Asset Schedule for inclusion in the Collateral on the applicable Advance Date.
(c) No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by any Lender or the proposed Grant of Eligible Loan Assets in accordance with the provisions hereof.
(d) The proposed Advance Date shall take place during the Revolving Period.
(e) The Borrower shall have paid in full all fees and expenses then required to be paid, including all fees and expenses required hereunder and under the applicable Lender Fee Letters and the Collateral Agent and Collateral Custodian Fee Letter, in each case, to the extent invoiced at least two (2) Business Days prior to the related Advance Date (other than any and all fees required to be paid on the Closing Date).
The failure to satisfy any of the foregoing conditions precedent in respect of any Advance shall give rise to a right of the Administrative Agent and the Lenders to rescind the related Advance and direct the Borrower to pay to the Administrative Agent for the benefit of the Lenders an amount equal to the Advances made during any such time that any of the foregoing conditions precedent were not satisfied.
Section 3.03 Advances Do Not Constitute a Waiver. No Advance made hereunder shall constitute a waiver of any condition to any Lender's obligation to make such an Advance unless such waiver is in writing and executed by such Lender.
Section 3.04 Conditions to Acquisition of Loan Assets. Each Grant of an additional Eligible Loan Asset pursuant to Section 2.06, a Substitute Eligible Loan Asset pursuant to Section 2.07(b), an additional Eligible Loan Asset pursuant to Section 2.18 or any other Grant of a Loan Asset hereunder shall be subject to the further conditions precedent that (as certified to the Collateral Agent by the Borrower):
(a) the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian and the Collateral Agent) no later than the related Cut-Off Date: (i) an Approval Notice (for each Loan Asset (other than a Specified Loan Asset) added to the Collateral on the related Cut-Off Date) and (iii) such additional information, approvals, documents, certificates and reports as may be reasonably requested by the Administrative Agent and, if applicable and to the extent not previously delivered with respect to the acquisition of the related Loan Asset, an executed copy of each assignment and assumption agreement, transfer document or instrument (including any Loan Assignment) relating to each Loan Asset to be pledged evidencing the assignment of such Loan Asset from any prior third party owner thereof directly to the Borrower (other than in the case of any Loan Asset acquired by the Borrower at origination);
(b) the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 11:00 a.m. on the related Cut-Off Date, an emailed copy of the duly executed original promissory notes of the Loan Assets (or, in the case of any Noteless Loan, a fully executed assignment agreement) and if any Loan Assets are closed in escrow, a certificate (in the form of Exhibit G) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian not later than five (5) Business Days after the related Cut-Off Date as to any Loan Assets;
(c) with respect to Eligible Loan Assets purchased with Advances and available Principal Collections, the Investment Criteria are satisfied on the date on which the Borrower (or the Servicer on its behalf) commits to purchase such Eligible Loan Asset (and after giving effect to such commitment);
(d) no Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Granted on such Cut-Off Date;
(e) all terms and conditions of the Purchase and Sale Agreement required to be satisfied in connection with the assignment of each Eligible Loan Asset being Granted hereunder on such Cut-Off Date (and the Related Asset), including, the perfection of the Borrower's interests therein, shall have been satisfied in full, and all filings (including, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Related Asset and the proceeds thereof shall have been made, taken or performed;
(f) the Administrative Agent shall have provided an Approval Notice to the Borrower for each of the Eligible Loan Assets (other than Specified Loan Asset) identified in the applicable Loan Asset Schedule for inclusion in the Collateral on the applicable Cut-Off Date;
(g) no Event of Default exists prior to or would result from such Grant, and no Unmatured Event of Default exists prior to or would result from such Grant (other than, with respect to any Grant of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency in accordance with Section 2.06, an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency); and
(h) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects before and after giving effect to the Grant to take place on such Cut-Off Date, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date).
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of the Closing Date, each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):
(a) Organization, Good Standing and Due Qualification. The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral requires such qualification.
(b) Power and Authority; Due Authorization; Execution and Delivery. The Borrower has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral on the terms and conditions of this Agreement, subject only to Permitted Liens.
(c) Binding Obligation. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).
(d) All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets, other than such as have been met or obtained and are in full force and effect.
(e) No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the Grant of the Collateral will not (i) create any Lien on the Collateral other than Permitted Liens or (ii) violate any Applicable Law or the Constituent Documents of the Borrower or (iii) violate any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.
(f) No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the Borrower's knowledge, threatened against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party, (iii) with a claim amount, separately or in the aggregate with all other proceedings, in excess of $500,000 or (iv) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
(g) Selection Procedures. In selecting the Loan Assets to be Granted pursuant to this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Lenders.
(h) Bulk Sales. The Grant of the security interest in the Collateral by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
(i) Grant of Collateral. The Borrower has good and marketable title to all of the Collateral. The Borrower has taken all actions necessary to perfect its interest in the Collateral transferred by the Transferor. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person, other than as contemplated by Article II and the Grant of such Collateral to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.
(j) Indebtedness. The Borrower has no Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.
(k) Sole Purpose. The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement, and has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Transaction Documents.
(l) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower's performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.
(m) Taxes. The Borrower has filed or caused to be filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, all foreign, federal, state, local and other tax returns) required to be filed by it, and has paid or made adequate provisions for the payment of all federal and other material state, and other taxes, assessments, fees and other governmental charges levied or imposed upon them or at their properties, income or assets otherwise due and payable, except for those Taxes that are being contested in good faith by appropriate proceedings and in respect of which it has established reserves in accordance with GAAP on its books. No Tax lien (other than a Permitted Lien) or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge. Any Taxes, fees and other governmental charges due and payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.
(n) Location. The Borrower's location (within the meaning of Article 9 of the UCC) is Delaware. The chief executive office of the Borrower (and the location of the Borrower's records regarding the Collateral (other than those delivered to the Collateral Custodian)) is located at the address set forth in Section 12.02 (or at such other address as shall be designated by such party in a written notice to the other parties hereto).
(o) Tradenames. The Borrower has not changed its name since its formation and does not have tradenames, fictitious names, assumed names or "doing business as" names under which it has done or is doing business.
(p) Solvency. The Borrower is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The Borrower is Solvent, and the transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent. The Borrower is paying its debts as they become due (subject to any applicable grace period); and the Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.
(q) No Subsidiaries. The Borrower has no Subsidiaries.
(r) Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Transferor in exchange for the purchase of the Loan Assets (or any number of them) from the Transferor pursuant to the Purchase and Sale Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Borrower to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
(s) Reports Accurate. All Servicer's Certificates, Servicing Reports, Notices of Borrowing, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower (or the Servicer on its behalf) to the Administrative Agent, the Collateral Agent, the Lenders or the Collateral Custodian in connection with the Transaction Documents are, as of their date, accurate, true and correct in all material respects and no such document or certificate contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic information furnished by the Borrower which was provided to the Borrower from an Obligor with respect to a Loan Asset (or is derived therefrom), such information need only be accurate, true and correct in all material respects to the knowledge of the Borrower.
(t) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, the use of proceeds from the sale of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any Margin Stock or to extend "purpose credit" within the meaning of Regulation U.
(u) No Adverse Agreements. There are no agreements in effect adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Collateral contemplated by the Grant.
(v) Event of Default/Unmatured Event of Default. No event has occurred and is continuing which constitutes an Event of Default or an Unmatured Event of Default (other than any Event of Default or Unmatured Event of Default which has previously been disclosed to the Administrative Agent as such).
(w) Servicing Standard. Each of the Loan Assets was underwritten or acquired and is being serviced in conformance with the Servicing Standard.

(x) ERISA.
(i) The present value of all benefits vested under each Pension Plan does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code. No ERISA Event has occurred or is reasonably expected to occur, that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability.
(ii) Each Foreign Plan is in compliance in all material respects with its terms and with the requirements of any and all Applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Except as could not, in the aggregate, subject the Borrower to any material tax, penalty or other liability: (i) all contributions required to be made with respect to a Foreign Plan have been timely made; (ii) the Borrower has not incurred any obligations in connection with the termination of, or withdrawal from, any Foreign Plan; and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Foreign Plan allocable to such benefit liabilities.
(iii) The Borrower (a) is not a Benefit Plan Investor and (b) is not a "governmental plan" within the meaning of Section 3(32) of ERISA ("Governmental Plan"), and neither the Borrower nor any transactions by or with the Borrower are subject to state statutes regulating investments of and fiduciary obligations with respect to Governmental Plans or to state statutes that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code ("Similar Law").
(y) Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.
(z) Broker/Dealer. The Borrower is not a broker/dealer or subject to the Securities Investor Protection Act of 1970, as amended.
(aa) Instructions to Obligors. The Collection Account is the only account to which Obligors, agent banks or administrative agents on the Loan Assets have been instructed by the Borrower, or the Servicer on the Borrower's behalf, to send Principal Collections and Interest Collections on the Collateral. The Borrower has not granted any Person other than the Collateral Agent, on behalf of the Secured Parties, a Lien on the Collection Account.
(bb) Investment Company Act. The Borrower is not required to register as an "investment company" under the provisions of the 1940 Act.
(cc) Compliance with Law. The Borrower has complied in all material respects with all Applicable Law (including any order of any Governmental Authority or other board or tribunal) to which it may be subject (including with respect to the maintenance of records). The Borrower has not received any notice that it is not in compliance in any material respect with any of the requirements of the foregoing.
(dd) Collections. The Borrower acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Granted hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account within two (2) Business Days after receipt as required herein.
(ee) Set-Off, etc. No Loan Asset in the Collateral has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, the Transferor or the Obligor thereof (unless the Obligor thereof effected such change without the consent or agreement of the Borrower and in accordance with the Underlying Instruments), and no Loan Asset in the Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower, the Transferor or the Obligor (unless the Obligor thereof took such action without the consent or agreement of the Borrower and in accordance with the Underlying Instruments) with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Collateral otherwise permitted pursuant to Section 6.04(a) of this Agreement and in accordance with the Servicing Standard.
(ff) Full Payment. As of the applicable Cut-Off Date thereof, the Borrower has no knowledge of any fact which should lead it to expect that any Loan Asset will not be paid in full.
(gg) Environmental. With respect to each item of Related Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Related Collateral, to the actual knowledge of a Responsible Officer of the Borrower and except as explicitly approved in writing by the Administrative Agent in its sole discretion in connection with the approval of such Loan Asset: (i) the related Obligor's operations comply in all material respects with all applicable Environmental Laws; (ii) none of the related Obligor's operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Materials of Environmental Concern into the environment that would reasonably be expected to materially impact the value of the Related Collateral; and (iii) the related Obligor does not have any material contingent liability in connection with any release of any Materials of Environmental Concern into the environment, in each case, except as otherwise specified in the Underlying Instruments pertaining to such Loan Asset. As of the applicable Cut-Off Date for the Loan Asset related to such Related Collateral and except as explicitly approved in writing by the Administrative Agent in its sole discretion in connection with approval of such Loan Asset, neither the Borrower nor the Transferor has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws that would reasonably be expected to materially impact the value of the Related Collateral, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened.
(hh) Anti-Terrorism; OFAC; Anti-Corruption.
(i) None of the Borrower, its subsidiaries, their respective directors or officers or, to the knowledge of the Borrower, their respective agents or employees nor any of the Borrower's Affiliates nor, to the actual knowledge of the Borrower, any Obligor is (i) a Sanctioned Person; or (ii) in breach of Sanctions.
(ii) None of the Borrower nor any of its Affiliates (x) is a Politically Exposed Person, immediate family member of a Politically Exposed Person or close associate of a Politically Exposed Person; or (y) is a foreign shell bank. For purposes of the forgoing, "foreign shell bank" means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.

(iii) No part of the proceeds of any Advance will be used by the Borrower or any of its Affiliates, or permitted to be used by any other Person (in each case, directly or indirectly including by an Obligor), to lend, contribute or otherwise make available such proceeds to any Person, (x) to fund or facilitate any activities of or agreement, transaction or dealing with or for the benefit of any Sanctioned Person (or involving any property thereof) or involving any Sanctioned Territory, (y) to fund or facilitate any money laundering or terrorist financing activities, or (z) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any party to this Agreement).
(iv) No Collateral or any portion thereof is or will consist of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions.
(v) The Borrower acknowledges by executing this Agreement that the Lenders (or the Administrative Agent on their behalf) have notified the Borrower that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Borrower or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of the Borrower (including the name and address of such Person) in accordance with the Patriot Act.
(vi) The Borrower and its Subsidiaries and Affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions and with the representations and warranties contained herein.
(ii) Confirmation from Transferor. The Borrower has received in writing from the Transferor confirmation that the Transferor will not cause the Borrower to file a voluntary bankruptcy petition under the Bankruptcy Code.
(jj) Security Interest.
(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;
(ii) the Collateral is comprised of "instruments," "security entitlements," "general intangibles," "accounts," "certificated securities," "uncertificated securities," "securities accounts," "deposit accounts," "supporting obligations" or "insurance" (each as defined in the applicable UCC) and/or such other category of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.01(jj);
(iii) with respect to Collateral that constitute "security entitlements":
a. all of such security entitlements have been credited to one of the Controlled Accounts and the securities intermediary for each Controlled Account has agreed to treat all assets credited to such Controlled Account as "financial assets" within the meaning of the applicable UCC;
b. the Borrower has taken all steps necessary to cause the securities intermediary to identify in its records the Borrower, subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties, as the Person having a security entitlement against the securities intermediary in each of the Controlled Accounts; and

c. the Controlled Accounts are not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties. The securities intermediary of any Controlled Account which is a "securities account" under the UCC has agreed to comply with the entitlement orders and instructions of the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) in accordance with the Transaction Documents, including causing cash to be invested in Permitted Investments; provided that, upon the delivery of a Notice of Exclusive Control by the Collateral Agent (acting at the direction of the Administrative Agent), the securities intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments;
(iv) all Controlled Accounts constitute "securities accounts" or "deposit accounts" as defined in the applicable UCC;
(v) with respect to any Controlled Account which constitutes a "deposit account" as defined in the applicable UCC, the Borrower, the Account Bank and the Collateral Agent, on behalf of the Secured Parties, have entered into an account control agreement which permits the Collateral Agent on behalf of the Secured Parties to direct disposition of the funds in such deposit account without further consent of the Borrower;
(vi) the Borrower owns and has good and marketable title to (or, with respect to assets securing any Loan Assets, a valid security interest in) the Collateral free and clear of any Lien (other than Permitted Liens) of any Person;
(vii) the Borrower has received all consents and approvals required by the terms of any Loan Asset to the granting of a security interest in the Loan Assets hereunder to the Collateral Agent, on behalf of the Secured Parties;
(viii) the Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral and that portion of the Loan Assets in which a security interest may be perfected by filing granted to the Collateral Agent, on behalf of the Secured Parties, under this Agreement;
(ix) other than as expressly permitted by the terms of this Agreement and the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement (A) relating to the security interests granted to the Borrower under the Purchase and Sale Agreement, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the Closing Date. The Borrower is not aware of the filing of any judgment or Tax lien filings against the Borrower;
(x) all original executed copies of each underlying promissory note that constitute or evidence each Loan Asset have been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;
(xi) other than in the case of Noteless Loans, the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian, as the bailee of the Collateral

Agent, is holding the underlying promissory notes that constitute or evidence the Loan Assets solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties; provided that the acknowledgement of the Collateral Custodian set forth in Section 11.11 may serve as such acknowledgement;
(xii) none of the underlying promissory notes (if any) that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;
(xiii) with respect to any Collateral that constitutes a "certificated security," such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security; and
(xiv) with respect to any Collateral that constitutes an "uncertificated security," that the Borrower shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.
(kk) Substitutions and Sales of Loan Assets to Affiliates. In connection with each (i) substitution of a Loan Asset pursuant to Section 2.07(a) or (ii) sale of a Loan Asset to the Transferor (or an Affiliate thereof) pursuant to Section 2.07(b), as applicable, the Borrower has determined, in its reasonable business judgment, that such transactions are on terms and conditions not materially less favorable to the Borrower than could be obtained on an arm's-length basis from unrelated third parties.
(ll) Borrower LLC Agreement in Effect. The Borrower LLC Agreement remains in full force and effect and there exists no breach of, default under, or threatened breach of, the Borrower LLC Agreement by the Borrower or the Transferor.
(mm) Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 4.02 Representations and Warranties of the Borrower Relating to this Agreement and the Collateral. The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date (solely with respect to the relevant Loan Assets being pledged as of such Cut-Off Date), as of each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:
(a) Valid Transfer and Security Interest. This Agreement constitutes a grant of a security interest in all of the Collateral to the Collateral Agent, for the benefit of the Secured Parties, which is a valid and first priority perfected security interest in the Collateral and in that portion of the Collateral in which a security interest may be perfected by filing subject only to Permitted Liens. No Person claiming through or under Borrower shall have any claim to or interest in the Controlled Accounts.
(b) Eligibility of Collateral. (i) The Loan Asset Schedule, and the information contained in each Notice of Borrowing, is an accurate and complete listing of all the Loan Assets contained in the Collateral as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Collateral and the amounts owing thereunder is true and correct as of the related Cut-Off Date, (ii) each Loan Asset designated on any Borrowing Base Certificate as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of Borrowing Base or Borrowing Base Deficiency is an Eligible Loan Asset, and (iii) with respect to each Loan Asset included as an Eligible Loan Asset, the Investment Criteria was satisfied on the date on which the Borrower (or the Servicer on its behalf) committed to purchase such Eligible Loan Asset (and after giving effect to such commitment).
(c) No Fraud. Each Loan Asset was originated without any fraud or misrepresentation by the Transferor or, to the best of the Borrower's knowledge, on the part of the Obligor.
Section 4.03 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants, as of the Closing Date, each Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:
(a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.
(b) Due Qualification. The Servicer is duly qualified to do business as a limited liability company and is in good standing as a limited liability company, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals except where failure to obtain such licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(c) Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.
(d) Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).
(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment by the Servicer of the terms hereof and thereof will not (i) conflict with, result in any breach of (x) any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer's Constituent Documents or (y) any contractual obligation of the Servicer except to the extent that such conflict or breach of such contractual obligation would not reasonably be expected to have a Material Adverse Effect, (ii) result in the creation or imposition of any Lien upon any of the Servicer's properties pursuant to the terms of any contractual obligation, or (iii) violate any Applicable Law.
(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
(g) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained.
(h) Reports Accurate. All Servicer's Certificate, Servicing Report, Notices of Borrowing, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Servicer to the Administrative Agent, the Collateral Agent, the Lenders or the Collateral Custodian in connection with the Transaction Documents are, as of their date, accurate, true and correct in all material respects and no such document or certificate contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Loan Asset (or is derived therefrom), such information need only be accurate, true and correct in all material respects to the knowledge of the Servicer.
(i) Servicing Standard. The Servicer has complied in all material respects with the Servicing Standard with regard to the servicing of the Loan Assets.
(j) Collections. The Servicer acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral transferred or Granted hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two (2) Business Days from receipt as required herein.
(k) Solvency. The Servicer is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not Solvent.
(l) Taxes. The Servicer has filed or caused to be filed (on a consolidated basis or otherwise) on a timely basis all federal and other material tax returns (including, all foreign, federal, state, local and other tax returns) required to be filed by it, and has paid or made adequate provisions for the payment of all federal and other material state, and other taxes, assessments, fees and other governmental charges levied or imposed upon them or at their properties, income or assets otherwise due and payable, except for those Taxes that are being contested in good faith by appropriate proceedings and in respect of which it has established reserves in accordance with GAAP on its books. No Tax lien (other than a Permitted Lien) or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge which would reasonably be expected to have a Material Adverse Effect.
(m) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, the use of the Proceeds from the sale of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.
(n) Security Interest. The Servicer will take all steps necessary to ensure that the Borrower has granted a security interest (as defined in the UCC) to the Collateral Agent, for the benefit of the Secured Parties, in the Collateral, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement and such security interest is a valid and first priority perfected security interest in the Loan Assets and that portion of the Collateral in which a security interest may be perfected by filing (except for any Permitted Liens). All filings (including, such UCC filings) as are necessary for the perfection of the Secured Parties' security interest in the Loan Assets and that portion of the Collateral in which a security interest may be perfected by filing have been (or prior to the applicable Advance will be) made.
(o) ERISA. The Servicer (a) is not a Benefit Plan Investor and (b) is not a Governmental Plan.
(p) Anti-Terrorism; OFAC; Anti-Corruption.
(i) None of the Servicer, its subsidiaries, their respective directors or officers or, to the knowledge of the Servicer, their respective agents or employees nor any of the Servicer's Affiliates nor, to the actual knowledge of the Servicer, any Obligor is (i) a Sanctioned Person; or (ii) in breach of Sanctions.
(ii) None of the Servicer nor any of its Affiliates (x) is a Politically Exposed Person, immediate family member of a Politically Exposed Person or close associate of a Politically Exposed Person; or (y) a foreign shell bank. For purposes of the forgoing, "foreign shell bank" means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.
(iii) No part of the proceeds of any Advance will be used by the Servicer or any of its Affiliates, or permitted to be used by any other Person (in each case, directly or indirectly including by an Obligor), to lend, contribute or otherwise make available such proceeds to any Person, (x) to fund or facilitate any activities of or agreement, transaction or dealing with or for the benefit of any Sanctioned Person (or involving any property thereof) or involving any Sanctioned Territory, (y) to fund or facilitate any money laundering or terrorist financing activities, or (z) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any party to this Agreement).
(iv) No Collateral or any portion thereof is or will consist of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions.
(v) The Servicer acknowledges by executing this Agreement that Lenders (or the Administrative Agent on their behalf) have notified the Servicer that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Servicer or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of the Servicer (including the name and address of such Person) in accordance with the Patriot Act.
(vi) The Servicer and its Subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions

and with the representations and warranties contained herein concerning the subject matter of this clause (p).
(q) Environmental. With respect to each item of Related Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Related Collateral, to the actual knowledge of a Responsible Officer of the Servicer and except as explicitly approved in writing by the Administrative Agent in its sole discretion in connection with approval of such Loan Asset: (i) the related Obligor's operations comply in all material respects with all applicable Environmental Laws; (ii) none of the related Obligor's operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Materials of Environmental Concern into the environment that would reasonably be expected to materially impact the value of the Related Collateral; and (iii) the related Obligor does not have any material contingent liability in connection with any release of any Materials of Environmental Concern into the environment, in each case, except as otherwise specified in the Underlying Instruments pertaining to such Loan Asset. As of the applicable Cut-Off Date for the Loan Asset related to such Related Collateral and except as explicitly approved in writing by the Administrative Agent in its sole discretion in connection with approval of such Loan Asset, the Servicer has not received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws that would reasonably be expected to materially impact the value of the Related Collateral, nor does the Servicer have knowledge or reason to believe that any such notice will be received or is being threatened.
(r) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer's performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.
(s) Instructions to Obligors. The Collection Account is the only account to which Obligors, agent banks or administrative agents on the Loan Assets have been instructed by the Servicer on the Borrower's behalf to send Principal Collections and Interest Collections on the Collateral.
(t) Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.
(u) Servicer Default. No event has occurred which constitutes a Servicer Default (other than any Servicer Default which has previously been disclosed to the Administrative Agent as such).
(v) Broker/Dealer. The Servicer is not a broker/dealer or subject to the Securities Investor Protection Act of 1970, as amended.
(w) Compliance with Applicable Law. The Servicer has complied in all material respects with all Applicable Law to which it may be subject.
Section 4.04 Representations and Warranties of the Collateral Agent. The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:
(a) Organization; Power and Authority. It is a duly organized and validly existing limited purpose national banking association with trust powers in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.

(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be.
(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Agent is a party or by which it or any of its property is bound.
(d) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.
(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.
(f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).
Section 4.05 Representations and Warranties of the Collateral Custodian. The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants as follows:
(a) Organization; Power and Authority. It is a duly organized and validly existing limited purpose national banking association with trust powers in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.
(b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be.
(c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.
(d) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any respect, any Applicable Law.
(e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.
(f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).
ARTICLE V

GENERAL COVENANTS
Section 5.01 Affirmative Covenants of the Borrower.
From the Closing Date until the Collection Date:
(a) Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its Constituent Documents and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Eligible Loan Assets and the ownership and management of the Related Asset and the related assets in the Collateral; (ii) the sale, transfer or other disposition of Loan Assets as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Underlying Instruments to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loan Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing.
(b) Special Purpose Entity Requirements. The Borrower will at all times: (i) maintain at least one (1) Independent Manager; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from the Transferor and any other Person; (iv) file its own tax returns, if any, as may be required under Applicable Law, to the extent it is (A) not part of a consolidated group filing a consolidated return or returns or (B) not treated as a division for tax purposes of another taxpayer, and pay any Taxes so required to be paid under Applicable Law in accordance with the terms of this Agreement; (v) not commingle its assets with assets of any other Person; (vi) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (vii) maintain separate financial statements, except to the extent that the Borrower's financial and operating results are consolidated with those of the Parent or its Affiliates in consolidated financial statements; provided that (1) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (2) such assets shall also be listed on the separate balance sheet of the Borrower; (viii) pay its own liabilities only out of its own funds; (ix) maintain an arm's-length relationship with its Affiliates and not enter into any transaction with an Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm's length transaction (except for capital contributions or capital distributions permitted under the terms and conditions of the Borrower's organizational document and properly reflected on the books and records of the Borrower and the transactions contemplated by the Transaction Documents); (x) pay the salaries of its own employees, if any; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead for shared office space; (xiii) to the extent used, use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvii) cause the managers, officers, agents and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower; (xviii) not acquire the obligations or any securities of its Affiliates and (xix) not divide or permit any division of the Borrower. Where necessary, the Borrower will obtain proper authorization from its members for limited liability company action.
(c) Preservation of Company Existence. The Borrower will preserve and maintain its limited liability company existence in good standing under the laws of its jurisdiction of formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other jurisdiction in which it does business and in which it is required to so qualify under Applicable Law where the failure to preserve and maintain such qualification would reasonably be expected to have a Material Adverse Effect.
(d) Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Winston & Strawn LLP, as special counsel to the Borrower, issued in connection with the Purchase and Sale Agreement and relating to the issues of substantive consolidation and true sale of the Loan Assets.
(e) Deposit of Collections. The Borrower shall promptly (but in no event later than two (2) Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.
(f) Disclosure of Purchase Price. The Borrower shall disclose to the Administrative Agent the purchase price for each Loan Asset proposed to be acquired by the Borrower.
(g) Obligor Defaults and Bankruptcy Events. The Borrower shall give, or shall cause the Servicer to give, notice to the Administrative Agent within two (2) Business Days of the Borrower's, the Transferor's or the Servicer's actual knowledge of the occurrence of any Value Adjustment Event under any Loan Asset or any Bankruptcy Event with respect to any Obligor under any Loan Asset.
(h) Required Loan Documents. The Borrower shall deliver to the Collateral Custodian a hard copy or electronic copy of the Required Loan Documents in accordance with Section 3.04(b).
(i) Taxes. The Borrower will file or cause to be filed its tax returns, if any, and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.01(m) and for those Taxes contested in good faith by appropriate proceedings and in respect of which it establishes proper reserves on its books in accordance with GAAP).

(j) Notice of Event of Default. The Borrower shall notify the Administrative Agent of the occurrence of any Event of Default under this Agreement promptly upon, and in any event within two (2) Business Days of upon obtaining knowledge or receiving notice of such event. In addition, no later than two (2) Business Days following the Borrower's knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Borrower will provide to the Administrative Agent a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.
(k) Notice of Material Events. The Borrower shall promptly notify the Administrative Agent of any event or other circumstance that is reasonably likely to have a Material Adverse Effect.
(l) Notice of Income Tax Liability. The Borrower shall furnish to the Administrative Agent notice within ten (10) Business Days of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of the Transferor or any "affiliated group" (of which the Transferor is a member) in an amount equal to or greater than $2,500,000 in the aggregate, or (ii) to the Tax liability of the Borrower itself in an amount equal to or greater than $500,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof.
(m) Notice of Auditors' Management Letters. The Borrower shall promptly notify the Administrative Agent after the receipt of any auditors' management letters received by the Borrower from its accountants.
(n) Notice of Breaches of Representations and Warranties under this Agreement. The Borrower shall promptly notify the Administrative Agent if any representation or warranty set forth in Section 4.01 or Section 4.02 was incorrect at the time it was given or deemed to have been given and, at the same time, deliver to the Collateral Agent and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Cut-Off Date of any facts or circumstances within the knowledge of the Borrower which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.
(o) Notice of Breaches of Representations and Warranties under the Purchase and Sale Agreement. The Borrower confirms and agrees that the Borrower will, upon receipt of notice or discovery thereof, promptly send to the Administrative Agent and the Collateral Agent a notice of (i) any breach of any representation, warranty, agreement or covenant under the Purchase and Sale Agreement or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a breach.
(p) Notice of Proceedings. The Borrower shall notify the Administrative Agent promptly and in any event within five (5) Business Days, after the Borrower receives notice or obtains knowledge thereof, of (i) any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Transaction Documents, the Collateral Agent's security interest in the Collateral, or, subject to the standard in Section 5.01(hh) below, the Borrower and (ii) any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could be reasonably expected to have a Material Adverse Effect on the Collateral.
(q) Notice of ERISA Events. The Borrower shall promptly notify the Administrative Agent (i) in the event that a Lien is imposed on any asset of the Borrower with respect to any Pension Plan or Multiemployer Plan or (ii) in the event any ERISA Event occurs.
(r) Notice of Benefit Plan Investor Status or Prohibited Transaction. The Borrower shall promptly notify the Administrative Agent in the event the Borrower becomes a Benefit Plan Investor, in the event the Borrower becomes subject to state statutes regulating investments of or fiduciary obligations with respect to such governmental plans or to state statutes that impose prohibitions similar to those contained in Section 406 of ERISA or Section 4975 of the Code or in the event the Borrower has knowledge that this Agreement or any other action or transaction in connection with this Agreement or any other Transaction Document will constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of Similar Law.
(s) Notice of Accounting Changes. Promptly and in any event within three (3) Business Days after the effective date thereof, the Borrower will provide to the Administrative Agent notice of any change in the accounting policies of the Borrower which would result in an exception to GAAP that would impact the reporting in respect of the Collateral hereunder.
(t) Additional Documents. The Borrower shall provide the Administrative Agent with (i) copies of such documents as the Administrative Agent or any Lender may reasonably request evidencing the truthfulness of the representations set forth in this Agreement or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the applicable "know your customer" requirements under the Patriot Act or other applicable Anti-Money Laundering Laws.
(u) Protection of Security Interest. With respect to the Collateral acquired by the Borrower, the Borrower will (i) acquire such Collateral pursuant to and in accordance with the terms of the Purchase and Sale Agreement or such other similar agreement, as applicable, (ii) (at the expense of the Borrower) take all action necessary to perfect, protect and more fully evidence the Borrower's ownership of such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, (A) with respect to the Loan Assets and that portion of the Collateral in which a security interest may be perfected by filing, filing and maintaining (at the expense of the Borrower), effective financing statements against the Transferor in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) (at the expense of the Borrower) take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Collateral Agent (for the benefit of the Secured Parties) in the Borrower's interests in all of the Collateral being Granted hereunder including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral (which may include an "all asset" filing), and naming the Borrower as debtor and the Collateral Agent as the secured party, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof), (iv) permit the Administrative Agent or any Lender or their respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable advance notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters (provided that the Borrower shall not be liable for the costs and expenses of more than one visit in any calendar year and such visit shall be consolidated with, and subject to the reimbursement limitation with respect to, any visit, inspection or audit under Section 6.11 and Section 11.10 unless an Event of Default has occurred and is continuing), and (v) take all additional action that the Administrative Agent, any Lender or the Collateral Agent may reasonably request to perfect, protect and more fully evidence the respective first priority perfected security interests of the parties to this Agreement in the Collateral, or to enable the Administrative Agent or the Collateral Agent to exercise or enforce any of their respective rights hereunder.
(v) Liens. The Borrower will promptly notify the Administrative Agent of the existence of any Lien on the Collateral (other than Permitted Liens) and the Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Collateral against all claims of third parties (other than any claims that would be Permitted Liens).
(w) Other Documents. At any time from time to time upon prior written request of the Administrative Agent or any Lender, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent or any Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest in the Collateral (subject only to Permitted Liens) granted hereunder and of the rights and powers herein granted (including, among other things, authorizing the filing of such UCC financing statements as the Administrative Agent may request).
(x) Compliance with Law. The Borrower shall at all times comply in all material respects with all Applicable Law applicable to Borrower or any of its assets (including, Environmental Laws, and all federal securities laws), and Borrower shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.
(y) Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP.
(z) Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.
(aa) Performance of Covenants. The Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the other Transaction Documents. The Borrower shall pay and discharge all Taxes, levies, liens and other charges on it or its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.
(bb) Tax Treatment. The Borrower, the Transferor and the Lenders shall treat the Advances advanced hereunder as indebtedness of the Borrower (or its regarded owner) for U.S. federal income tax purposes and file any and all tax forms in a manner consistent therewith.

(cc) Maintenance of Records. The Borrower will maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by the Borrower for its own account and will furnish the Administrative Agent, upon the reasonable request by the Administrative Agent, information with respect to the Collateral and the conduct and operation of its business.
(dd) Obligor Notification Forms. The Borrower shall furnish the Collateral Agent and the Administrative Agent with an appropriate power of attorney, substantially in the form of Exhibit L or Exhibit M, as applicable, to send (at the Administrative Agent's discretion on the Collateral Agent's behalf, after the occurrence and during the continuance of an Event of Default) Obligor notification forms to give notice to the Obligors of the Collateral Agent's interest in the Collateral and the obligation to make payments as directed by the Administrative Agent on the Collateral Agent's behalf.
(ee) Officer's Certificate. In connection with the delivery of the certification under Section 6.09, the Borrower shall deliver an Officer's Certificate, in form and substance reasonably acceptable to the Administrative Agent, providing (i) a certification, based upon a review and summary of UCC search results, that there is no other interest in the Collateral perfected by filing of a UCC financing statement other than in favor of the Collateral Agent and (ii) a certification, based upon a review and summary of tax and judgment lien searches, that there is no other interest in the Collateral based on any tax or judgment lien.
(ff) Continuation Statements. The Borrower shall, not earlier than six (6) months and not later than three (3) months prior to the fifth (5th) anniversary of the date of filing of the financing statement referred to in Schedule I hereto or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:
(i) authorize and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and
(ii) deliver or cause to be delivered to the Collateral Agent, the Administrative Agent and the Lenders an opinion of the counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Schedule I with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.
(gg) Disregarded Entity. The Borrower will be disregarded as an entity separate from its owner pursuant to Treasury Regulations Section 301.7701-3(b)(ii), and neither the Borrower nor any other Person on its behalf shall make an election to be treated as other than an entity disregarded from its owner under Treasury Regulations Section 301.7701-3(c).
(hh) Notices; Material Information, etc. The Borrower shall, within five (5) Business Days after it obtains knowledge of filing, provide to the Administrative Agent written notification of the filing of any litigation against the Borrower or the Transferor which, if a judgment were to be obtained by the plaintiff, would result in the occurrence of an Event of Default or otherwise cause a Material Adverse Effect.
(ii) Other Reporting. The Borrower shall provide the Administrative Agent, simultaneously with delivery to the Transferor, copies of all other financial statements, appraisal reports, notices, and other matters at any time or from time to time prepared by the Borrower and furnished to the Transferor, including, without limitation, any notice of default, notice of election or exercise of any rights or remedies under any the Borrower LLC Agreement, and any notice relating in any way to the misconduct of the Borrower or the Servicer. In respect of the foregoing, the Borrower shall disseminate such information to the Administrative Agent either through mailings, email delivery or by posting such information on its website and giving the Administrative Agent access thereto.
(jj) Other Information. The Borrower shall deliver, (i) promptly following the Administrative Agent's request, in any event within five (5) days of such request (to the extent reasonably available to the Borrower), such other information, financial or otherwise, with respect to the Borrower and the Collateral, as the Administrative Agent may reasonably request from time to time and (ii) promptly following any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
Section 5.02 Negative Covenants of the Borrower.
From the Closing Date until the Collection Date:
(a) Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate; (ii) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the Transaction Documents; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower may invest in those Loan Assets and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (v) fail to pay its debts and liabilities from its assets when due; (vi) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of the Borrower's business other than such activities as are expressly permitted pursuant to this Agreement; (vii) create, form or otherwise acquire any Subsidiaries; or (viii) release, sell, transfer, convey or assign any Loan Asset unless in accordance with the Transaction Documents.

(b) Requirements for Material Actions. The Borrower shall not fail to provide (and at all times the Borrower's organizational documents shall reflect) that the unanimous consent of all managers (including the consent of the Independent Manager(s)) is required for the Borrower to (i) commence a voluntary bankruptcy petition under the Bankruptcy Code, (ii) file any insolvency, or reorganization case or proceeding, (iii) institute proceedings to have the Borrower be adjudicated bankrupt or insolvent, (iv) institute proceedings under any applicable insolvency law, (v) seek any relief under any law relating to relief from debts or the protection of debtors, (vi) consent to the filing or institution of bankruptcy or insolvency proceedings against the Borrower, (vii) file a petition seeking, or consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy or insolvency, (viii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Borrower, or a substantial part of its property, (ix) make any assignment for the benefit of its creditors, (x) admit in writing its inability to pay its debts generally as they become due, or (xi) take any action in furtherance of any of the foregoing.

(c) Protection of Title. The Borrower shall not take any action which would directly or indirectly impair or adversely affect the Borrower's title to the Collateral, except for sales of the Collateral permitted under the Transaction Documents.
(d) Transfer Limitations. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral to any person other than the Collateral Agent for the benefit of the Secured Parties, or engage in financing transactions or similar transactions with respect to the Collateral with any person other than the Administrative Agent and the Lenders, in each case, except as otherwise expressly permitted by the terms of this Agreement.
(e) Liens. The Borrower shall not create, incur or permit to exist any Lien in or on any of the Collateral subject to the security interest granted by the Borrower pursuant to this Agreement, other than Permitted Liens.
(f) Organizational Documents. The Borrower shall not amend, modify or terminate any of the Constituent Documents of the Borrower without the prior written consent of the Administrative Agent.
(g) Merger, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, or asset sale (other than pursuant to Section 2.07), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without the prior written consent of the Administrative Agent.
(h) Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (i) to finance the purchase by the Borrower, on a "true sale" basis, of Collateral, (ii) to pay fees and expenses in connection with the transactions contemplated under this Agreement, (iii) to fund the Unfunded Exposure Account in order to establish reserves for unfunded commitments of Delayed Draw Loan Assets and Revolving Loans included in the Collateral or (iv) to distribute such proceeds to the Transferor. The Borrower will not purchase any Loan Asset from any Affiliate of Morgan Stanley Bank, N.A. with the proceeds of any Advance made by Morgan Stanley Bank, N.A. in its capacity as a Lender; provided that the unintentional violation of this provision shall not constitute an Event of Default so long as the Servicer, on behalf of the Borrower, uses commercially reasonable efforts to cancel any trade which it determines to be in violation of this covenant prior to the date of settlement of such trade.
(i) Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral.
(j) Tax Treatment. The Borrower shall not elect to be treated as a corporation for U.S. federal income tax purposes and shall take all reasonable steps necessary to avoid being treated as a corporation for U.S. federal income tax purposes.
(k) Extension or Amendment of Collateral. The Borrower will not, except in accordance with the Servicing Standard, extend, amend or otherwise modify the terms of any Loan Asset (including the Related Collateral).
(l) Purchase and Sale Agreement. The Borrower will not amend, modify, waive or terminate any provision of the Purchase and Sale Agreement without the prior written consent of the Administrative Agent. The Borrower shall not purchase or otherwise acquire any Collateral from the Servicer, the Transferor or a direct or indirect parent of the Borrower, the Servicer or the Transferor, except pursuant to the Purchase and Sale Agreement.

(m) Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment, except that, so long as the Facility Maturity Date has not been declared or automatically occurred and no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, the Borrower may declare and make Restricted Junior Payments to the holders of its membership interests from amounts available pursuant to Sections 2.04(a)(xi) and 2.04(c)(xi) or in accordance with Section 5.02(h).
(n) ERISA Matters. The Borrower will not (i) take, and will exercise its best efforts not to permit any ERISA Affiliate to take, any action that could reasonably be expected to result in an ERISA Event that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability, or (ii) take, and will exercise its best efforts not to permit any ERISA Affiliate to take, any action that could result in the imposition of a Lien on any asset of the Borrower with respect to any Pension Plan or Multiemployer Plan. The Borrower will not become a Benefit Plan Investor.
(o) Instructions to Obligors. The Borrower will not make any change, or permit the Servicer to make any change, in its instructions to Obligors, agent banks or administrative agents on the Loan Assets regarding payments to be made with respect to the Collateral to the Collection Account, unless the Administrative Agent has consented to such change.
(p) Change of Jurisdiction, Location, Names or Location of Loan Files. The Borrower shall not change the jurisdiction of its formation, make any change to its name or use any tradenames, fictitious names, assumed names, "doing business as" names or other names unless, prior to the effective date of any such change in the jurisdiction of its formation, name change or use, the Borrower receives prior written consent from the Administrative Agent of such change and delivers to the Administrative Agent such financing statements as the Administrative Agent may request to reflect such name change or use, together with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith. The Borrower will not change the location of its chief executive office unless prior to the effective date of any such change of location, the Borrower notifies the Administrative Agent of such change of location in writing. The Borrower will not move, or consent to the Collateral Custodian or the Servicer moving, the Loan Files from the location thereof on the Closing Date, unless the Administrative Agent shall consent to such move in writing and the Servicer shall provide the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith.
(q) Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be disregarded as an entity separate from the Transferor for U.S. federal income tax purposes.
(r) Anti-Terrorism; OFAC; Anti-Corruption. Each of the representations and warranties set out in sub clauses (i) through (vi) (inclusive) of Section 4.01(hh) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this Section 5.02.
Section 5.03 Affirmative Covenants of the Servicer.
From the Closing Date until the Collection Date:
(a) Compliance with Law. The Servicer will comply in all material respects with all Applicable Law, including those with respect to servicing the Collateral or any part thereof.

(b) Preservation of Company Existence. The Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.
(c) Obligations and Compliance with Collateral. The Servicer will duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the administration of each item of Collateral and will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral. It is understood and agreed that the Servicer does not hereby assume any obligations of the Borrower in respect of any Advances or assume any responsibility for the performance by the Borrower of any of its obligations hereunder or under any other agreement executed in connection herewith that would be inconsistent with its undertaking as the Servicer.
(d) Keeping of Records and Books of Account.
(i) The Servicer will maintain and implement administrative and operating procedures (including, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information necessary or advisable for the collection of all Collateral and the identification of the Collateral.
(ii) Subject to Section 6.11, the Servicer shall permit the Administrative Agent, each Lender or their respective agents or representatives, to visit the offices of the Servicer during normal office hours and upon reasonable advance notice and examine and make copies of all documents, books, records and other information concerning the Collateral and the Servicer's servicing thereof and discuss matters related thereto with any of the officers or employees of the Servicer having knowledge of such matters; provided that, the Borrower shall not be liable for the costs and expenses of more than one such visit (together with any visits in respect of the Borrower) in any twelve month period unless an Event of Default has occurred and is continuing hereunder.
(iii) The Servicer will on or prior to the Closing Date, mark its internal records to reflect the ownership of the Collateral by the Borrower.
(e) Preservation of Security Interest. The Servicer (at the Borrower's expense) will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Loan Assets and that portion of the Collateral in which a security interest may be perfected by filing.
(f) Events of Default. The Servicer will provide the Administrative Agent (with a copy to the Collateral Agent) with prompt written notice of the occurrence of each Event of Default and each Unmatured Event of Default of which the Servicer has actual knowledge or has received notice. In addition, no later than two (2) Business Days following the Servicer's knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, the Servicer will provide to the Collateral Agent and the Administrative Agent a written statement of a Responsible Officer of the Servicer setting forth the details of such event and the action that the Borrower or the Servicer proposes to take with respect thereto.
(g) Taxes. The Servicer will file all federal and other material tax returns (including, all foreign, federal, state, local and other tax returns) required to be filed by it, if any, and pay any and all Taxes imposed on it or its property as required under the Transaction Documents (except as contemplated by Section 4.03(l) and for those Taxes contested in good faith by appropriate proceedings and in respect of which it establishes proper reserves on its books in accordance with GAAP).
(h) Other. The Servicer will (to the extent reasonably available to or practicably obtainable by the Servicer) promptly furnish to the Collateral Agent and the Administrative Agent such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Collateral Agent, any Lender or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Lenders, the Collateral Agent or Secured Parties under or as contemplated by this Agreement.
(i) Proceedings Related to the Borrower, the Transferor and the Servicer and the Transaction Documents. The Servicer shall notify the Administrative Agent promptly and in any event within five (5) Business Days after the Servicer receives notice or obtains knowledge thereof of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Borrower, the Transferor or the Servicer or the Transaction Documents. For purposes of this Section 5.03(i), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Transaction Documents in excess of $1,000,000 shall be deemed, solely for purposes of this clause, to be expected to have such a Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer or the Transferor in excess of $5,000,000 shall be deemed, solely for purposes of this clause, to be expected to have such a Material Adverse Effect.
(j) Deposit of Collections. The Servicer shall promptly (but in no event later than two (2) Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.
(k) Special Purpose Entity Requirements. At the Borrower's expense, the Servicer shall take such actions as are necessary to cause the Borrower to be in compliance with the special purpose entity requirements set forth in Sections 5.01(a) and 5.01(b) and 5.02(a) and 5.02(b); provided that, for the avoidance of doubt, the Servicer shall not be required to expend any of its own funds to cause the Borrower to be in compliance with such sections.
(l) Accounting Changes. Promptly and in any event within three (3) Business Days after the effective date thereof, the Servicer will provide to the Administrative Agent notice of any change in the accounting policies of the Servicer which would result in an exception to GAAP that would impact the reporting in respect of the Collateral hereunder.
(m) Proceedings Related to the Collateral. The Servicer shall notify the Administrative Agent promptly and in any event within five (5) Business Days after any Responsible Officer of the Servicer receives notice or has actual knowledge of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the interests of the Collateral Agent or the Secured Parties in, to and under the Collateral. For purposes of this Section 5.03(m), any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral or the Collateral Agent's or the Secured Parties' interest in the

Collateral in excess of $500,000 or more shall be deemed to be expected to have such a Material Adverse Effect.
(n) Compliance with Legal Opinions. The Servicer shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Winston & Strawn LLP, as special counsel to the Servicer, issued in connection with the Transaction Documents and relating to the issues of substantive consolidation and true sale of the Loan Assets.
(o) Instructions to Agents and Obligors. Subject to Section 6.04(d), the Servicer shall direct, or shall cause the Transferor to direct, any agent or administrative agent for any Loan Asset to remit all payments and collections with respect to such Loan Asset, and, if applicable, to direct the Obligor (or any administrative or paying agent) with respect to such Loan Asset to remit all such payments and collections with respect to such Loan Asset directly to the Collection Account. The Servicer shall take steps consistent with the Servicing Standard to ensure, and shall cause the Transferor to take commercially reasonable steps to ensure, that only funds constituting payments and collections relating to Loan Assets shall be deposited into the Collection Account.
(p) Capacity as Servicer. The Servicer will ensure that, at all times when it is dealing with or in connection with the Loan Assets in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.
(q) Notice of Breaches of Representations and Warranties under the Purchase and Sale Agreement. The Servicer confirms and agrees that the Servicer will, upon receipt of notice or discovery thereof, promptly send to the Administrative Agent and the Collateral Agent a notice of (i) any breach of any representation, warranty, agreement or covenant under the Purchase and Sale Agreement or (ii) any event or occurrence that, upon notice, or upon the passage of time or both, would constitute such a breach, in each case, promptly upon learning thereof.
(r) Audits. Periodically after the Closing Date, at the discretion of the Administrative Agent and each Lender, the Servicer shall allow the Administrative Agent and each Lender (during normal office hours and upon advance notice) to review the Servicer's collection and administration of the Collateral in order to assess compliance by the Servicer with the Servicing Standard, as well as with the Transaction Documents, and to conduct an audit of the Collateral and Required Loan Documents in conjunction with such a review (provided that prior to the occurrence of an Event of Default, the Administrative Agent shall be entitled to one (1) such audit during each calendar year and any such visit shall be subject to the reimbursement limitation with respect to, any visit, inspection or audit under Section 6.11 and Section 11.10).
(s) Notice of Breaches of Representations and Warranties under this Agreement. The Servicer shall promptly notify the Administrative Agent if any representation or warranty set forth in Section 4.03 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Collateral Agent and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Servicer shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Cut-Off Date of any facts or circumstances within the knowledge of the Servicer which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.
(t) Insurance Policies. The Servicer shall take such actions that are customarily taken by or on behalf of a lender in a syndicated loan facility to preserve the rights of such lender in respect of any Insurance Policies applicable to the Loan Assets.

(u) Value Adjustment Event. The Servicer will provide the Administrative Agent (with a copy to the Collateral Agent) with prompt written notice of the occurrence of any Value Adjustment Event (excluding any Value Adjustment Event pursuant to which the determination thereof is made by the Administrative Agent independently and without notice from any other party) with respect to any Eligible Loan Asset of which the Servicer has knowledge or has received notice.
Section 5.04 Negative Covenants of the Servicer.
From the Closing Date until the Collection Date:
(a) Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person (unless the Servicer is the surviving entity) or convey or transfer its properties and assets substantially as an entirety to any Person unless:
(i) the Servicer has delivered to the Administrative Agent an Officer's Certificate and an Opinion of Counsel each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.04 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Administrative Agent may request;
(ii) the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent;
(iii) after giving effect thereto, no Event of Default or Servicer Default or event that with notice or lapse of time would constitute either an Event of Default or a Servicer Default shall exist; and
(iv) the Administrative Agent (acting at the direction of the Required Lenders, each in its sole discretion) shall have consented in writing to such consolidation, merger, conveyance or transfer.
(b) Change of Name or Location of Loan Files. The Servicer shall notify the Administrative Agent prior to changing its name, moving the location of its principal place of business and chief executive office, changing the offices where it keeps records concerning the Collateral from the address set forth in Section 12.02, or changing the jurisdiction of its formation. The Servicer will not consent to move, or consent to the Collateral Custodian moving, the Required Loan Documents and Loan Files from the location thereof on the initial Advance Date (or relevant date of delivery), unless the Administrative Agent shall consent of such change or move in writing and the Servicer shall provide the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral (subject only to Permitted Liens).
(c) Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors, agent banks or administrative agents on the Loan Assets regarding payments to be made with respect to the Collateral to the Collection Account, unless the Administrative Agent has consented to such change.

(d) Extension or Amendment of Loan Assets. The Servicer will not, except as otherwise permitted in Section 6.04(a), extend, amend or otherwise modify the terms of any Loan Asset (including the Related Collateral).
(e) Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be disregarded as an entity separate from the Transferor for U.S. federal income tax purposes.
(f) Taxable Mortgage Pool Matters. The Servicer will manage the portfolio and advise the Borrower with respect to the purchases from any third party seller so as to not at any time cause the Borrower to be treated as a taxable mortgage pool for U.S. federal income tax purposes or cause more than 50% of the of the Loan Assets owned by the Borrower to consist of real estate mortgages as defined in Treasury Regulations Section 301.7701(i)-1 of the Code.
(g) ERISA Matters. The Servicer will not become, at any time while the Obligations are outstanding, a Benefit Plan Investor, a Governmental Plan, or cause the Borrower to be subject to Similar Law.
(h) Anti-Terrorism; OFAC; Anti-Corruption. Each of the representations and warranties set out in sub clauses (i) through (vi) (inclusive) of Section 4.03(p) shall be deemed here restated and, mutatis mutandis, construed as covenants made and given under this Section 5.04.
Section 5.05 Affirmative Covenants of the Collateral Agent.
From the Closing Date until the Collection Date:
(a) Compliance with Law. The Collateral Agent will comply in all material respects with all Applicable Law.
(b) Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.
Section 5.06 Negative Covenants of the Collateral Agent.
From the Closing Date until the Collection Date, the Collateral Agent will not make any changes to the Collateral Agent Fees without the prior written approval of the Administrative Agent.
Section 5.07 Affirmative Covenants of the Collateral Custodian.
From the Closing Date until the Collection Date:
(a) Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law.
(b) Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.
(c) Location of Required Loan Documents. Subject to Article XII of this Agreement, the Required Loan Documents shall remain at all times in the possession of the Collateral Custodian at its address located at The Depository Trust Company, 570 Washington Blvd – 5th floor, Jersey City, NJ 07310 Attn: BNY Mellon/Branch Deposit Department unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Required Loan Documents to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to the terms of this Agreement.
Section 5.08 Negative Covenants of the Collateral Custodian.
From the Closing Date until the Collection Date:
(a) Required Loan Documents. The Collateral Custodian will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.
(b) No Changes in Collateral Custodian Fees. The Collateral Custodian will not make any changes to the Collateral Custodian Fees without the prior written approval of the Administrative Agent.

ARTICLE VI

ADMINISTRATION AND SERVICING OF CONTRACTS
Section 6.01 Appointment and Designation of the Servicer.
(a) Initial Servicer. The Borrower hereby appoints AGTB Fund Manager, LLC, pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral. Until the Administrative Agent gives AGTB Fund Manager, LLC a Servicer Removal Notice, AGTB Fund Manager, LLC hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.
(b) Servicer Removal Notice. The Borrower, the Servicer, each Lender and the Administrative Agent hereby agree that, upon the occurrence of an Event of Default (including, as a result of a Servicer Default; it being understood and agreed that an Event of Default that is waived in accordance with this Agreement shall be deemed not to have occurred for this purpose), the Administrative Agent (acting at the direction of the Required Lenders, each in its sole discretion), by written notice to the Servicer (with a copy to the Collateral Agent) (a "Servicer Removal Notice"), may terminate all of the rights, obligations, power and authority of the Servicer under this Agreement. On and after the receipt by the Servicer of a Servicer Removal Notice pursuant to this Section 6.01(b), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Removal Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Removal Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent and shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.04, the Servicing Fee therefor accrued until such date. After such date, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a successor Servicer, and the successor Servicer shall assume each and all of the Servicer's obligations to service and administer the Collateral, on the terms and subject to the conditions herein set forth, and the Servicer shall use its best efforts to assist the successor Servicer in assuming such obligations.
(c) Appointment of Replacement Servicer. At any time following the delivery of a Servicer Removal Notice, the Administrative Agent may (acting at the direction of the Required Lenders, each in its sole discretion), appoint a replacement servicer (the "Replacement Servicer"), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent in its sole discretion. Upon the appointment of a Replacement Servicer, the initial Servicer shall have no liability with respect to any action performed by the Replacement Servicer on or after the date that the Replacement Servicer becomes the successor to the Servicer.
(d) Liabilities and Obligations of Replacement Servicer. Upon its appointment, the Replacement Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Replacement Servicer; provided that the Replacement Servicer shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that the Replacement Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any advancing obligations, if any, of the Servicer unless it elects to in its sole discretion, (iii) no obligation to pay any Taxes required to be paid by the Servicer (provided that the Replacement Servicer shall pay any income Taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer. The indemnification obligations of the Replacement Servicer upon becoming a Replacement Servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, the Replacement Servicer shall have no liability relating to the representations and warranties of the Servicer contained in Section 4.03.
(e) Authority and Power. All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement as to the Servicer and shall pass to and be vested in the Borrower and the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Collateral.
(f) Subcontracts. The Servicer may, with the prior written consent of the Administrative Agent (such consent not to be required for any subcontracting of administrative, back office and similar functions to Angelo, Gordon & Co., L.P.), subcontract with any other Person for servicing, administering or collecting the Collateral; provided that (i) the Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement and (iii) any such subcontract shall be terminable upon the occurrence of a Servicer Default.

(g) Waiver. The Borrower acknowledges that, after delivery of a Servicer Removal Notice, the Administrative Agent or any of its Affiliates may act as the Collateral Agent and/or the Servicer, and the Borrower waives any and all claims against the Administrative Agent, each Lender or any of their respective Affiliates, the Collateral Agent and the Servicer (other than claims relating to such party's gross negligence or willful misconduct) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.
Section 6.02 Duties of the Servicer.
(a) Duties. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law and the Servicing Standard. Prior to the delivery of a Servicer Removal Notice, but subject to the terms of this Agreement (including, Section 6.04), the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral and take or refrain from taking any and all actions with respect to the Collateral. Without limiting the foregoing, the duties of the Servicer shall include the following:
(i) supervising the Collateral, including communicating with Obligors, executing amendments, providing consents and waivers, enforcing and collecting on the Collateral and otherwise managing the Collateral on behalf of the Borrower;
(ii) maintaining all necessary servicing records with respect to the Collateral and providing such reports to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) in respect of the servicing of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or any Lender may request;
(iii) maintaining and implementing administrative and operating procedures (including, an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information necessary or advisable for the collection of the Collateral;
(iv) promptly delivering to the Administrative Agent, each Lender, the Collateral Agent or the Collateral Custodian, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, each Lender, Collateral Custodian or the Collateral Agent may from time to time request;
(v) identifying each Loan Asset in its internal servicing records to reflect the ownership of such Loan Asset by the Borrower;
(vi) maintaining the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;
(vii) maintaining the Loan File with respect to Loan Assets included as part of the Collateral; provided that, if the Servicer is in possession of any originals of any Required Loan Documents that are not held in electronic form, the Servicer will hold such Required Loan Documents in a fireproof safe or fireproof file cabinet, except while such Required Loan Documents are in the process of being delivered to or received from the Collateral Custodian;

(viii) directing the Collateral Agent to make payments pursuant to the terms of the Servicing Report in accordance with Section 2.04;
(ix) directing the sale or substitution of Collateral in accordance with Section 2.07;
(x) providing advice to the Borrower with respect to the purchase and sale of and payment for the Loan Assets;
(xi) instructing the Obligors and the administrative agents on the Loan Assets to make payments directly into the Collection Account established and maintained with the Collateral Agent;
(xii) delivering the Loan Files and a Loan Asset Schedule to the Collateral Custodian;
(xiii) preparing and delivering to the Borrower, the Collateral Agent and the Administrative Agent on each Measurement Date a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of such Measurement Date; and
(xiv) complying with such other duties and responsibilities as may be required of the Servicer by this Agreement.
(b) Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent, each Lender and the Secured Parties of their rights hereunder shall not release the Servicer (unless replaced by a Replacement Servicer), the Transferor or the Borrower from any of their duties or responsibilities with respect to the Collateral. The Secured Parties, the Administrative Agent, each Lender and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder, unless one of them becomes a Replacement Servicer hereunder.
(c) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due, provided such obligation is not on non-accrual) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
Section 6.03 Authorization of the Servicer.
(a) Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Servicer (including any successor thereto) to take any and all steps consistent with the Servicing Standard in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the sale of the Collateral by the Transferor to the Borrower under the Purchase and Sale Agreement and, thereafter, the Grant by the Borrower to the Collateral Agent on behalf of the Secured Parties hereunder, to collect all amounts due under any and all Collateral, including, endorsing any of their names on checks and other instruments representing Interest Collections and Principal Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Transferor could have done if it had continued to own such Collateral. The Transferor, the

Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the Servicer be entitled to make the Secured Parties, the Administrative Agent, the Collateral Agent or any Lender a party to any litigation without such party's express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent's consent.
(b) After the declaration of the Facility Maturity Date, at the direction of the Administrative Agent, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral; provided that the Administrative Agent may, at any time that an Event of Default has occurred and is continuing, notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.
Section 6.04 Collection of Payments; Accounts.
(a) Collection Efforts, Modification of Collateral. The Servicer will perform collection and enforcement of the Loan Assets included in the Collateral in accordance with the Servicing Standard. Unless the Administrative Agent consents, the Servicer may not waive, modify or otherwise vary any provision of an item of Collateral in any manner contrary to the Servicing Standard.
(b) [Reserved].
(c) Taxes and other Amounts. The Servicer will use efforts consistent with the Servicing Standard to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan Asset to the extent required to be paid to the Borrower for such application under the applicable Underlying Instruments and remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.
(d) Payments to Collection Account. On or before the applicable Cut-Off Date, the Servicer shall have instructed all Obligors (or administrative or paying agents) to make all payments in respect of the Collateral directly to the Collection Account; provided that the Servicer is not required to so instruct any Obligor which is solely a guarantor or other surety (or an Obligor that is not designated as the "lead borrower" or another such similar term) unless and until the Servicer calls on the related guaranty or secondary obligation.
(e) Controlled Accounts. Each of the parties hereto hereby agrees that (i) each Controlled Account is intended to be a "securities account" or "deposit account" within the meaning of the UCC and (ii) except as otherwise expressly provided herein and in the Control Agreement, prior to the delivery of a Notice of Exclusive Control, the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) shall be entitled to exercise the rights that comprise each Financial Asset held in each Controlled Account which is a securities account and have the right to direct the disposition of funds in any Controlled Account which is a deposit account; provided that, after the delivery of a Notice of Exclusive Control, such rights shall be exclusively held by the Collateral Agent (acting at the direction of the Administrative Agent). Each of the parties hereto hereby agrees to cause the securities intermediary that holds any money or other property for the Borrower in a Controlled Account that is a securities account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.04(f) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) regardless of any provision in any other agreement, for purposes of the UCC and, to the extent a securities account, for purposes of the Hague Convention on the law applicable to certain rights in respect of securities held with an intermediary (the "Hague Convention"), with respect to the Controlled Accounts, New York shall be deemed to be the Account Bank's jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary's jurisdiction (within the meaning of Section 8-110 of the UCC) and New York shall govern the issues specified in Article 2(1) of the Hague Convention. All securities or other property underlying any Financial Assets credited to the Controlled Accounts in the form of securities or instruments shall be registered in the name of the Account Bank or if in the name of the Borrower or the Collateral Agent, Indorsed to the Account Bank, Indorsed in blank, or credited to another securities account maintained in the name of the Account Bank, and in no case will any Financial Asset credited to the Controlled Accounts be registered in the name of the Borrower, payable to the order of the Borrower or specially Indorsed to the Borrower, except to the extent the foregoing have been specially Indorsed to the Account Bank or Indorsed in blank.
(f) Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a "securities intermediary" as defined in the UCC) to the contrary, none of the Collateral Agent, the Collateral Custodian nor any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the Grant by the Borrower to the Collateral Agent, of any Loan Asset in the nature of a loan or a participation in a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including any necessary consents). The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan Asset Granted to the Collateral Agent hereunder as custodial agent for the Collateral Agent in accordance with the terms of this Agreement.
(g) Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of an Interest Collection or a Principal Collection of a Loan Asset and such Interest Collection or Principal Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Interest Collection or Principal Collection and deposits an amount that is less than or more than the actual amount of such Interest Collection or Principal Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.
Section 6.05 Realization Upon Loan Assets. The Servicer will use efforts consistent with the Servicing Standard to exercise available remedies relating to a Defaulted Loan, which may include voting any rights with respect to such Defaulted Loan to authorize or direct the administrative or collateral agent for such Loan Asset to foreclose upon or repossess, as applicable, or otherwise comparably convert the ownership of any Related Collateral relating to a Defaulted Loan as to which no satisfactory arrangements can be made for collection of delinquent payments. The Servicer will comply with the Servicing Standard and Applicable Law to the extent it realizes upon such Related Collateral, and employ practices and procedures consistent with the Servicing Standard to enforce all obligations of Obligors when foreclosing upon, repossessing and causing the sale of such Related Collateral at public or private sale in circumstances other than those described in the preceding sentence. The Servicer will remit to the Collection Account the Recoveries received in connection with the sale or disposition of

Related Collateral relating to a Defaulted Loan. Notwithstanding any of the foregoing, the Servicer shall not be obligated to breach any of its duties, rights or responsibilities under any Underlying Instruments to comply with this Section 6.05.
Section 6.06 Servicer Compensation. As compensation for its activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to be paid the Servicing Fee (subject to the provisos contained in the definition thereof) and reimbursed its reasonable out-of-pocket expenses as provided in Section 2.04.
Section 6.07 Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including but not limited to fees and disbursements of its independent accountants, Taxes imposed on the Servicer, and expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement. The Servicer may be reimbursed for any reasonable out-of-pocket expenses incurred hereunder (including out-of-pocket expenses paid by the Servicer on behalf of the Borrower), subject to the availability of funds pursuant to Section 2.04.
Section 6.08 Reports to the Administrative Agent; Account Statements; Servicer Information.
(a) Borrowing Base Certificate. On each Measurement Date, the Borrower (or the Servicer on its behalf) will provide a Borrowing Base Certificate, updated as of such date, to the Administrative Agent (with a copy to the Collateral Agent).
(b) Servicing Report. On each Reporting Date, the Servicer will provide to the Borrower, the Administrative Agent and the Collateral Agent, a monthly statement including (i) a Borrowing Base Certificate, (ii) a Loan Asset Schedule, (iii) a calculation of each Collateral Quality Test, (iv) a list of Loan Assets acquired, sold, substituted or released and (v) if such Reporting Date occurs in a calendar month in which a Payment Date occurs, amounts to be remitted pursuant to Section 2.04 to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment) (such monthly statement, a "Servicing Report"), with respect to last calendar day of the previous calendar month in the case of clauses (i) through (iii) and with respect to the last calendar month in the case of clause (iv), signed by a Responsible Officer of the Servicer and the Borrower and substantially in the form of Exhibit H. Each Servicing Report shall constitute instructions by the Servicer (or after delivery of a Notice of Exclusive Control, the Administrative Agent) to the Collateral Agent to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified herein. The Servicer shall notify the Administrative Agent on the Reporting Date if the Servicing Report will not be delivered to the Lenders, the Administrative Agent and the Collateral Agent on such Reporting Date.
(c) Servicer's Certificate. Together with each Servicing Report, the Servicer shall submit to the Administrative Agent and the Collateral Agent a certificate substantially in the form of Exhibit I (a "Servicer's Certificate"), signed by a Responsible Officer of the Servicer, which shall include a certification by such Responsible Officer that no Event of Default, Servicer Default or Unmatured Event of Default has occurred.
(d) Financial Statements. The Servicer will submit to the Administrative Agent and the Collateral Agent, (i) within sixty (60) days after the end of each of its first three (3) fiscal quarters of each fiscal year of the Parent, commencing with the fiscal quarter ending June 2022, consolidated unaudited financial statements of the Parent containing a consolidated statement of assets, liabilities, and capital and a consolidated statement of operations for the most recent fiscal quarter, and (ii) within one hundred twenty (120) days after the end of each fiscal year of the Parent, commencing with the fiscal year ended December 31, 2022, consolidated audited financial statements of the Parent containing a consolidated statement of assets, liabilities, and capital and a consolidated statement of operations and cash flow audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year.
(e) Obligor Financial Statements; Valuation Reports; Other Reports. The Servicer will post on a password protected website maintained by the Servicer to which the Administrative Agent will have access or deliver via email to the Administrative Agent, with respect to each Obligor, (i) to the extent received by the Servicer or Borrower pursuant to the Underlying Instruments, the complete financial reporting package with respect to such Obligor and with respect to each Loan Asset for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan Asset for such Obligor) provided to the Borrower and/or the Servicer quarterly by such Obligor, which delivery or posting shall be made at the time of delivery of the quarterly portfolio summaries in clause (ii) of this Section 6.08(e) (which financial reporting package shall include, at minimum, sufficient details to determine Cash Interest Coverage Ratio, Senior Leverage Ratio, Total Leverage Ratio and EBITDA, as applicable, for such Obligor) (provided, that notwithstanding anything to the contrary in the Underlying Instrument or otherwise, the Servicer shall post to such website or email to the Administrative Agent, as applicable, the audited financial statements of each Obligor at least annually subject to and in accordance with this clause (i)), (ii) the quarterly portfolio summary prepared by the Servicer with respect to each Loan Asset and Obligor, which delivery or posting shall be made within thirty (30) days after the preparation thereof by the Servicer and which shall reflect the most current financial information received with respect to each Loan Asset and Obligor at the time such portfolio summary is prepared (which shall include covenant and financial covenant testing as required pursuant to the related Underlying Instruments), (iii) to the extent not addressed in clause (ii) of this Section 6.08(e), the portfolio summary prepared by the Servicer which shall be delivered or posted no later than 90 days after each quarter and no later than 135 days after each fiscal year end and (iv) on a quarterly basis, (A) the status of each Loan Asset, including an assessment of the related Obligor and information known to the Servicer that may be material to their future financial performance and (B) the Servicer's expectations, projections or plans for working out, restructuring, managing, selling or otherwise monetizing such Loan Asset. Upon demand by the Administrative Agent and to the extent available to or practicably obtainable by the Servicer, the Servicer will provide such other information (including providing an explanation of all amendments, modifications and waivers made with respect to any Underlying Instrument related to any Loan Asset during the immediately preceding Remittance Period) as the Administrative Agent may reasonably request with respect to any Obligor.
(f) Amendments to Loan Assets. The Servicer will post on a password protected website maintained by the Servicer to which the Administrative Agent will have access or deliver via email to the Administrative Agent and the Collateral Custodian a copy of any material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan Asset included in the Collateral (along with any internal documents prepared by the Servicer and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within ten (10) Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.
(g) Electronic Format. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to Section 5.03(h) and this Article VI shall be deemed to have been delivered on the date on which such information is posted on a website to which such Secured Party has access or upon receipt of such information through e-mail or another delivery method acceptable to the Administrative Agent.

Section 6.09 Annual Statement as to Compliance. The Servicer will provide to the Administrative Agent and the Collateral Agent within one hundred twenty (120) days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending in December 2022, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer's performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person's supervision and (b) the Servicer has performed or has caused to be performed all of its obligations under this Agreement throughout such year and no Servicer Default has occurred.
Section 6.10 Annual Independent Public Accountant's Servicing Reports. The Servicer will cause a nationally recognized auditing firm (who may also render other services to the Servicer) to furnish to the Administrative Agent and the Collateral Agent within one hundred twenty (120) days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending in December 2022, a report covering such fiscal year to the effect that such auditors have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule III, it being understood that the Servicer and the Administrative Agent will provide an updated Schedule III reflecting any further amendments to such Schedule III prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule III) to certain documents and records relating to the Collateral under any Transaction Document, compared the information contained in the Servicing Reports and the Servicer's Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such auditors that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such auditors shall believe to be immaterial and such other exceptions as shall be set forth in such statement.
Section 6.11 Procedural Review of Loan Assets; Access to Servicer and Servicer's Records.
(a) Each of the Borrower and the Servicer shall permit both (i) the Administrative Agent (who may be accompanied by any Lender (at its sole discretion)) and (ii) the representatives of the Administrative Agent, each at any time and from time to time as the Administrative Agent shall reasonably request (A) to inspect and make copies of and abstracts from its records relating to the Loan Assets and (B) to visit its properties in connection with the collection, processing or servicing of the Loan Assets for the purpose of examining such records, and to discuss matters relating to the Loan Assets or such Person's performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. Each of the Borrower and the Servicer agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided, that such assistance shall not interfere in any material respect with the Servicer's business and operations. So long as no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing, such visits and inspections shall occur only (x) upon five (5) Business Days' prior written notice and (y) during normal business hours (which such visit, inspection or audit shall be consolidated with any visit, inspection or audit under Section 5.01(u), this Section 6.11 and Section 11.10). During the existence of an Unmatured Event of Default, an Event of Default or a Servicer Default, there shall be no limit on the timing of such inspections and no prior notice will be required before any inspection.
(b) The Borrower and the Servicer, as applicable, shall provide to the Administrative Agent access to the Loan Assets and all other documents regarding the Loan Assets included as part of the Collateral in its possession, in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon five (5) Business Days' prior written notice (so long as no Unmatured Event of

Default, Event of Default or Servicer Default has occurred and is continuing) and (ii) during normal business hours (which such visit, inspection or audit shall be consolidated with any visit, inspection or audit under Section 5.01(u), this Section 6.11 and Section 11.10). During the existence of an Unmatured Event of Default, an Event of Default or a Servicer Default, there shall be no limit on the timing of such inspections and no prior notice will be required before any inspection. From and after the Closing Date and periodically thereafter at the reasonable discretion of the Administrative Agent, the Administrative Agent may review the Borrower's and the Servicer's collection and administration of the Loan Assets in order to assess compliance by the Servicer with the Servicer's written policies and procedures, as well as this Agreement and may conduct an audit of the Loan Assets and Records in conjunction with such review.
(c) The Borrower shall bear the costs and expenses of all audits and inspections permitted by this Section 6.11 and all other audits, visits and inspections of the Borrower, the Servicer and their Affiliates conducted pursuant to this Agreement (at an annual cost not to exceed $75,000 in the aggregate unless an Event of Default, Unmatured Event of Default or Servicer Default has occurred and is continuing).
Section 6.12 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer's determination that (a) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Administrative Agent and each Lender. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.02.
Section 6.13 Required Sale Assets. Notwithstanding anything else in this Agreement to the contrary upon the request of the Administrative Agent, the Servicer shall cause the Borrower to divest all Required Sale Assets within ten (10) Business Days from the date of notice from the Administrative Agent to the Borrower or the Servicer that such Loan Asset constitutes a Required Sale Asset. For the avoidance of doubt, the Borrower's divestment of the Required Sale Assets shall not be subject to the terms of Section 2.07 or included in determining the Borrower's compliance with the requirements therein in connection with the sale of any other Loan Asset.
ARTICLE VII

EVENTS OF DEFAULT
Section 7.01 Events of Default. If any of the following events (each, an "Event of Default") shall occur:
(a) a default in the payment when due of (i) any principal of any Advance or (ii) any other amount payable by the Borrower, the Servicer or the Transferor, including any Yield, any Unused Fee or any other fee; provided, that in the case of a default in payment under clause (ii), such failure to pay is not cured within three (3) Business Days after the same becomes due; or
(b) any failure to pay, on the Facility Maturity Date, the outstanding principal of all Advances Outstanding, and all Yield and all Fees accrued and unpaid thereon together with all other Obligations (other than contingent indemnification obligations), including, but not limited to, any Prepayment Premium; or
(c) subject to the proviso to Section 7.01(a), the failure on any Payment Date to disburse amounts in the Collection Account in accordance with Section 2.04, unless such failure to pay is due to administrative error by any of the Collateral Agent, the Account Bank or the Collateral Custodian and susceptible to cure, in which case such failure to pay is not cured within three (3) Business Days after the same becomes due; or
(d) (i) the Borrower or the Transferor shall, (x) with respect to the Borrower, fail to pay any principal of, or premium or interest on, any Indebtedness (other than the Obligations) in excess of $1,000,000 and (y) with respect to the Transferor, fail to pay any principal of, or premium or interest on, any Indebtedness (other than the Obligations) in excess of $25,000,000 when the same becomes due and payable if the effect of such failure is to accelerate the maturity of such Indebtedness; (ii) (x) any other default by the Borrower under any agreement, contract, document or instrument relating to any such Indebtedness or any other event shall occur and shall continue after the applicable grace period, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (y) any other default by the Transferor under any agreement, contract, document or instrument relating to any such Indebtedness or any other event shall occur and shall continue after the applicable grace period, if the effect of such default or event is to accelerate the maturity of such Indebtedness; or (iii) any such Indebtedness is in fact declared to be due and payable or required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or
(e) except as otherwise provided in this definition of "Event of Default," a default (i) by the Borrower to observe or perform the covenants set forth in Section 5.02, as to which no additional grace periods shall apply, or (ii) by the Borrower or by the Transferor in the performance, or breach, of any other covenant or other agreement of the Borrower or the Transferor in the Transaction Documents to which it is a party (it being understood, without limiting the generality of the foregoing, that the failure to satisfy any Collateral Quality Test is not, in and of itself, an Event of Default and the existence of a Borrowing Base Deficiency is not, in and of itself, an Event of Default except to the extent provided in clause (k) immediately below) and, in each case, the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure is given or (y) the date on which a Responsible Officer of the Borrower or the Transferor acquires knowledge or notice thereof; or
(f) the occurrence of a Bankruptcy Event relating to the Borrower or the Transferor; or
(g) the occurrence of a Servicer Default; or
(h) (i) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of (x) $1,000,000 against the Borrower or (y) $5,000,000 against the Transferor, and the Borrower or the Transferor, as applicable, shall not have either (A) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms within thirty (30) days or (B) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or the Transferor to enforce any such judgment; or (iii) the Borrower shall have made payments of amounts in excess of $1,000,000 in the settlement of any litigation, claim or dispute (in the case of both clauses (i) and clause (ii), excluding payments actually made from insurance proceeds or as to which the insurer has not disputed coverage); or
(i) the failure of the Borrower to qualify as a bankruptcy remote entity based upon customary criteria or the failure to satisfy Section 5.01(d) or Section 5.03(n) such that counsel could no longer render a substantive non-consolidation opinion; or

(j) (1) any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Transferor or the Servicer, (2) the Borrower, the Transferor or the Servicer or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder, or (3) any security interest in any Collateral securing any Obligation shall, in whole or in part, cease to be a first priority perfected security interest except for Permitted Liens and as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or
(k) a Borrowing Base Deficiency exists and has not been remedied in accordance with Section 2.06 within the time period set forth therein; provided that, during the period of time that such event remains unremedied, any payments required to be made by the Servicer on a Payment Date shall be made under Section 2.04(e); or
(l) the Borrower shall become required to register as an "investment company" in accordance with the 1940 Act or the arrangements contemplated by the Transaction Documents shall become required to register as an "investment company" in accordance with the 1940 Act; or
(m) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Transferor, or the PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Transferor; or
(n) (i) the occurrence of an ERISA Event or (ii) the Borrower becomes a Benefit Plan Investor; or
(o) any Change of Control shall occur; or
(p) any representation, warranty or certification made by the Borrower or the Transferor in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect (or if such representation, warranty or certification is already qualified by the words "material", "materially" or "Material Adverse Effect", then such representation, warranty or certification shall have been incorrect in any respect) when made and, in each case, the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure is given or (y) the date on which a Responsible Officer of the Borrower or the Transferor acquires knowledge or notice thereof; provided that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the "eligibility" of any Loan Asset if the Borrower complies with its obligations in Section 2.07(b) with respect to such Loan Asset; or
(q) the Borrower ceases to have a valid ownership interest (or a perfected, first priority precautionary back-up security interest (subject only to Permitted Liens) granted by the Transferor (which the Borrower shall have collaterally assigned to the Collateral Agent)) in all of the Collateral except as expressly permitted under the Transaction Documents; or
(r) (i) failure of the Borrower to maintain at least one Independent Manager; provided that, the Borrower shall have five (5) Business Days to replace any Independent Manager upon the death or resignation of the current Independent Manager and shall not take any action requiring the consent of any Independent Manager until such replacement is in effect, (ii) the removal of any Independent Manager of the Borrower without "cause" (as such term is defined in the organizational document of the Borrower) or without giving prior written notice to the

Administrative Agent or (iii) an Independent Manager of the Borrower (which is not provided by one of the following (and which list may be revised by the Administrative Agent in its sole discretion): CT Corporation, Corporation Service Company, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Corporation, Citadel SPV or an Affiliate thereof or another provider approved by the Administrative Agent) is appointed without the consent of the Administrative Agent; or
(s) the failure to satisfy the Financial Covenant Test as of the last day of any fiscal quarter of the Parent; provided that for the avoidance of doubt, the failure to satisfy clause (c)(x) of the definition thereof shall not be an Event of Default unless the Parent is no longer registered as a "business development company"; or
(t) the Borrower, the Transferor or the Servicer makes or attempts to make any assignment of its rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of each of the Lenders and the Administrative Agent, which consent may be withheld by any Lender or the Administrative Agent in its sole and absolute discretion;
then the Administrative Agent or the Required Lenders, may, by notice to the Borrower, declare the "Facility Maturity Date" to have occurred; provided that, in the case of any event described in Section 7.01(f) above, the "Facility Maturity Date" shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Revolving Period shall end and the Borrower shall cease purchasing Loan Assets from the Transferor under the Purchase and Sale Agreement or from any other third party and shall cease originating Loan Assets, (ii) the Administrative Agent or the Required Lenders may declare the Advances to be immediately due and payable in full (without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable, (iii) the Administrative Agent may terminate the Servicer by providing a Servicer Removal Notice in accordance with Section 6.01(b), and (iv) all proceeds and distributions in respect of the Collateral shall be distributed by the Collateral Agent (at the direction of the Administrative Agent) as described in Section 2.04(c) (provided that the Borrower shall in any event remain liable to pay such Advances Outstanding and all such amounts and Obligations immediately in accordance with Section 2.04(e)). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Servicer hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent (or any designee thereof, including, the Servicer), following an Event of Default, shall, at its option, have the sole right to enforce the Borrower's rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the Collateral Agent, the Lenders or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. If any Event of Default shall have occurred, Applicable Margin shall be increased pursuant to the definition thereof, effective as of the date of the occurrence of such Event of Default, and shall apply on each day after the occurrence and during the continuation of such Event of Default.
Section 7.02 Additional Remedies of the Administrative Agent.
(a) If, upon the declaration or automatic occurrence of the Facility Maturity Date (including, the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01), the aggregate outstanding principal amount of the Advances Outstanding, all accrued and unpaid Fees and Yield and any other Obligations are not immediately paid in full, then the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lenders, to immediately sell (at the Borrower's expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral and apply the proceeds thereof to the Obligations.
(b) The parties recognize that it may not be possible to sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral, and nothing contained herein shall obligate the Administrative Agent to liquidate any of the Collateral on the date the Administrative Agent or all of the Lenders declares the Advances Outstanding hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all of the Collateral in the same manner or on the same Business Day.
(c) If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower and the Servicer shall make available to (i) the Administrative Agent, on a timely basis, all information relating to the Collateral subject to sale, including, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials requested by the Administrative Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral subject to sale, including, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials reasonably requested by each such bidder.
(d) Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Collateral Agent, or the Administrative Agent on its behalf, or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Collateral Agent (acting at the direction of the Administrative Agent) or such court may determine. Pursuant to the UCC, each of the Borrower and the Collateral Agent hereby specifically agrees (x) that it shall not raise any objection to a Secured Party's purchase of the Collateral (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in various no action letters promulgated by the SEC staff (1) shall be considered to be a "public" sale for purposes of the UCC and (2) shall be considered to be commercially reasonable notwithstanding that a Secured Party purchases the Collateral at such a sale.
(e) Any amounts received from any sale or liquidation of the Collateral pursuant to this Section 7.02 in excess of the Obligations will be applied by the Collateral Agent (as directed by the Administrative Agent) in accordance with the provisions of Section 2.04(c), or as a court of competent jurisdiction may otherwise direct.

(f) The Administrative Agent and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lenders at law, in equity or under any other agreement between any Lender and the Borrower. Without limiting the foregoing, the Administrative Agent and the Lenders and each of their respective Affiliates is hereby authorized after the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by the Administrative Agent, any such Lender or any such Affiliate, to or for the credit or the account of the Borrower or the Transferor, as applicable, against any and all of the obligations of the Borrower or the Transferor, as applicable, now or hereafter existing under this Agreement or any other Transaction Document to the Administrative Agent, any such Lender or their respective Affiliates, irrespective of whether or not the Administrative Agent, any such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of the Borrower or the Transferor, as applicable, may be contingent or unmatured or are owed to a branch, office or Affiliate of the Administrative Agent or any such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that no such setoff may be made against any assets of (i) the Transferor with respect to any obligations of the Borrower or (ii) the Borrower with respect to any obligations of the Transferor. The rights of the Administrative Agent and the Lenders and their respective Affiliates under this section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, any such Lender or their respective Affiliates may have. The Administrative Agent and the Lenders agree to notify the Borrower and the Collateral Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
(g) Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.
(h) Each of the Borrower and the Servicer hereby irrevocably appoints, during the continuance of an Event of Default and at all times following the Facility Maturity Date, each of the Collateral Agent and the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent or the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or the Administrative Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.
(i) The Administrative Agent is hereby authorized and empowered, during the existence of an Event of Default and at all times following the Facility Maturity Date, on behalf of the Borrower or the Servicer, to endorse the name of the Borrower or the Servicer, as applicable, upon any check, draft, instrument, receipt, instruction, or other document or agreement or item, coming into the Administrative Agent's possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. The Administrative Agent is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of the Borrower or the Transferor, as applicable, either before or after demand of payment on the Obligations but only during the existence of an Event of Default, as shall be deemed by the Administrative Agent to be necessary or advisable, in the sole discretion of the Administrative Agent, to preserve the security interests and Liens in the Collateral or to secure the repayment of the Obligations, and the Administrative Agent shall not incur any liability, in the absence of gross negligence or willful misconduct, in connection with or arising from its exercise of such power of attorney. The application by the Administrative Agent of such funds shall, unless the Administrative Agent shall agree otherwise in writing, be the same as set forth in Section 2.04 hereof.
ARTICLE VIII

INDEMNIFICATION
Section 8.01 Indemnities by the Borrower.
(a) Except for Taxes (other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim) and without limiting any other rights which the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank, the Collateral Custodian and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an "Indemnified Party" for purposes of this Article VIII) against, and to hold each Indemnified Party harmless from, any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or actually incurred by such Indemnified Party arising out of, in any way connected with, or as a result of this Agreement, any of the other Transaction Documents or in respect of any of the Collateral or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Party is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower or any of its Affiliates or shareholders); provided that Indemnified Amounts shall not be available to an Indemnified Party to the extent that such damages, losses, claims, liabilities and related costs and expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct on the part of such Indemnified Party.
(b) Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Administrative Agent on behalf of the applicable Indemnified Party within ten (10) Business Days following the Administrative Agent's written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.01, shall submit to the Borrower a certificate setting forth the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c) If for any reason the indemnification provided above in this Section 8.01 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
(d) If the Borrower has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower, without interest.
(e) The obligations of the Borrower under this Section 8.01 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Account Bank or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Servicer, the Account Bank or the Collateral Custodian and the termination of this Agreement.
Section 8.02 Indemnities by Servicer.
(a) Without limiting any other rights which any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts, awarded against or incurred by any Indemnified Party as a consequence of any acts or omissions of the Servicer in its capacity as Servicer and related to any Transaction Document, the transactions contemplated hereby or thereby or any certificate or other written material delivered by the Servicer pursuant hereto or thereto; provided that Indemnified Amounts shall not be available to an Indemnified Party (i) to the extent that such Indemnified Amounts are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct on the part of such Indemnified Party claiming indemnification hereunder or (ii) for any amount of the outstanding principal amount of the Loan Asset that constitutes recourse for uncollectible amounts.
(b) Any Indemnified Amounts shall be paid by the Servicer to the Administrative Agent, for the benefit of the applicable Indemnified Party, within ten (10) Business Days following receipt by the Servicer of the Administrative Agent's written demand therefor (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts).
(c) If the Servicer has made any indemnity payments to the Administrative Agent, on behalf of an Indemnified Party pursuant to this Section 8.02 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Servicer, without interest.
(d) The obligations of the Servicer under this Section 8.02 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Borrower, the Account Bank or the Collateral Custodian and the termination of this Agreement.

(e) Any indemnification pursuant to this Section 8.02 shall not be payable from the Collateral.
Section 8.03 Waiver of Certain Claims. To the extent permitted by Applicable Law, each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the Transaction Documents.
Section 8.04 Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an "Action") for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the "Indemnifying Party") in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the first sentence of Section 8.01, the first sentence of Section 8.02, as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnifying Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided further that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense; provided, further, that, if any Action asserts any liability of The Bank of New York Mellon Trust Company, National Association in its individual capacity, The Bank of New York Mellon Trust Company, National Association shall have the right to retain its own counsel, at the expense of the Indemnifying Party, to defend itself in such Action. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.
Section 8.05 After-Tax Basis. Indemnification under Sections 8.01 and Section 8.02 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

ARTICLE IX

THE ADMINISTRATIVE AGENT
Section 9.01 The Administrative Agent.
(a) Appointment. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent as its agent hereunder and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of each Lender. Each Lender further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b) Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.
(c) Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except, subject to Section 9.01(b), for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction). Each Secured Party hereby waives any and all claims against the Administrative Agent or any of its Affiliates for any action taken or omitted to be taken by the Administrative Agent or any of its Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except, subject to Section 9.01(b), for its or their own gross negligence or willful misconduct (each as determined in a final, non-appealable judgment by a court of competent jurisdiction). Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Transferor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower, the Transferor, or the Servicer or to inspect the property (including the books and records) of the Borrower, the Transferor, or the Servicer; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by email) believed by it to be genuine and signed or sent by the proper party or parties; (vi) shall not be responsible for or have any duty to ascertain or inquire into the contents of any certificate, report or other document delivered thereunder or in connection therewith; and (vii) shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent may deem and treat the payee of any portion of any Advance and the I/O Loan as the owner thereof for all purposes unless such Advance or the I/O Loan, as applicable, shall have been transferred in accordance with this Agreement and all actions required by such section in connection with such transfer shall have been taken.
(d) Actions by Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Required Lenders; provided that, notwithstanding anything to the contrary herein, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person's receipt of such request, then such Lender shall be deemed to have consented to the relevant action.
(e) Notice of Event of Default, Unmatured Event of Default or Servicer Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default or Servicer Default, unless the Administrative Agent has received written notice from a Lender, the Borrower or the Servicer referring to this Agreement, describing such Event of Default, Unmatured Event of Default or Servicer Default and stating that such notice is a "Notice of Event of Default," "Notice of Unmatured Event of Default" or "Notice of Servicer Default," as applicable. The Administrative Agent shall (subject to Section 9.01(c)) take such action with respect to such Event of Default, Unmatured Event of Default or Servicer Default as may be requested by the Required Lenders acting jointly or as the Administrative Agent shall deem advisable or in the best interest of the Lenders.
(f) Credit Decision with Respect to the Administrative Agent. Each Lender and each Secured Party acknowledges that none of the Administrative Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Servicer, the Transferor or any of their respective Affiliates or review or approval of any of the Collateral, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Affiliates to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender and each Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent's Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent's Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party hereby agrees that the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Servicer, the Transferor or their respective Affiliates which may come into the possession of the Administrative Agent or any of its Affiliates.
(g) Indemnification of the Administrative Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Servicer), ratably in accordance with the Pro Rata Share of its related Lender, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with the Pro Rata Share of its related Lender, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Servicer.
(h) Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five (5) days' written notice thereof to each Lender and the Borrower and may be removed at any time with cause by the Lenders acting jointly. Upon any such resignation or removal, the Required Lenders shall appoint a successor Administrative Agent, subject to the approval of the Borrower (which approval shall not be (i) unreasonably withheld, conditioned or delayed or (ii) required at any time during the continuance of an Event of Default or after the declaration or automatic occurrence of the Facility Maturity Date). Each Lender agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (x) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (y) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
(i) Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative

Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their related Lender's most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.
(j) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Advances, or disclosure of confidential information, to any Disqualified Institution.
(k) Return of Certain Payments.
(i) Each Lender (and each participant of any of the foregoing, by its acceptance of a participation interest) hereby acknowledges and agrees that if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (each, a "Payment Recipient") from the Administrative Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a "Payment") and demands the return of such Payment, such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment as to which such a demand was made. A notice of the Administrative Agent to any Payment Recipient under this Section shall be conclusive, absent manifest error.
(ii) Without limitation of clause (a) above, each Payment Recipient further acknowledges and agrees that if such Payment Recipient receives a Payment from the Administrative Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a "Payment Notice"), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Payment Recipient agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.
(iii) Any Payment required to be returned by a Payment Recipient under this Section shall be made in same day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of SOFR and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Payment Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by Applicable Law, permitted by Applicable Law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of set-off or recoupment or similar right to any demand by the Administrative Agent for the return of any Payment received, including without limitation any defense based on "discharge for value" or any similar doctrine.
(iv) The Borrower and each other party hereto hereby agrees that (x) in the event any Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) the receipt by any Payment Recipient of a Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed to such Lender by the Borrower or any other party hereto (except to the extent that the funds used to make such Payment were received from the Borrower or disbursed from the Collection Account as repayment of such Obligations).
(l) Notices From the Borrower. In the event that the Administrative Agent receives any written notice (including any consent or other approval) from the Borrower pursuant to or in respect of this Agreement that is not otherwise required to be delivered to the Lenders and which the Administrative Agent determines in its sole discretion is material to the Lenders, the Administrative shall use its commercially reasonable efforts to promptly deliver a copy of such notice to the Lenders.
ARTICLE X

COLLATERAL AGENT
Section 10.01 Designation of Collateral Agent.
(a) Initial Collateral Agent. Each of the Lenders and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.
(b) Successor Collateral Agent. Upon the Collateral Agent's receipt of a Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 10.05, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.
(c) Secured Party. The Administrative Agent and the Lenders hereby appoint The Bank of New York Mellon Trust Company, National Association, in its capacity as Collateral Agent hereunder, as their agent for the purposes of perfection of a security interest in the Collateral. The Bank of New York Mellon Trust Company, National Association, in its capacity as Collateral Agent hereunder, hereby accepts such appointment and agrees to perform the duties set forth in Section 10.02(b).
Section 10.02 Duties of Collateral Agent.
(a) Appointment. The Lenders and the Administrative Agent each hereby appoints The Bank of New York Mellon Trust Company, National Association to act as Collateral Agent, for

the benefit of the Secured Parties. The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.
(b) Duties. On or before the initial Advance Date, and until its removal pursuant to Section 10.05, the Collateral Agent shall perform, on behalf of the Secured Parties, the following duties and obligations:
(i) The Collateral Agent shall calculate (based upon information provided by the Servicer or the Administrative Agent, as applicable, upon which the Collateral Agent may conclusively rely) amounts to be remitted pursuant to Section 2.04 to the applicable parties and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent's calculations and the Servicing Report (such dispute to be resolved in accordance with Section 2.05);
(ii) The Collateral Agent shall make payments pursuant to the terms of the Servicing Report or as otherwise directed in accordance with Sections 2.04 or 2.05.
(iii) The Collateral Agent shall provide to the Servicer a copy of all written notices and communications identified as being sent to it in connection with the Loan Assets and the other Collateral held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence and continuation of an Event of Default, or the Administrative Agent, after the occurrence and continuation of an Event of Default, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.
(iv) As promptly as possible after the Closing Date, and in any event no later than fifteen (15) days after the Closing Date, the Collateral Agent shall create a database (the "Collateral Database") with respect to the Loan Assets held by the Borrower on the Closing Date, which Collateral Database shall include all information reasonably requested by the Administrative Agent with respect to the Loan Assets and the Collateral, on an individual Loan Asset basis and on a portfolio basis. The Collateral Agent shall permit access to the information in the Collateral Database by the Servicer, the Borrower and the Administrative Agent no later than fifteen (15) days after the Closing Date. Within fifteen (15) days after the Closing Date, the Collateral Agent shall provide a daily report to the Servicer, the Borrower and the Administrative Agent, in an electronic format and in scope mutually acceptable to the Collateral Agent, the Servicer, the Borrower and the Administrative Agent, that summarizes the material information contained in the Collateral Database, including, without limitation, the Excess Concentration Amount (and details thereof), the Outstanding Balance of the Collateral and balances of the Controlled Accounts. The Collateral Agent shall update the Collateral Database promptly for Loan Assets and Permitted Investments acquired or sold or otherwise disposed of and for any amendments or changes to Loan Asset amounts or interest rates.
(v) The Collateral Agent shall establish the Interest Collection Account and the Principal Collection Account (collectively, the "Collection Account") and the Unfunded Exposure Account in the name of the Borrower subject to the lien and control of the Collateral Agent for the benefit of the Secured Parties, together with such additional sub-accounts as the Collateral Agent or the Administrative Agent may determine from time to time are necessary for administrative convenience. In connection with the establishment of such accounts and to help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Collateral Agent will ask for documentation to verify its formation and existence as a legal entity. The Collateral Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent an entity or other relevant documentation.
(vi) The Collateral Agent shall track the receipt and daily allocation of cash to the Interest Collection Account and Principal Collection Account and any withdrawals therefrom and, on each Business Day, provide to the Servicer daily reports reflecting such actions to the Interest Collection Account and Principal Collection Account as of the close of business on the preceding Business Day.
(vii) The Collateral Agent shall assist and reasonably cooperate with the independent certified public accountants in the preparation of those reports required under Section 6.10.
(viii) The Collateral Agent shall provide the Servicer with such other information as may be reasonably requested in writing by the Servicer and as is within the possession of the Collateral Agent.
(c) (i)The Administrative Agent, each Lender and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loan Assets now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 10.02(c) shall be deemed to relieve the Borrower or the Servicer of their respective obligations, or impose the Borrower's or Servicer's obligations on the Collateral Agent to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with Section 5.01(u).
(ii) The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Administrative Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within ten (10)

Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.
(iii) Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement unless and until (and to the extent) expressly so directed by the Administrative Agent. The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Agent has knowledge of such matter or written notice thereof is received by the Collateral Agent.
(d) If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.
(e) Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Control Agreement. For the avoidance of doubt, all of the Collateral Agent's rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Control Agreement in such capacity.
Section 10.03 Merger or Consolidation. Any Person (a) into which the Collateral Agent may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (c) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.
Section 10.04 Collateral Agent Compensation. As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to the Collateral Agent Fees and Collateral Agent Expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter, payable to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Agent's entitlement to receive the Collateral Agent Fees shall cease on the earlier to occur of: (a) its removal as Collateral Agent pursuant to Section 10.05 or (b) the termination of this Agreement.
Section 10.05 Collateral Agent Removal. The Collateral Agent may be removed, with or without cause, by the Administrative Agent (acting at the direction of the Required Lenders, each in its sole discretion) by 30 days' notice given in writing to the Collateral Agent (the "Collateral Agent Termination Notice"); provided that, notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed and has agreed to act as Collateral Agent hereunder; provided further that the Collateral Agent shall continue to receive compensation of its fees and expenses in accordance with Section 10.04 above while so serving as the Collateral Agent prior to a successor Collateral Agent being appointed.
Section 10.06 Limitation on Liability.
(a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon the written (including electronic) instructions of any designated officer of the Administrative Agent.
(b) The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(c) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.
(d) The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value of any of the Collateral or as to whether any of the Collateral satisfies the Eligibility Criteria (in each case except as expressly set forth in this Agreement). The Collateral Agent shall not be obligated to take any action hereunder (including any action at the direction of the Administrative Agent or the Servicer) that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.
(e) The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Agent shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.
(f) The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.
(g) It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.
(h) Subject in all cases to the last sentence of Section 2.05, in case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence and continuation of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence and continuation of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i) It is expressly acknowledged by the parties hereto that application and performance by the Collateral Agent of its various duties hereunder (including, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). The Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which result from or is caused by a failure or delay on the part of the Administrative Agent, the Servicer, or any other Person in furnishing necessary, timely and accurate information to the Collateral Agent. The Collateral Agent shall not be liable for the acts or omissions of the Administrative Agent, the Servicer, the Collateral Custodian or any other Person under this Agreement and shall not be required to monitor the performance of the Administrative Agent, the Servicer or the Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Agent shall have no duty to perform any of the duties of the Administrative Agent, the Servicer or the Collateral Custodian under this Agreement.
(j) In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes, lockouts, pandemic, epidemic, quarantine, national emergency, embargo, government action (including any laws, ordinances, regulations), interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services or the like that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement. The Collateral Agent may execute any of its duties by or through its subsidiaries, affiliates, agents or attorneys-in-fact, provided that, no such delegations shall relieve the Collateral Agent of its responsibilities with respect to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorney-in-fact selected by it with reasonable care.
(k) The Collateral Agent and its respective affiliates, directors, officers, agents or employees shall not be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Advance hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower, Servicer or Administrative Agent; (iii) the satisfaction of any condition specified in Article III; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Transaction Documents or any other instrument or writing furnished in connection herewith. Without prejudice to the Collateral Agent's duties under this Article X or any other provision of any Transaction Document, the Collateral Agent shall be under no obligation to take any action to collect from any Obligor any amount payable by such Obligor on the Loan Asset or any other Collateral under any circumstances, including if payment is refused after due demand.

(l) In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith, or for any failure of the relevant party to timely provide investment instruction to the Collateral Agent in connection with the investment of funds in or from any account set forth herein. In the absence of an instruction from the Borrower, Servicer or Administrative Agent, as applicable pursuant to the terms of this Agreement, all funds in any account held under this Agreement shall be held uninvested.
(m) In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, "Applicable Banking Laws"), the Collateral Agent may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Banking Laws.
(n) The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any of the Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any of the Collateral or responsibility for (i) ascertaining or taking action with respect to calls, maturities, tenders or other matters relative to any of the Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any of the Collateral.
(o) Without limitation to the provisions set forth herein, the Collateral Custodian and Account Bank shall have the same rights, protections, benefits, immunities and indemnities afforded to the Collateral Agent pursuant to this Article X; provided that, such rights, protections and benefits shall be in addition to any rights, protections and benefits afforded the Collateral Custodian and Account Bank (as the case may be) under this Agreement or any other Transaction Documents.
(p) Subject to the provisions of this Section 10.06, delivery of reports, documents and other information to the Collateral Agent is for informational purposes only and the Collateral Agent's receipt of the foregoing shall not constitute actual or constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein or any other related document.
(q) Securities Transaction Notification. In the event the Collateral Agent receives instructions to effect a securities transaction as contemplated in 12 CFR 12.1, the Borrower acknowledges that upon its written request and at no additional cost, it has the right to receive notification from the Collateral Agent after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The Borrower agrees that absent such specific request, such notifications shall not be provided by the Collateral Agent hereunder, and in lieu of such notifications, the Collateral Agent shall make available the reports and account statements in the manner required by this Agreement.
Section 10.07 Collateral Agent Resignation. The Collateral Agent may resign at any time by giving not less than ninety (90) days' written notice thereof to the Administrative Agent and the Borrower and with the consents of the Administrative Agent and the Borrower, which consents shall not be unreasonably withheld. Upon receiving such notice of resignation, the Administrative Agent shall (acting at the direction of the Required Lenders, each in its sole discretion, and with the consent of the Borrower unless an Event of Default has occurred and is continuing) promptly appoint a successor collateral agent or collateral agents by written instrument, in duplicate, executed by the Administrative Agent, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower, Servicer and Collateral Custodian. If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within forty-five (45) days after the giving of such notice of resignation or of a Collateral Agent Termination Notice, the resigning or removed Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed. For the avoidance of doubt, any Collateral Agent Fees and Collateral Agent Expenses shall be payable to the Collateral Agent so resigning until such time as a successor Collateral Agent shall have been appointed.
ARTICLE XI

COLLATERAL CUSTODIAN
Section 11.01 Designation of Collateral Custodian.
(a) Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 11.01. The Administrative Agent hereby designates and appoints the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.
(b) Successor Collateral Custodian. Upon the Collateral Custodian's receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 11.05, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.
Section 11.02 Duties of Collateral Custodian.
(a) Appointment. The Administrative Agent hereby appoints The Bank of New York Mellon Trust Company, National Association to act as Collateral Custodian, for the benefit of the Secured Parties. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.
(b) Duties. From the Closing Date until its removal pursuant to Section 11.05, the Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:
(i) The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to Section 3.02(a) and Section 3.04(b) hereof in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. Within five (5) Business Days of its receipt of any Required Loan Documents, the related Loan Asset Schedule and a hard copy of the Loan Asset Checklist, the Collateral Custodian shall review the Required Loan Documents to confirm that (A) such Required Loan Documents have been executed (either an original or a copy, as indicated on the Loan Asset Checklist) and have no mutilated pages, (B) if listed on the Loan Asset Checklist, filed stamped copies of the UCC and other filings (required by the Required Loan Documents) are included, (C) if listed on the Loan Asset Checklist, a copy of an Insurance Policy (or evidence thereof) with respect to any real or personal property constituting the Related Collateral is included, and (D) the related original balance (based on a comparison to the note or assignment agreement, as applicable), Loan Asset number and Obligor name, as applicable, with respect to such Loan Asset is referenced on the related Loan Asset Schedule (such items (A) through (D) collectively, the "Review Criteria"). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Required Loan Documents hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian a hard copy (which may be preceded by an electronic copy, as applicable) of the related Loan Asset Checklist which contains the Loan Asset information with respect to the Required Loan Documents being delivered, identification number and the name of the Obligor with respect to such Loan Asset. Notwithstanding anything herein to the contrary, the Collateral Custodian's obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Asset Checklist. If, at the conclusion of such review, the Collateral Custodian shall determine that (I) the original balance of the Loan Asset with respect to which it has received Required Loan Documents is less than as set forth on the Loan Asset Schedule, the Collateral Custodian shall notify the Administrative Agent and the Servicer of such discrepancy within one (1) Business Day, or (II) any Review Criteria is not satisfied, the Collateral Custodian shall within one (1) Business Day notify the Servicer of such determination and provide the Servicer with a list of the non-complying Loan Assets and the applicable Review Criteria that they fail to satisfy. The Servicer shall have five (5) Business Days after notice or knowledge thereof to correct any non-compliance with any Review Criteria. In addition, if requested in writing (in the form of Exhibit J) by the Servicer and approved by the Administrative Agent within ten (10) Business Days of the Collateral Custodian's delivery of such report, the Collateral Custodian shall return any Loan Asset which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Required Loan Documents. Notwithstanding anything to the contrary contained herein, the Collateral Custodian shall have no duty or obligation with respect to any Loan Asset Checklist delivered to it in electronic form.
(ii) In taking and retaining custody of the Required Loan Documents, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Required Loan Documents or the instruments therein; and provided further that the Collateral Custodian's duties shall be limited to those expressly contemplated herein.
(iii) All Required Loan Documents in physical form shall be kept in fire resistant vaults, rooms or cabinets at the address of the Collateral Custodian located at The Depository Trust Company, 570 Washington Blvd – 5th floor, Jersey City, NJ 07310 Attn: BNY Mellon/Branch Deposit Department, or at such other office as shall be specified to the Administrative Agent and the Servicer by the Collateral Custodian in a written notice delivered at least thirty (30) days prior to such change. All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Collateral Custodian other than those, if any, relating to the Transferor and its Affiliates and subsidiaries.

(iv) On the Reporting Date of each month, the Collateral Custodian shall provide a written report to the Administrative Agent and the Servicer (in a form mutually agreeable to the Administrative Agent and the Collateral Custodian) identifying each Loan Asset for which it holds Required Loan Documents and the applicable Review Criteria that any Loan Asset fails to satisfy.
(v) Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Custodian shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.
(c) (i) The Collateral Custodian agrees to cooperate with the Administrative Agent and the Collateral Agent and deliver any Required Loan Documents to the Collateral Agent or Administrative Agent (pursuant to a written request in the form of Exhibit J), as applicable, as requested in order to take any action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including any rights arising with respect to Article VII. In the event the Collateral Custodian receives instructions from the Collateral Agent, the Servicer or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.
(ii) The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.
(iii) The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian.
Section 11.03 Merger or Consolidation. Any Person (a) into which the Collateral Custodian may be merged or consolidated, (b) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (c) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.
Section 11.04 Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to the Collateral Custodian Fees from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter, payable pursuant to the extent of funds available therefor pursuant to the provisions of Section 2.04. The Collateral Custodian's entitlement to receive the Collateral Custodian Fees shall cease on the earlier to occur of: (a) its removal as Collateral Custodian pursuant to Section 11.05, (b) its resignation as Collateral Custodian pursuant to Section 11.07 of this Agreement or (c) the termination of this Agreement.
Section 11.05 Collateral Custodian Removal. The Collateral Custodian may be removed, with or without cause, by the Administrative Agent (acting at the direction of the Required Lenders, each in its sole discretion) by 30 days' notice given in writing to the Collateral Custodian (the "Collateral Custodian Termination Notice"); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed and has agreed to act as Collateral Custodian hereunder.
Section 11.06 Limitation on Liability.
(a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon the written (including electronic) instructions of any designated officer of the Administrative Agent.
(b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.
(d) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value of any of the Collateral. or as to whether any of the Collateral satisfies the Eligibility Criteria (in each case except as expressly set forth in this Agreement). The Collateral Custodian shall not be obligated to take any action hereunder (including any action at the direction of the Administrative Agent or the Servicer) that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.
(f) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.
(g) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral. The Collateral Custodian shall in no event have any liability for the actions or omissions of the Administrative Agent, the Servicer, or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Administrative Agent, the Servicer, or any other Person. The Collateral Custodian shall not be liable for failing to perform or delay in performing its specified duties hereunder which result from or is caused by a failure or delay on the part of the Administrative Agent, the Servicer, or any other Person in furnishing necessary, timely and accurate information to the Collateral Custodian.
(h) Subject in all cases to the last sentence of Section 11.02(c)(i), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence and continuation of an Event of Default or the Facility Maturity Date, request instructions from the Servicer and may, after the occurrence and continuation of an Event of Default or the Facility Maturity Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i) It is expressly acknowledged by the parties hereto that application and performance by the Collateral Custodian of its various duties hereunder (including, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).
(j) In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes, lockouts, embargo, government action (including any laws, ordinances, regulations), interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement.
Section 11.07 Collateral Custodian Resignation. The Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than ninety (90) days after delivery to the Administrative Agent of written notice of such resignation specifying a date when such resignation shall take effect. Upon the effective date of such resignation, or if the Administrative Agent gives Collateral Custodian written notice of an earlier termination hereof, Collateral Custodian shall (i) be reimbursed for any costs and expenses Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Required Loan Documents in the possession of Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to Collateral Custodian in writing upon the receipt of a request in the form of Exhibit J. Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed by the Administrative Agent (acting at the direction of the Required Lenders, each in its sole discretion). If no successor collateral custodian shall have been appointed and an instrument of acceptance by a successor Collateral Custodian shall not have been delivered to the Collateral Custodian within forty-five (45) days after the giving of such notice of resignation or of a Collateral Custodian Termination Notice, the resigning or removed Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed. For the avoidance of doubt, any Collateral Custodian Fees and Collateral Custodian Expenses shall be payable to the Collateral Custodian so resigning until such time as a successor Collateral Custodian shall have been appointed.
Section 11.08 Release of Documents.
(a) Release for Servicer. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit J, to release to the Servicer within two (2) Business Days of receipt of such request, the related Required Loan Documents or the documents set forth in such request and receipt to the Servicer. All documents so released to the Servicer shall be held by the Servicer in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement. The Servicer shall return to the Collateral Custodian the Required Loan Documents or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Servicer's need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan Asset shall be liquidated, in which case, the Servicer shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Servicer to the Collateral Agent, all in the form annexed hereto as Exhibit J.
(b) Limitation on Release. The foregoing provision with respect to the release to the Servicer of the Required Loan Documents and documents by the Collateral Custodian upon request by the Servicer shall be operative only to the extent that the Administrative Agent has consented to such release. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Servicer shall provide notice of the same to the Administrative Agent. Any additional Required Loan Documents or documents requested to be released by the Servicer may be released only upon written authorization of the Administrative Agent. The limitations of this paragraph shall not apply to the release of Required Loan Documents to the Servicer pursuant to the immediately succeeding subsection.
(c) Release for Payment. Upon receipt by the Collateral Custodian of the Servicer's request for release of documents and receipt in the form annexed hereto as Exhibit J (which certification shall include a statement to the effect that all amounts received) in connection with such payment or repurchase have been credited to the Collection Account, the Collateral Custodian shall promptly release the related Required Loan Documents to the Servicer.
Section 11.09 Return of Required Loan Documents. The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Collateral Custodian return each Required Loan Document (a) delivered to the

Collateral Custodian in error or (b) released from the Lien of the Collateral Agent hereunder pursuant to Section 2.14, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of Exhibit J hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five (5) Business Days, return the Required Loan Documents so requested to the Borrower.
Section 11.10 Access to Certain Documentation and Information Regarding the Collateral. The Collateral Custodian shall provide to the Administrative Agent and each Lender access to the Required Loan Documents and all other documentation regarding the Collateral including in such cases where the Administrative Agent and each Lender is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (a) upon two (2) Business Days prior written request, (b) during normal business hours and (c) subject to the Servicer's and the Collateral Custodian's normal security and confidentiality procedures. Without limiting the foregoing provisions of this Section 11.10, from time to time on request of the Administrative Agent, the Collateral Custodian shall permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct, at the expense of the Borrower, a review of the Required Loan Documents and all other documentation regarding the Collateral; provided that, except during the existence of an Event of Default, such review shall be conducted no more than once in any calendar year and be consolidated with any visit, inspection or audit under, and subject to the reimbursement limitation provisions set forth under, Section 5.01(u) and Section 6.11.
Section 11.11 Bailment. The Collateral Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and bailee of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent's security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.
Section 11.12 Reallocation of Advances. Any reallocation of Advances among Lenders pursuant to an Assignment and Acceptance executed by such Lender and its assignee(s) and delivered pursuant to Section 12.04 or pursuant to a Joinder Supplement executed and delivered pursuant to Section 12.04 in each case shall be wired by the applicable purchasing Lender(s) to the Collateral Custodian pursuant to the wiring instructions provided by the Collateral Custodian, and the Collateral Custodian shall subsequently wire the funds related to such Advances (pro rata in accordance with each such Lender's Commitment) to the applicable selling Lender(s) pursuant to the wiring instructions provided by each such selling Lender; provided that the Collateral Custodian shall not fund such wire until it has received an executed Assignment and Acceptance or Joinder Supplement, as applicable.
ARTICLE XII

MISCELLANEOUS
Section 12.01 Amendments and Waivers.
(a) (i) No amendment or modification of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Servicer, the Required Lenders (or the Administrative Agent on their behalf), the Administrative Agent and, solely if such amendment or modification would adversely affect the rights and obligations of the Collateral Agent, the Account Bank or the Collateral Custodian, the written agreement of the Collateral Agent, the Account Bank or the Collateral Custodian, as applicable; and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written consent of the Administrative Agent and the Required Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(b) Notwithstanding the provisions of Section 12.01(a), (A) the written consent of all of the Lenders shall be required for any amendment, modification or waiver (i) reducing any Advances Outstanding or the Yield thereon, (ii) postponing any date for any payment of any Advance or the Yield thereon, (iii) modifying the provisions of this Section 12.01 or (iv) extending the Stated Maturity or clause (a) of the definition of "Commitment Termination Date," (v) modifying the definition of "Required Lenders" or modifying any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, (vi) modifying or waiving the provisions of Section 2.04, (vii) releasing or subordinating the Liens on any collateral, except as expressly permitted under the Transaction Documents, (viii) [reserved], (ix) waiving or otherwise modifying any condition set forth in Section 3.02, or (x) modifying the definition of "Advance Rate", "Borrowing Base", "Borrowing Base Deficiency", "Concentration Limitations", "Diversity Test", "Specified Loan Asset", "Weighted Average Life Test", "Weighted Average Spread Test", "Unused Fee", "Unused Fee Rate" (including, in each case, any material component definition(s) thereof), and (B) the written consent of each Lender directly and adversely affected thereby shall be required for any amendment, modification or waiver (i) extending or increasing the Commitment of any Lender (or reinstating any Commitment terminated pursuant to the terms hereof (including any extension of the "Commitment Termination Date" (including, in each case, any component definitions thereof) (and for the avoidance of doubt, such extended or increased Lender shall be deemed to be adversely affected, provided that, increasing the Commitment of any Lender on a non-pro rata basis will not be deemed to adversely affect any other Lender)), (ii) modifying any other provision of this Agreement that would adversely affect the rights of any Lender in a manner disproportionate (in relation to such to such Lender's Pro Rata Share, including any payments (and their priority) to the Lenders provided for therein) to the effect of such amendment, modification or waiver on any other Lender, (iii) reducing any fee, premium, expense or other amount payable to such Lender under any Transaction Document (or postponing any date for payment thereof), or (iv) resulting in the incurrence by the Borrower of (or otherwise permitting the incurrence of) any senior or pari passu indebtedness (other than the indebtedness represented by this Agreement).
(c) Notwithstanding anything to the contrary set forth herein, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Transaction Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
(d) Benchmark Replacement.
(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if (A) a Benchmark Transition Event and (B) a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such

Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document.
(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Transaction Document.
(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify all the parties hereto of (i) any occurrence of (A) a Benchmark Transition Event and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes.
Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 12.01(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the Administrative Agent's sole discretion and without consent from any other party to this Agreement or any other Transaction Document.
Section 12.02 Notices, Etc. Except as otherwise provided herein, all notices and other communications hereunder to any party shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges paid, by electronic mail ("email") or by hand delivery, to such party's address set forth below:

BORROWER:
Twin Brook Capital Funding XXXIII MSPV, LLC
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, New York 10167
Attention: Jeffrey Frank, Drew Guyette, Nicholas Flemming and Karen Saunoris
Email: jfrank@angelogordon.com / dguyette@twincp.com / nflemming@twincp.com / ksaunoris@twincp.com

SERVICER:
AGTB Fund Manager, LLC
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, New York 10167
Attention: Jeffrey Frank, Drew Guyette, Nicholas Flemming and Karen Saunoris
Email: jfrank@angelogordon.com / dguyette@twincp.com / nflemming@twincp.com / ksaunoris@twincp.com

TRANSFEROR:
Twin Brook Capital Funding XXXIII, LLC
c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, New York 10167
Attention: Jeffrey Frank, Drew Guyette, Nicholas Flemming and Karen Saunoris
Email: jfrank@angelogordon.com / dguyette@twincp.com / nflemming@twincp.com / ksaunoris@twincp.com

ADMINISTRATIVE AGENT:
Morgan Stanley Asset Funding, Inc.
1585 Broadway, 24th Floor
New York, New York 10036
Attention: FID Secured Lending Group
Email: (for borrowing requests)
mmborrowingrequests@morganstanley.com
Email: (for all other purposes)
mmloanapprovals@morganstanley.com

With a copy to:
Morgan Stanley Bank, N.A.
1300 Thames Street Wharf
Baltimore, MD 21231
Attention: CLO Team
Email: (for borrowing requests)
mmborrowingrequests@morganstanley.com
Email: (for all other purposes)
mmloanapprovals@morganstanley.com

together with a copy of all Notices posted to the Borrower data room established and maintained by the Administrative Agent

COLLATERAL AGENT:
The Bank of New York Mellon Trust Company, National Association
601 Travis Street, 16th Floor
Houston, Texas 77002
Attention: Global Corporate Trust – Twin Brook XXXIII MSPV
Email: TWIN_BROOK_CF_XXXIII_MSPV@bnymnotices.com
Phone: (713) 483-6000

ACCOUNT BANK:

The Bank of New York Mellon Trust Company, National Association
601 Travis Street, 16th Floor
Houston, Texas 77002
Attention: Global Corporate Trust – Twin Brook XXXIII MSPV
Email: TWIN_BROOK_CF_XXXIII_MSPV@bnymnotices.com Phone: (713) 483-6000

LENDERS:
Morgan Stanley Bank, N.A.
201 South Main Street
Salt Lake City, Utah 84111-2215
Email: (for borrowing requests)
mmborrowingrequests@morganstanley.com
(for all other purposes)
mmloanapprovals@morganstanley.com

With copies to:

Morgan Stanley Bank, N.A.
1585 Broadway, 24th Floor
New York, New York 10036
Attention: FID Secured Lending Group
Email: (for borrowing requests)
mmborrowingrequests@morganstanley.com
(for all other purposes)
mmloanapprovals@morganstanley.com

Morgan Stanley Bank, N.A.
1300 Thames Street, Thames Street Wharf
Baltimore, Maryland 21231
Email: (for borrowing requests)
mmborrowingrequests@morganstanley.com
(for all other purposes)
mmloanapprovals@morganstanley.com
MUFG Bank, Ltd.
1251 Avenue of the Americas
New York, New York 10020
Attention: Myles Bae
Email: Myles.Bae@mufgsecurities.com

or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 12.02. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by email, when received. The Bank, in each of its capacities, shall have the right to accept and act upon instructions, including funds transfer instructions ("Instructions") given pursuant to this Agreement or any other Transaction Document and delivered using Electronic Means; provided, however, that the Borrower,

Servicer, Administrative Agent and Lender, as applicable, shall provide to the Bank an incumbency certificate listing officers with authority to provide such Instructions ("Authorized Officers") and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Borrower, Servicer, Administrative Agent and Lender as applicable, whenever a person is to be added or deleted from the listing. If the Borrower, Servicer, Administrative Agent or Lender, as applicable, elects to give the Bank Instructions using Electronic Means and the Bank in its discretion elects to act upon such Instructions, the Bank's understanding of such Instructions shall be deemed controlling. The Borrower, Servicer, Administrative Agent and Lender each understands and agrees that the Bank cannot determine the identity of the actual sender of such Instructions and that the Bank shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Bank have been sent by such Authorized Officer. The Borrower, Servicer, Administrative Agent and Lender shall each be responsible for ensuring that only Authorized Officers transmit such Instructions to the Bank and that the Borrower, Servicer, Administrative Agent and Lender and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Borrower, Servicer, Administrative Agent or Lender as applicable. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank's reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Borrower, Servicer, Administrative Agent and Lender each agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Bank, including without limitation the risk of the Bank acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Bank and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Borrower, Servicer, Administrative Agent and Lender as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Bank immediately upon learning of any compromise or unauthorized use of the security procedures. "Electronic Means" shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Bank, or another method or system specified by the Bank as available for use in connection with its services hereunder.
Section 12.03 No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 12.04 Binding Effect; Assignability; Multiple Lenders.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, each Lender, the Collateral Agent, the Account Bank, the Collateral Custodian and their respective successors and permitted assigns. With the prior written consent of the Administrative Agent (unless such assignment is to an Affiliate of a Lender or is otherwise required by Applicable Law), each Lender and their respective successors and assigns may assign, grant a security interest or sell a participation interest in, (i) this Agreement and such Lender's rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance or the I/O Loan (or portion thereof) to any Person; provided that, so long as no Event of Default has occurred, the Borrower has provided its written consent (such consent not to be unreasonably withheld, conditioned or delayed) to such assignment to any Person that is not a Lender or an Affiliate of a

Lender (but, for the avoidance of doubt, no such consent of the Borrower shall be required for (w) any grant of a security interest or sale of a participation interest to any Person, (x) an assignment of the I/O Loan (or portion thereof) to any Person that is not a Disqualified Institution, (y) an assignment to a Lender or an Affiliate of a Lender or (z) an assignment that is required by Applicable Law (provided that notice of any such assignment shall be provided to the Borrower)). Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a fully-executed assignment and acceptance agreement in the form of Exhibit K hereto (an "Assignment and Acceptance"). The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to the related Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the applicable Lender. None of the Borrower, the Transferor or the Servicer may assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of each Lender and the Administrative Agent.
(b) Notwithstanding any other provision of this Section 12.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of principal and interest with respect to the Advances and/or the I/O Notional Loan Amount and interest with respect to the I/O Loan, as applicable) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.
(c) Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.
(d) Upon the effectiveness of any assignment by any Lender of all or any of its rights and obligations under the Transaction Documents, any Advance and/or the I/O Loan pursuant to Section 12.04(a) and the delivery to the Administrative Agent of all assignment documentation and the Assignment and Acceptance, the Administrative Agent shall revise Annex A to reflect such assignment.
(e) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant's interest in the Advances or other obligations under the Transaction Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
Section 12.05 Term of This Agreement. This Agreement, including, the Borrower's representations and covenants set forth in Articles IV and V and the Servicer's representations, covenants and duties set forth in Articles IV, V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Article VIII, IX and Article XII and the provisions of Section 2.10, Section 2.11, Section 12.07 and Section 12.09 shall be continuing and shall survive any termination of this Agreement.
Section 12.06 GOVERNING LAW; JURY WAIVER.
(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(b) BY EXECUTION AND DELIVERY OF EACH TRANSACTION DOCUMENT TO WHICH IT IS A PARTY, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 12.06. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d) EACH OF THE PARTIES HERETO (OTHER THAN THE BANK) WAIVES PERSONAL SERVICE OF PROCESS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(e) JURY WAIVER. EACH OF THE PARTIES HERETO HEREBY (i) WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (1) THIS AGREEMENT; (2) ANY OTHER TRANSACTION DOCUMENT;

OR (3) ANY CONDUCT, ACTS OR OMISSIONS UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OF BORROWER, THE ADMINISTRATIVE AGENT, A LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ADMINISTRATIVE AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, AND (ii) AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.
Section 12.07 Costs, Expenses and Taxes.
(a) In addition to the rights of indemnification granted to the Indemnified Parties under Section 8.01 and Section 8.02 hereof, the Borrower agrees to pay on the Payment Date pertaining to the Remittance Period in which such cost is incurred all reasonable and documented out of pocket costs and expenses of the Administrative Agent, the Collateral Agent, the Account Bank and the Collateral Custodian incurred in connection with (x) the preparation, execution, delivery, administration (including periodic auditing subject to the limitations in Section 6.11), syndication, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, limited, in the case of expenses of counsel, to the reasonable and documented fees and expenses of one outside counsel for the Administrative Agent and the Lenders, and one outside counsel for the Collateral Agent, the Account Bank and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and (y) the enforcement or potential enforcement of this Agreement or any Transaction Document by the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank and the Collateral Custodian and the other documents to be delivered hereunder or in connection herewith.
(b) Nothing contained in this Section 12.07 shall relate to the payment of Taxes under the Transaction Documents.
12.08 Further Assurances. The Borrower shall promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, financing statements, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) to the fullest extent permitted by applicable law, subject any of the Borrower's properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the security documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the security documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Transaction Document or under any other instrument executed in connection with any Transaction Document to which the Borrower is or is to be a party.
Section 12.09 Recourse Against Certain Parties.
(a) Notwithstanding any contrary provision set forth herein, no claim may be made by any party hereto against any other party hereto or their respective Affiliates, directors, officers,

employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected; provided that this sentence shall in no way limit or vitiate the indemnity obligations of the Borrower or the Servicer hereunder with respect to a claim for special, indirect, consequential or punitive damages against any Indemnified Party which is brought by a Person not a party hereto (or such Person's Affiliates, directors, officers, employees, attorneys or agents).
(b) No obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Administrative Agent, the Lenders or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.
(c) The provisions of this Section 12.09 shall survive the termination of this Agreement.
Section 12.10 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by email in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior and contemporaneous expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior and contemporaneous oral or written understandings other than any fee letter delivered by the Servicer to the Administrative Agent and the Lenders. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. Moreover, the parties to this Agreement waive reliance on any representation made by any other party, whether orally or in writing, prior to the execution of this Agreement.
Section 12.11 Characterization of Conveyances Pursuant to the Purchase and Sale Agreement.
(a) It is the express intent of the parties hereto that the conveyance of the Eligible Loan Assets by the Transferor to the Borrower as contemplated by the Purchase and Sale Agreement be, and be treated for all purposes as, a sale by the Transferor of such Eligible Loan Assets. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Eligible Loan Assets by the Transferor to the Borrower to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Eligible Loan Assets are held to continue to be property of the Transferor, then the parties hereto agree that: (i) the Purchase and Sale Agreement shall also be deemed to be a security agreement under Applicable Law; (ii) as set forth in the Purchase and Sale Agreement, the transfer of the Eligible Loan Assets provided for in the Purchase and Sale Agreement shall be deemed to be a grant by the Transferor to the Borrower of a first priority security interest (subject only to Permitted Liens) in all of the Transferor's right, title and interest in and to the Eligible Loan Assets and all amounts payable to the holders of the Eligible Loan Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, all amounts from time to time held or invested in the Controlled Accounts, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Borrower (or the Collateral Custodian on its behalf) of Loan Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv) below, for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Borrower for the purpose of perfecting such security interest under Applicable Law. The parties further agree that any assignment of the interest of the Borrower pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Purchase and Sale Agreement. The Borrower shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if the Purchase and Sale Agreement was deemed to create a security interest in the Eligible Loan Assets, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement.
(b) It is the intention of each of the parties hereto that the Eligible Loan Assets conveyed by the Transferor to the Borrower pursuant to the Purchase and Sale Agreement shall constitute assets owned by the Borrower and shall not be part of the Transferor's estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy or similar law.
(c) The Borrower agrees to treat, and shall cause the Transferor to treat, for all purposes, the transactions effected by the Purchase and Sale Agreement as sales of assets to the Borrower. The Borrower and the Servicer each hereby agree to cause the Transferor to reflect in the Transferor's financial records and to include a note in the annual and quarterly financial statements of the Parent indicating that assets sold to the Borrower under the Purchase and Sale Agreement are owned by the Borrower that is consolidated in the Transferor's financial statements, the creditors of the Borrower have received security interests in such assets and such assets are not intended to be available to the creditors of the Transferor (or any other affiliate of the Transferor).
Section 12.12 Confidentiality.
(a) Each of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Borrower, the Account Bank, the Transferor and the Collateral Custodian shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement (and the terms thereof) and all information with respect to the other parties, including all information regarding the Loan Assets, the Obligors and the Borrower and the Servicer hereto and their Affiliates' respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that (x) the Borrower and its Affiliates may disclose such information (including a summary of the key economic terms of this Agreement) to potential and existing investors of the Parent and (y) each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys or other agents, including (1) any advisor engaged by such party in connection with portfolio management, monitoring and reporting solutions with respect to the transactions and Loan Assets contemplated herein and the agents of such Persons (other than any advisor that would constitute a Disqualified Institution) and (2) any valuation firm engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loan Assets contemplated herein and the agents of such Persons ("Excepted Persons"); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent, the Borrower, the Account Bank, the Transferor and the Collateral Custodian (A) to maintain the confidentiality of this Agreement (and the terms thereof) and all information with respect to the other parties, including all information regarding the Loan Assets and the

Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, and (B) that such information shall be used solely in connection with such Excepted Person's evaluation of, or relationship with, the Borrower and its affiliates; provided, further, that upon such Excepted Person's agreement to the foregoing sub-clauses (A) and (B), the Borrower and the Servicer shall be deemed to have consented to the disclosure of such information to such Excepted Person, (ii) disclose the existence of this Agreement, but not the terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.12(a) include, all fees and other pricing terms, and all Events of Default, Servicer Defaults, and priority of payment provisions.
(b) Anything herein to the contrary notwithstanding, the Borrower and the Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent or the Collateral Custodian by each other, or (ii) by the Administrative Agent, the Lenders, the Account Bank, the Collateral Agent and the Collateral Custodian to any prospective or actual assignee or participant of any of them provided such Person agrees to hold such information confidential, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Lenders, the Administrative Agent, the Collateral Agent, the Account Bank and the Collateral Custodian may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known (after such information becomes publicly known); (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) as requested by any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Lenders', the Administrative Agent's, the Collateral Agent's, the Account Bank's or the Collateral Custodian's business or that of their affiliates; provided that (other than in the case of routine disclosures) the disclosing party will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law and only if reasonably practicable), if a Responsible Officer of the disclosing party has actual knowledge thereof, notify the Servicer of its intention to make any such disclosure prior to making any such disclosure, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, the Collateral Agent, the Collateral Custodian or the Account Bank or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party; provided that (other than in the case of routine disclosures) the disclosing party will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law and only if reasonably practicable) notify the Servicer of its intention to make any such disclosure prior to making any such disclosure, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, the Servicer or the Transferor, (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Administrative Agent or the Lenders, provided, that the disclosing party advises such recipient of the confidential nature of the information being disclosed or such recipient is otherwise subject to an obligation of confidentiality, or (F) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent or the Collateral Custodian having a need to know the same, provided that the disclosing party advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower, Servicer or the Transferor.
Section 12.13 Waiver of Set Off. Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Lenders or their respective assets.
Section 12.14 Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
Section 12.15 Ratable Payments. If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances or the I/O Loan, as applicable, owing to it (other than pursuant to Breakage Fees, Section 2.10 or Section 2.11) in excess of its ratable share of payments on account of the Advances or the I/O Loan, as applicable, obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances or the I/O Loan, as applicable, owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.
Section 12.16 Failure of Borrower or Servicer to Perform Certain Obligations. If the Borrower or the Servicer, as applicable, fails to perform any of its agreements or obligations under Section 5.01(u), Section 5.02(p) or Section 5.03(e), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower upon the Administrative Agent's demand therefor.
Section 12.17 Power of Attorney. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (a) to file financing statements necessary or desirable in the Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral and (b) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.
Section 12.18 Delivery of Termination Statements, Releases, etc. Upon payment in full of all of the Obligations (other than unmatured contingent indemnification obligations) and the termination of this Agreement, the Collateral Agent shall deliver to the Borrower termination statements, reconveyances, releases and other documents the Borrower deems reasonably necessary or appropriate to evidence the termination of the Grant and other Liens securing the Obligations, all at the expense of the Borrower.

Section 12.19 Non-Petition.
(a) Each of the parties hereto (other than the Administrative Agent and the Lenders) hereby agrees for the benefit of the Borrower, the Administrative Agent and the Lenders that it will not institute against, or join any other Person in instituting against, the Borrower any Bankruptcy Proceeding so long as there shall not have elapsed one (1) year, or if longer, the applicable preference period then in effect, and one (1) day since the Collection Date. The Borrower shall file a timely objection to, and promptly and timely move to dismiss and diligently prosecute such objection and/or motion to dismiss, any Bankruptcy Proceeding commenced by any Person in violation of this Section 12.19(a). The Borrower hereby expressly consents to, and agrees not to raise any objection in respect of, each of the Administrative Agent and the Lenders having creditor derivative standing in any Bankruptcy Proceeding to enforce each and every covenant contained in this Section 12.19(a).
(b) Each of the Borrower, the Servicer and the Transferor further agrees that (i) a breach of any of their respective covenants contained in Section 12.19(a) will cause irreparable injury to the Administrative Agent and the Lenders, (ii) the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach, and (iii) each and every covenant contained in Section 12.19(a) shall be specifically enforceable against the Borrower, the Servicer and the Transferor, and each of the Borrower, the Servicer and the Transferor hereby waives and agrees not to object, or assert any defenses to an action for specific performance, or injunction in respect of any breach of such covenants.
(c) The Borrower hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the covenants provided for in this Section 12.19, including without limitation the following powers: (i) to object to and seek to dismiss any Bankruptcy Proceeding relating to a Bankruptcy Event described in clause (i) of the definition thereof, and (ii) all powers and rights incidental thereto. This appointment is coupled with an interest and is irrevocable.
(d) The provisions of this Section 12.19 shall survive the termination of this Agreement.
Section 12.20 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and.
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BORROWER:
TWIN BROOK CAPITAL FUNDING XXXIII MSPV, LLC

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]
[Signature Page to Loan and Servicing Agreement]

SERVICER:
AGTB FUND MANAGER, LLC
By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]
[Signature Page to Loan and Servicing Agreement]

TRANSFEROR:
TWIN BROOK CAPITAL FUNDING XXXIII, LLC
By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]
[Signature Page to Loan and Servicing Agreement]

ADMINISTRATIVE AGENT:
MORGAN STANLEY ASSET FUNDING, INC.
By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]
[Signature Page to Loan and Servicing Agreement]

LENDER:
MORGAN STANLEY BANK, N.A.
By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

LENDER:
MUFG BANK, LTD.
By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]
[Signature Page to Loan and Servicing Agreement]

COLLATERAL AGENT:
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]
[Signature Page to Loan and Servicing Agreement]

ACCOUNT BANK:
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]
[Signature Page to Loan and Servicing Agreement]

COLLATERAL CUSTODIAN:
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
By:
Name:
Title:
[Signature Page to Loan and Servicing Agreement]

SCHEDULE I
CONDITIONS PRECEDENT DOCUMENTS

Sch. I-1

SCHEDULE II
ELIGIBILITY CRITERIA

Sch. II-1

SCHEDULE III
AGREED-UPON PROCEDURES FOR
INDEPENDENT PUBLIC ACCOUNTANTS

Sch. III-1

5.SCHEDULE IV
LOAN ASSET SCHEDULE

Sch. IV-1

SCHEDULE V
DIVERSITY SCORE CALCULATION

Sch. V-1

SCHEDULE VI
INDUSTRY CLASSIFICATION

Sch. VI-1

ANNEX A

Lender	Commitment	I/O Notional Loan Amount
Morgan Stanley Bank, N.A.
MUFG Bank, Ltd.
Total

Annex A-1

EXHIBITS
To be attached